Exhibit 10.13

[*]: THE IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE AGREEMENT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Dated 19 May 2023

RIVIERA NEW BUILD, LLC

as Borrower

and

NCL CORPORATION LTD.

as Guarantor

and

OCEANIA CRUISES S. DE R.L.

as Charterer
and Shareholder

and

Norwegian Cruise Line Holdings Ltd.

as the Holding

and

THE Banks and FINANCIAL INSTITUTIONS listed IN Schedule 1

as Lenders

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
SOCIÉTÉ GÉNÉRALE

as Mandated Lead Arrangers

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Agent
and SACE Agent

AMENDMENT AND RESTATEMENT AGREEMENT

relating to a facility agreement originally dated 18 July 2008 (as amended from time to time, including as amended by a supplemental agreement dated 25 October 2010, a side letter dated 29 March 2012, as amended and restated by an amendment and restatement agreement dated 31 October 2014, as further amended by a framework agreement dated 31 January 2018, as amended by a supplemental agreement dated 4 June 2020, as further amended and restated by an amendment and restatement agreement dated 17 February 2021, as further amended by a supplemental agreement dated 23 December 2021 and as further amended by a supplemental agreement dated 16 December 2022)
in respect of the part financing of the passenger cruise ship m.v. "RIVIERA"

Index

ClausePage

1Definitions and Interpretation2

2Conditions Precedent3

3Representations4

4Amendment and Restatement of Facility Agreement and other Finance Documents4

5Further Assurance6

6Costs, Expenses and Fees6

7Notices6

8Counterparts6

9Signing Electronically6

10Governing Law6

11Enforcement7

Schedules

Schedule 1 The Lenders8

Schedule 2 Conditions Precedent9

Schedule 3 Form of Effective Date Certificate11

Execution

Execution Pages12

Appendices

Form of Amended and Restated Facility Agreement (marked to indicate amendments)

Form of Amended and Restated Guarantee (marked to indicate amendments)

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THIS AGREEMENT is made on 19 May 2023

Parties

(1)

RIVIERA NEW BUILD, LLC, a limited liability company formed in the Marshall Islands whose registered address is at c/o The Trust Company of the Marshall Islands Inc., Trust Company Complex, Ajeltake Island, Majuro MH 96960, Republic of the Marshall Islands as borrower (the "Borrower")

(2)	NCL CORPORATION LTD., an exempted company incorporated under the laws of Bermuda with its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda (the "Guarantor")
(3)	NORWEGIAN CRUISE LINE HOLDINGS LTD., a company incorporated under the laws of Bermuda with its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda (the "Holding")
(4)

OCEANIA CRUISES S. DE R.L., a Panamanian limited liability company ("sociedad de responsabilidad limitada") domiciled in Panama whose resident agent is at Arifa Building, West Boulevard, Santa Maria Business District, Panama, Republic of Panama and registered at the Mercantile Section of the Panama Public Registry at Microjacket No. 423671, Document 396130 since 3 October 2002 (the "Charterer" and "Shareholder")

(5)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders) as lenders (the "Lenders")
(6)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French société anonyme having its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France registered under number Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre, France and SOCIÉTÉ GÉNÉRALE a French société anonyme having its registered office located at 29 Boulevard Haussmann, 75009 Paris under number Siren 552 120 222 at the Registre du Commerce et des Sociétés of Paris, France as mandated lead arrangers (the "Mandated Lead Arrangers")

(7)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French société anonyme having its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France registered under number Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre, France as agent and SACE agent (the "Agent" and the "SACE Agent")

Background

(A)

By the Original Facility Agreement, the Lenders agreed to make available to the Borrower a facility of originally the Dollar Equivalent of up to EUR 349,520,718 for the purpose of assisting the Borrower in financing (i) payment under the Shipbuilding Contract of all or part of 80% of the Final Contract Price up to the Eligible Amount and (ii) payment to SACE of the Dollar Equivalent of 100% of the second instalment of the SACE Premium payable on the original Drawdown Date.

(B)

Due to the unprecedented and extraordinary impacts of the Covid-19 pandemic on the cruise sector and cruise operators, the Original Facility Agreement was amended pursuant to an amendment agreement dated 4 June 2020 (the "2020 Amendment Agreement"), amended and restated pursuant to an amendment and restatement agreement dated 17 February 2021 (the "February 2021 Amendment and Restatement Agreement"), further amended pursuant to a supplemental agreement dated 23 December 2021 (the "December 2021 Amendment

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Agreement") and further amended pursuant to a supplemental agreement dated 16 December 2022 (the "December 2022 Amendment Agreement") pursuant to which, inter alia, the parties agreed to the temporary amendment of certain covenants under the Guarantee and addition of certain covenants under the Original Facility Agreement.

(C)	The Parties have agreed to amend and restate the Facility Agreement as set out in this Agreement for the purposes of, inter alia, documenting the transition from LIBOR to SOFR (as defined below).

Operative Provisions

1	Definitions and Interpretation
1.1	Definitions

In this Agreement:

"2023 Finance Documents" means this Agreement and the New Mortgage Addendum.

"Amended and Restated Facility Agreement" means the Facility Agreement as amended and restated by this Agreement in the form set out in Appendix 1.

"Amended and Restated Guarantee" means the Guarantee as amended and restated by this Agreement in the form set out in Appendix 2.

"Effective Date" means the date on which the Agent notifies the Borrower, the other Creditor Parties and SACE as to the satisfaction of the conditions precedent as provided in paragraph (a) of Clause 2.1 (Conditions Precedent).

"Facility Agreement" means the Original Facility Agreement, as amended by the 2020 Amendment Agreement, as amended and restated by the February 2021 Amendment and Restatement Agreement, as further amended by the December 2021 Amendment Agreement and as further amended by the December 2022 Amendment Agreement.

"New Mortgage Addendum" means the addendum to the Mortgage in the agreed form.

"Obligors" means the Borrower, the Guarantor, the Holding, the Charterer and the Shareholder.

"Original Facility Agreement" means the facility agreement dated 18 July 2008 (as amended pursuant to a supplemental agreement dated 25 October 2010, a side letter dated 29 March 2012, an amendment and restatement agreement dated 31 October 2014 and a framework agreement dated 31 January 2018) and made between, amongst others, (i) the Borrower, (ii) the Lenders, (iii) the Mandated Lead Arrangers and (iv) the Agent and the SACE Agent.

"Party" means a party to this Agreement.

"SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or for any other person which takes over the publication of that rate).

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1.2	Defined expressions

Defined expressions in the Facility Agreement and, with effect from the Effective Date, the Amended and Restated Facility Agreement, shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (construction of certain terms) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Agreed forms of new, and supplements to, Finance Documents

References in Clause 1.1 (Definitions) to any new or supplement to a Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower and the Agent); or
(b)	in any other form agreed in writing between the Borrower and the Agent acting with the authorisation of the Majority Lenders or, where applicable, all the Lenders.
1.5	Designation as a Finance Document

The Borrower and the Agent designate this Agreement as a Finance Document.

1.6	Third party rights
(a)

Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement other than SACE, who may enforce or to enjoy the benefit of and rely on the provisions of this Agreement and the Amended and Restated Facility Agreement subject to the provisions of the Third Parties Act.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party (other than SACE) is not required to rescind or vary this Agreement at any time.
(c)

For the avoidance of doubt and in accordance with clause 33.4 (Third party rights) of the Facility Agreement, nothing in this Clause 1.6 (Third party rights) shall limit or prejudice the exercise by SACE of its rights under this Agreement or the Finance Documents in the event that such rights are subrogated or assigned to it pursuant to the terms of the SACE Insurance Policy.

2	Conditions Precedent
2.1	The Effective Date cannot occur unless:
(a)

the Agent has received (or on the instructions of all the Lenders, waived receipt of) all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent;

(b)	save as disclosed in writing to the Agent and SACE prior to the date of this Agreement, the representations and warranties contained in Clause 3 (Representations) are true and correct

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on, and as of, each such time as if each was made with respect to the facts and circumstances existing at such time;

(c)

save as disclosed in writing to the Agent and SACE prior to the date of this Agreement, no Event of Default, event or circumstance specified in clause 18 (Events of Default) of the Facility Agreement which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default, event resulting in mandatory prepayment of the Loan pursuant to clause 16.3 (Mandatory prepayment) of the Facility Agreement or Deferral Prepayment Event shall have occurred and be continuing or would result from the amendment and restatement of the Facility Agreement pursuant to this Agreement; and

(d)	the Agent is satisfied that the Effective Date can occur and have not provided any instructions to the contrary informing the Parties that the Effective Date cannot occur.
2.2

Upon fulfilment or waiver of the conditions set out in Clause 2.1 above, the Agent shall provide the Borrower and the Creditor Parties and SACE with a copy of the executed certificate in the form set out in Schedule 3 (Form of Effective Date Certificate) confirming that the Effective Date has occurred and such certificate shall be binding on all Parties.

2.3

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent provides the certificate described in Clause 2.2 above, the Creditor Parties authorise (but do not require) the Agent to execute and provide such certificate. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such certificate.

3	Representations
3.1	Facility Agreement representations

On the date of this Agreement and on the Effective Date, each Obligor that is a party to the Facility Agreement makes each of the representations and warranties as set out in clause 12 (Representations and warranties) of the Facility Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and (where relevant) the Amended and Restated Facility Agreement, the Amended and Restated Guarantee and the New Mortgage Addendum, by reference to the circumstances then existing.

3.2	Finance Document representations

On the date of this Agreement and on the Effective Date, each Obligor (save for the Holding) makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and restated and/or supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, and, where appropriate, the Amended and Restated Guarantee and the New Mortgage Addendum, by reference to the circumstances then existing.

4	Amendment and Restatement of Facility Agreement and other Finance Documents
4.1	Specific amendments to the Facility Agreement

With effect on and from the Effective Date, the Facility Agreement shall be amended and restated in the form of the Amended and Restated Facility Agreement and, as so amended and

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restated, the Facility Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

4.2	Specific amendments to the Guarantee

With effect on and from the Effective Date, the Guarantee shall be amended and restated in the form of the Amended and Restated Guarantee and, as so amended and restated, the Guarantor confirms that:

(a)	its Guarantee extends to the obligations of the Borrower under the Finance Documents as amended, restated and/or supplemented by this Agreement;
(b)

the obligations of the relevant Obligors under the Finance Documents as amended, restated and/or supplemented by this Agreement are included in the Secured Liabilities (as defined in the Facility Agreement); and

(c)	the Guarantee shall continue to be binding on each of the parties to it and have full force and effect in accordance with its terms as so amended and restated.
4.3	Holding confirmation

On the Effective Date, the Holding confirms that, notwithstanding the amendments made to the Finance Documents pursuant to this Agreement, the undertakings given by the Holding under the Guarantee, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement shall remain in full force and effect in accordance with its original terms and the amendments to the Finance Documents as amended, restated and/or supplemented by this Agreement.

4.4	Security Confirmation

Without prejudice to the provisions of the New Mortgage Addendum, on the Effective Date, each Obligor confirms that:

(a)

any Security Interest created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended, restated and/or supplemented by this Agreement;

(b)

the obligations of the relevant Obligors under the Finance Documents as amended, restated and/or supplemented by this Agreement are included in the Secured Liabilities (as defined in the Finance Documents to which it is a party);

(c)	the Security Interests created under the Finance Documents continue in full force and effect on the terms of the respective Finance Documents; and
(d)	to the extent that this confirmation creates a new Security Interest, such Security Interest shall be on the terms of the Finance Documents in respect of which this confirmation is given.
4.5	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the Effective Date:

(a)	in the case of the Facility Agreement as amended and restated pursuant to Clause 4.1 (Specific amendments to the Facility Agreement);

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(b)	in the case of the Guarantee, as amended and restated pursuant to Clause 4.2 (Specific amendments to the Guarantee);
(c)	the Facility Agreement and the applicable provisions of this Agreement will be read and construed as one document;
(d)	the Guarantee and the applicable provisions of this Agreement will be read and construed as one document; and
(e)

except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other default under the Finance Documents.

5	Further Assurance

Clause 13.19 (further assurance) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

6	Costs, Expenses and Fees

Clause 11.6 (Transaction Costs) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7	Notices

Clause 32 (Notices) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

8	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9	Signing Electronically

The Parties acknowledge and agree that they may execute this Agreement and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the documents shall have the same effect as handwritten signatures and the use of an electronic signature on this Agreement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Agreement, and evidencing the Parties' intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

10	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

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11	Enforcement
11.1	Jurisdiction
(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.
11.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(i)

irrevocably appoints Hannaford Turner LLP, currently of 107 Cheapside, London UK, EC2V 6DN, UK as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Execution Pages

BORROWER

SIGNED by)/s/___Daniel S. Farkas___________

Its)

duly authorised)

for and on behalf of)

RIVIERA NEW BUILD, LLC )

GUARANTOR

SIGNED by) /s/___Daniel S. Farkas___________

duly authorised)

for and on behalf of)

NCL CORPORATION LTD. )

HOLDING

SIGNED by) /s/___Daniel S. Farkas___________

for and on behalf of)

NORWEGIAN CRUISE LINE)

HOLDINGS LTD.)

as its duly appointed attorney-in-fact)

in the presence of:)

CHARTERER

SIGNED by) /s/___Daniel S. Farkas___________

duly authorised)

for and on behalf of)

OCEANIA CRUISES S. DE R.L. )

SHAREHOLDER

SIGNED by) /s/___Daniel S. Farkas___________

duly authorised)

for and on behalf of)

OCEANIA CRUISES S. DE R.L. )

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LENDERS

SIGNED by ) /s/_______Anne-Laure Orange___________

duly authorised )

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE)

AND INVESTMENT BANK ) /s/_______Jérôme Leblond______________

SIGNED by ) /s/______Megan Parry_____________

duly authorised )

for and on behalf of)

DEKABANK DEUTSCHE GIROZENTRALE)

SIGNED by ) /s/______Isabelle Seneca_____________

duly authorised )

for and on behalf of)

SOCIÉTÉ GÉNÉRALE )

MANDATED LEAD ARRANGERS

SIGNED by ) /s/_______Anne-Laure Orange___________

duly authorised)

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE)

AND INVESTMENT BANK ) /s/_______Jérôme Leblond______________

SIGNED by ) /s/______Isabelle Seneca_____________

duly authorised )

for and on behalf of)

SOCIÉTÉ GÉNÉRALE )

AGENT

SIGNED by ) /s/_______Anne-Laure Orange___________

duly authorised )

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE AND)

INVESTMENT BANK ) /s/_______Jérôme Leblond______________

SACE AGENT

SIGNED by ) /s/_______Anne-Laure Orange___________

duly authorised )

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE AND)

INVESTMENT BANK ) /s/_______Jérôme Leblond______________

APPENDIX 1

Form of Amended and Restated Facility Agreement (marked to indicate amendments)

Amendments are indicated as follows:

1	additions are indicated by underlined text in blue; and
2	deletions are shown by strike-through text in red.

~~Dated ______ February 2021~~

Originally dated 18 July 2008

(as amended by a supplemental agreement dated 25 October 2010, as further amended by a side letter dated 29 March 2012, as further amended and restated by an amendment and restatement agreement dated 31 October 2014, as amended by a framework agreement dated 31 January 2018, as further amended by a supplemental agreement dated 4 June 2020 ~~and~~ , as further amended and restated by an amendment and restatement agreement dated ~~______ February 2021~~17 February 2021, as further amended by a supplemental agreement dated 23 December 2021, as further amended by a supplemental agreement dated 16 December 2022 and as further and amended and restated by an amendment and restatement agreement dated ____________________2023)

RIVIERA NEW BUILD, LLC

as Borrower

and

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1

as Lenders

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
SOCIÉTÉ GÉNÉRALE

as Mandated Lead Arrangers

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Agent and SACE Agent

with the support of

SACE S.p.A.

AMENDED AND RESTATED Facility AGREEMENT

relating to
the part financing of the passenger cruise ship m.v. "RIVIERA"

Index

ClausePage

1Interpretation~~3~~4

2Facility~~30~~35

3Conditions Precedent~~31~~36

4Drawdown~~37~~42

5Repayment~~40~~45

6Rate Switch46

~~6~~7Interest~~41~~47

~~7~~8Interest Periods~~45~~53

~~8~~9Claims or Defences may not be opposed to the Lenders~~45~~54

~~9~~10SACE Premium and Italian Authorities~~45~~54

~~10~~11Fees~~47~~56

~~11~~12Taxes, Increased Costs, Costs and Related Charges~~48~~57

~~12~~13Representations and Warranties~~52~~60

~~13~~14Undertakings~~57~~65

~~14~~15Security Value Maintenance~~74~~82

~~15~~16[Reserved]~~75~~84

~~16~~17Cancellation and Prepayment~~75~~84

~~17~~18Interest on Late Payments~~79~~87

~~18~~19Events of Default~~79~~88

~~19~~20Application of Sums Received~~85~~94

~~20~~21Indemnities~~85~~94

~~21~~22Illegality, etc.~~87~~96

~~22~~23Set-Off~~88~~97

~~23~~24Changes to the Lenders~~89~~97

~~24~~25Changes to the Obligors~~92~~101

~~25~~26Role of the Agent and the Mandated Lead Arrangers~~92~~101

~~26~~27Conduct of Business by the Creditor Parties~~98~~106

~~27~~28Sharing among the Creditor Parties~~98~~107

~~28~~29Payment Mechanics~~99~~108

~~29~~30Governing Law~~101~~110

~~30~~31Enforcement~~101~~110

~~31~~32Schedules~~102~~110

~~32~~33Notices~~102~~110

~~33~~34Supplemental~~103~~112

~~34~~35Confidentiality of Funding Rates and Reference Bank Quotations~~105~~113

Schedules

Schedule 1 Lenders and Commitments~~107~~116

Schedule 2 Form of Drawdown Notice~~108~~117

Schedule 3 Documents to be produced by the Builder to the Agent on Delivery~~109~~118

Schedule 4 Deferred Repayment Schedule~~110~~119

Execution

Execution Pages~~111~~120

THIS AGREEMENT is originally made on 18 July 2008 (as previously amended by a supplemental agreement dated 25 October 2010, a side letter dated 29 March 2012, as amended and restated by an amendment and restatement agreement dated 31 October 2014, as amended by a framework agreement dated 31 January 2018, as amended by a supplemental agreement dated 4 June 2020 ~~and~~ , as further amended and restated by an amendment and restatement agreement ~~dated ______ February 2021~~17 February 2021, as further amended by a supplemental agreement dated 23 December 2021, as further amended by a supplemental agreement dated 16 December 2022 and as further and amended and restated by an amendment and restatement agreement dated ____________________2023)

Parties

(1)

RIVIERA NEW BUILD, LLC, a limited liability company formed in the Marshall Islands whose registered office is at c/o The Trust Company of the Marshall Islands Inc., Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro MH 96960, Republic of the Marshall Islands (the "Borrower")

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 (Lenders and Commitments), as lenders (the "Lenders")
(3)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK and SOCIÉTÉ GÉNÉRALE as mandated lead arrangers (the "Mandated Lead Arrangers")
(4)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, acting through its office at 12 Place des États-Unis, CS 70052, 92547, Montrouge Cedex, France, as agent (the "Agent") and SACE Agent (the "SACE Agent")

Background

(A)

By a Master (Shipbuilding Contracts and Options) Agreement dated 14 May 2008 (the "Master Agreement") entered into between (inter alia) Fincantieri - Cantieri Navali Italiani SpA, a company incorporated in Italy with registered office in Trieste, via Genova, 1, and having fiscal code 00397130584 (the "Builder"), Prestige Cruise Holdings Inc., Oceania Cruises, Inc. and, by way of endorsement, the Borrower providing for an original shipbuilding contract dated 13 June 2007 (the "Original Shipbuilding Contract") between the Borrower and the Builder to be novated and modified in the form and on the terms set out in the Master Agreement (the Original Shipbuilding Contract as novated and modified by the Master Agreement being hereinafter referred to as the "Shipbuilding Contract"), the Builder agreed to design, construct and deliver, and the Borrower agreed to purchase, a passenger cruise ship "Riviera" (ex. Hull number [*]), which was delivered to the Borrower on 27 April 2012.

(B)	The total price payable by the Borrower to the Builder under the Original Shipbuilding Contract is EUR 409,095,000.00 (the "Initial Contract Price") which has been paid on the following terms:
(i)

as to [*]%, by an initial payment which was made on the date when the Original Shipbuilding Contract entered into full effect pursuant to Article 33 of the Original Shipbuilding Contract and, as to the balance, upon signature of the Master Agreement;

(ii)	as to [*]% on the later of the start of steel cutting and 1 September 2009;
(iii)	as to [*]% on the later of keel laying and 1 February 2010;

(iv)	as to [*]% on the later of float out and 30 November 2010; and
(v)	as to [*]% on delivery of the Ship.
(C)

The agreement was that the Initial Contract Price may be (i) increased or decreased from time to time under Article 24 of the Original Shipbuilding Contract in the event that the Borrower requests, and the Builder agrees, modifications to the specification or plans constituting a part of the Shipbuilding Contract or in the event that, subsequent to the date of the Shipbuilding Contract, variations are made to its provisions compliance with which is compulsory, the net cost of all such variations being payable on the Delivery Date (the "Change Orders"); and (ii) decreased at delivery of the Ship under Articles 13, 14, 16 and 17 of the Shipbuilding Contract (in aggregate the "Liquidated Damages") or by mutual agreement between the parties (the Initial Contract Price adjusted as aforesaid being the "Final Contract Price").

(D)

By a facility agreement dated 18 July 2008 (as amended by a supplemental agreement dated 25 October 2010, as further amended by a side letter dated 29 March 2012 and as further amended and restated by an amendment and restatement agreement dated 31 October 2014) (the "Original Facility Agreement") entered into between (i) the Borrower, (ii) the Lenders, (iii) the Mandated Lead Arrangers and (iv) the Agent and the SACE Agent, the Lenders agreed to make available to the Borrower a facility of originally the Dollar Equivalent of up to EUR 349,520,718.00 for the purpose for the purpose of assisting the Borrower in financing, subject to exchange rate fluctuations, up to 80% of the Final Contract Price and 100% of the instalment of the relevant SACE Premium which was paid on the Drawdown Date.

(E)

By the amendment and restatement agreement dated 31 October 2014 (the "2014 Amending and Restating Agreement"), the parties thereto agreed to, among other things, (1) the Guarantor replacing the Prior Guarantors as a guarantor of the obligations of the Borrower under the Original Facility Agreement and (2) the amending and restating of the Original Facility Agreement pursuant to the terms set forth in the 2014 Amending and Restating Agreement.

(F)

By a framework agreement dated 31 January 2018 (the "Framework Agreement"), Société Générale in its capacity as Lender sold forty-one point ten per cent. (41.10%) of its participation in the Loan to DekaBank Deutsche Girozentrale as new lender.

(G)

Due to the unprecedented and extraordinary impacts of the Covid-19 pandemic on the cruise sector and cruise operators, SACE informed the cruise operators of its availability to evaluate certain measures (the "Temporary Measures") applicable in relation to certain qualifying loan agreements in order to assist companies which are financially sound but dealing with the impact of the temporary but unprecedented Covid-19 pandemic; the possibility to access to such measures was subject, amongst other things, to certain principles dated 15 April 2020 for cruise lines offered by SACE (the "Original Principles").

(H)

Pursuant to the consent request letter dated 18 April 2020, the Borrower and the Guarantor notified the Agent and the SACE Agent of the wish to benefit from the Temporary Measures in relation to certain loan agreements listed therein, including the Original Facility Agreement (as amended by the Framework Agreement), and requested, amongst other things, the deferral of repayments of principal under the Original Facility Agreement (as amended by the Framework Agreement) for a period of one year from 1 April 2020 to 31 March 2021 (the "Borrower Request").

(I)

On 25 May 2020, the Agent (for and on behalf of the Lenders) provided its consent to part of the Borrower Request in accordance with and subject to certain conditions as set out in an amendment to the Original Facility Agreement (as amended by the Framework Agreement) and to the Original Guarantee dated 4 June 2020 between, amongst others, the Borrower, the Agent and the SACE Agent (the "2020 Amendment Agreement") ~~(the Original Facility Agreement as amended pursuant to the Framework Agreement and the 2020 Amendment Agreement, the "Facility Agreement").~~.

(J)

Due to the continued impacts of the Covid-19 pandemic on the cruise sector and cruise operators, SACE confirmed on 31 December 2020 its availability to evaluate an extension of the Temporary Measures (the "Extended Temporary Measures"), again subject to certain principles set out in a document titled "Debt Deferral Extension Framework for ECA-backed Export Financings" dated 26 November 2020 for cruise lines offered by SACE (together with the Original Principles, the "Principles").

(K)

Pursuant to the consent request letter dated 3 December 2020, the Borrower and the Guarantor notified the Agent and the SACE Agent of the wish to benefit from the Extended Temporary Measures in relation to certain loan agreements listed therein, including the Facility Agreement, and requested, amongst other things, the deferral of repayments of principal under the Original Facility Agreement (as amended by the Framework Agreement and the 2020 Amendment Agreement) for a further period of one year from 1 April 2021 to 31 March 2022 (the "Second Borrower Request").

(L)

On 25 January 2021, the Agent (for and on behalf of the Lenders) provided its consent to part of the Second Borrower Request in accordance with and subject to certain conditions as set out in an amendment and restatement agreement to the Original Facility Agreement ~~dated ______~~ (as amended by the Framework Agreement and the 2020 Amendment Agreement) dated 17 February 2021 between, amongst others, the Borrower, the Agent and the SACE Agent (the "2021 Amendment and Restatement Agreement").

(M)

By a supplemental agreement dated 23 December 2021 and made between, amongst others, the Borrower, the Guarantor, the Holding, the Agent and the SACE Agent (the "December 2021 Amendment Agreement"), the Parties agreed to, inter alia, amend certain financial covenants and certain other provisions under the Original Facility Agreement (as amended by the Framework Agreement, the 2020 Amendment Agreement and as amended and restated by the 2021 Amendment and Restatement Agreement).

(N)

By a supplemental agreement dated 16 December 2022 and made between, amongst others, the Borrower, the Guarantor, the Holding, the Agent and the SACE Agent (the "December 2022 Amendment Agreement"), the Parties agreed to, inter alia, amend certain financial covenants and certain other provisions under the Original Facility Agreement (as amended by the Framework Agreement, the 2020 Amendment Agreement, as amended and restated by the 2021 Amendment and Restatement Agreement and as amended by the December 2021 Amendment Agreement) (the Original Facility Agreement as amended pursuant to the Framework Agreement, the 2020 Amendment Agreement, the 2021 Amendment Agreement, the December 2021 Amendment Agreement and the December 2022 Amendment Agreement, the "Facility Agreement").

(O)

The Parties have agreed to enter into an amending and restating agreement (the "2023  Amendment and Restatement Agreement") to amend and restate the Facility Agreement in order to inter alia, incorporate certain amends to the Facility Agreement including the switch from LIBOR to SOFR (as defined below).

(P)	~~(M)~~This Agreement sets out the terms and conditions of the Facility Agreement as amended and restated by the ~~2021~~ 2023 Amendment and Restatement Agreement.

Operative Provisions

1	Interpretation
1.1	Definitions

Subject to Clause 1.5 (General Interpretation), in this Agreement:

"2014 Amending and Restating Agreement" has the meaning given to the term in Recital (E).

"2020 Amendment Agreement" has the meaning given to the term in Recital (I).

"2020 Deferral Commitment" means in relation to any Lender as listed in Schedule 1 (Lenders and Commitments) to the 2020 Amendment Agreement, the amount in Dollars expressed as a percentage set opposite its name under the heading "Commitment" and the amount of any other commitment attributable to it (including the related 2020 Deferral Tranche Premium payable to SACE) under this Agreement in respect of the 2020 Deferral Tranche.

"2020 Deferral Effective Date" has the meaning given to the term Effective Date in the 2020 Amendment Agreement.

"2020 Deferral Fee Letters" means any letter between the Agent and any Obligor which sets out the fees payable in connection with the arrangements contemplated by the 2020 Amendment Agreement.

"2020 Deferral Final Repayment Date" means the Repayment Date falling 3 years and six months after the 2020 Deferral Repayment Starting Point, or, if earlier, the date on which the 2020 Deferral Tranche has been repaid or prepaid in full, as further set out in Schedule 4 (Deferred Repayment Schedule).

"2020 Deferral Period" means the period from 1 April 2020 to 31 March 2021.

"2020 Deferral Repayment Starting Point" means the date of the first Repayment Date falling after 31 March 2021, namely 27 April 2021.

"2020 Deferral Tranche" means the part of the Loan made available to the Borrower to finance or refinance (as the case may be) the aggregate of the 2020 Deferred Repayment Instalments and the related 2020 Deferral Tranche Premium payable to SACE (amounting to [*] per cent. ([*]%) of the Total Commitments as of 1 April 2020) in a principal amount not exceeding forty-five million, eight hundred and twenty eight thousand, nine hundred and sixty-five Dollars and eighty-four Cents ($45,828,965.84).

"2020 Deferral Tranche Premium" has the meaning given to such term in paragraph (a) of Clause ~~9.5~~ 10.5 (Deferral Tranches – additional premium).

"2020 Deferred Repayment Instalments" means the repayment instalments due during the 2020 Deferral Period.

"2021 Amendment and Restatement Agreement" has the meaning given to such term in Recital (L).

"2021 Deferral Commitment" means in relation to any Lender as listed in Schedule 1 (Lenders and Commitments) to the 2021 Amendment and Restatement Agreement, the amount in Dollars expressed as a percentage set opposite its name under the heading "Commitment" and the amount of any other commitment attributable to it under this Agreement in respect of the 2021 Deferral Tranche.

~~"2021 Deferral Effective Date" has the meaning given to the term Effective Date in the 2021 Amendment and Restatement Agreement.~~

"2021 Deferral Fee Letters" means any letter between the Agent or the SACE Agent and any Obligor which sets out the fees payable in connection with the arrangements contemplated by the 2021 Amendment and Restatement Agreement.

"2021 Deferral Final Repayment Date" means the Repayment Date falling 4 years and six months after the 2021 Deferral Repayment Starting Point, or, if earlier, the date on which the 2021 Deferral Tranche has been repaid or prepaid in full, as further set out in Schedule 4 (Deferred Repayment Schedule).

"2021 Deferral Period" means the period from 1 April 2021 to 31 March 2022.

"2021 Deferred Repayment Instalments" means the repayment instalments due during the 2021 Deferral Period.

"2021 Deferral Repayment Starting Point" means the date of the first Repayment Date falling after 31 March 2022, namely 27 April 2022.

"2021 Deferral Tranche" means the part of the Loan made or to be made available to the Borrower to repay the aggregate of the 2021 Deferred Repayment Instalments, including, for the avoidance of doubt, the repayment instalments due pursuant to paragraph (a) of Clause 5.5 (Repayment of Deferral Tranches).

"2021 Deferral Tranche Premium" has the meaning given to such term in paragraph (b) of Clause ~~9.5~~ 10.5 (Deferral Tranches – additional premium).

"2023 Amendment and Restatement Agreement" has the meaning given to such term in Recital (O).

"2023 Effective Date" has the meaning given to the term Effective Date in the 2023 Amendment and Restatement Agreement.

"Affiliate" means, with respect to any person, any other person controlling, controlled by or under common control with, such person and for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to vote ten per cent. (10%) or more of the securities having voting power for the election of directors of such person, or otherwise to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise.

"Agent" means Crédit Agricole Corporate and Investment Bank, a French "société anonyme", having a share capital of EUR 7,851,636,342.00 and its registered office located at 12 Place des États-Unis, CS 70052 92547, Montrouge Cedex, France, registered under the n° Siren

304 187 701 at the Registre du Commerce et des Sociétés of Nanterre or any successor of it appointed under Clause ~~25~~ 26 (Role of the Agent and the Mandated Lead Arrangers).

"Annex VI" means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).

"Approved Flag" means the Marshall Islands flag or such other flag as the Agent may, with the authorisation of the Majority Lenders, approve from time to time.

"Approved Manager" means the Borrower or any other company (whether or not a member of the Group) which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the manager of the Ship.

"Approved Manager's Undertaking" means, in the event that the Approved Manager is a company other than the Borrower, a letter of undertaking executed by the Approved Manager in favour of the Agent, which will include, without limitation, an agreement by the Approved Manager to subordinate its rights against the Ship and the Borrower to the rights of the Creditor Parties under the Finance Documents, in the agreed form.

"Approved Project" means any of the projects identified in the Approved Projects List.

"Approved Projects List" means the approved projects list provided by the Guarantor and accepted by the Agent prior to the December 2021 Effective Date.

"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Availability Period" means the period commencing on 18 July 2008 and ending on:

(a)

the earlier to occur of (i) the Delivery Date and (ii) the date falling 360 days (being the period stipulated in Article 8.6 of the Shipbuilding Contract) after 30 July 2011 (or such later date as the Agent may, with the authorisation of the Lenders, agree with the Borrower); or

(b)	if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated.

"Backstop Rate Switch Date" means 30 June 2023 or any other date agreed between the Agent, the Majority Lenders and the Borrower.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)

in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

"Base Rate" means one Euro for 1.5816 Dollars.

"Builder" has the meaning given in Recital (A).

"Builder Letter of Credit" means a letter of credit relating solely to the Shipbuilding Contract issued in favour of the Builder by the Letter of Credit Issuer in the form of Exhibit B or another agreed form.

"Business Day" means ~~a day on which banks are open in London~~ :

(a)

a day (other than a Saturday or Sunday) on which banks are open in London, Frankfurt and Paris and, in relation to any payment to be made to the Builder, Milan and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City~~.~~; and

(b)	(in relation to the fixing of an interest rate for a Term SOFR Loan) which is a US Government Securities Business Day.

"Central Bank Rate" means:

(a)	the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or
(b)	if that target is not a single figure, the arithmetic mean of:
(i)	the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and
(ii)	the lower bound of that target range.

"Central Bank Rate Adjustment" means in relation to the Central Bank Rate prevailing at close of business on any US Government Securities Business Day, the 20 per cent trimmed arithmetic mean calculated by the Agent (or by any other Creditor Party which agrees to determine that mean in place of the Agent), of the Central Bank Rate Spreads for the five most immediately preceding US Government Securities Business Days for which SOFR is available.

"Central Bank Rate Spread" means in relation to any US Government Securities Business Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Creditor Party which agrees to calculate that rate in place of the Agent) of:

(a)	SOFR for that US Government Securities Business Day; and
(b)	the Central Bank Rate prevailing at close of business on that US Government Securities Business Day.

"Certified Copy" means in relation to any document delivered or issued by or on behalf of any company, a copy of such document certified as a true, complete and up-to-date copy of the original by any of the directors or the secretary or assistant secretary or any attorney-in-fact for the time being of that company.

"CIRR" (Commercial Interest Reference Rate) means 5.62% per annum or any other lower CIRR rate being the fixed rate for medium and long term export credits in Dollars applicable to the financing of the Ship according to the Organisation for Economic Co-operation and Development rules as determined by the competent Italian Authorities.

"CISADA" means the United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 as it applies to non-US persons.

"Code" means the United States Internal Revenue Code of 1986.

"Commitment" means, in relation to a Lender, the percentage of the Maximum Loan Amount set opposite its name in Schedule 1 (Lenders and Commitments) (including, in relation to a Lender, its Deferral Commitments), or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and "Total Commitments" means the aggregate of the Commitments of all the Lenders).

"Compliance Certificate" has the meaning given to "Compliance Certificate" in the Guarantee.

"Contribution" means, in relation to a Lender, the part of the Loan which is owing to that Lender.

"Conversion Rate" means the rate determined by the Agent on the Conversion Rate Fixing Date and notified to the Borrower as being:

(a)	the Base Rate; or
(b)

in the event that the FOREX Contracts Weighted Average Rate is lower than the Base Rate (i.e. such that a lower amount in Dollars is necessary to purchase Euro than is reflected by the Base Rate), the FOREX Contracts Weighted Average Rate; or

(c)

in the event that the FOREX Contracts Weighted Average Rate is higher than the Base Rate (i.e. such that a greater amount in Dollars is necessary to purchase Euro than is reflected by the Base Rate), the lower of:

(i)	the FOREX Contracts Weighted Average Rate; and
(ii)	the Base Rate increased by 10% (ten per cent.);

"Conversion Rate Fixing Date" means the date falling [*] ([*]) days before the Intended Delivery Date.

"Credit Adjustment Spread" means 0.42826% per annum.

"Creditor Party" means the Agent, the SACE Agent, the Mandated Lead Arrangers or any Lender, whether as at the date of the Original Facility Agreement or at any later time.

"Daily Rate" means for any US Government Securities Business Day:

(a)	SOFR for that US Government Securities Business Day; or
(b)	if SOFR is not available for that US Government Securities Business Day, the percentage rate per annum which is the aggregate of:
(i)	the Central Bank Rate for that US Government Securities Business Day; and

(ii)	the applicable Central Bank Rate Adjustment; or
(c)	if paragraph (b) above applies but the Central Bank Rate for that US Government Securities Business Day is not available, the percentage rate per annum which is the aggregate of:
(i)	the most recent Central Bank Rate for a day which is no more than five US Government Securities Business Days before that US Government Securities Business Day; and
(ii)	the applicable Central Bank Rate Adjustment,

rounded, in either case, to five decimal places and if, in either case, the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is zero.

"Daily Simple SOFR" means, for any day, a rate per annum equal to the Daily Rate for the day that is:

(a)	for as long as the Interest Make-Up Agreement is in full force and effect, ten (10) US Government Securities Business Days; or
(b)	if the Interest Make-Up Agreement ceases to be in full force and effect, five (5) US Government Securities Business Days,

prior to (i) if such day is a US Government Securities Business Day, that day or (ii) if such day is not a US Government Securities Business Day, the US Government Securities Business Day immediately preceding such day.

"December 2021 Amendment Agreement" has the meaning given to such term in Recital (M).

"December 2021 Effective Date" has the meaning given to the term Effective Date in the December 2021 Amendment Agreement.

"December 2021 Fee Letters" means any letter between the Agent (or the SACE Agent, as applicable) and any Obligor which sets out the fees payable in connection with the arrangements contemplated by the December 2021 Amendment Agreement.

"December 2022 Amendment Agreement" has the meaning given to such term in Recital (N).

"December 2022 Fee Letters" means any letter between the Agent (or the SACE Agent, as applicable) and any Obligor which sets out the fees payable in connection with the arrangements contemplated by the December 2022 Amendment Agreement.

"Deferral Commitment" means the 2020 Deferral Commitment or the 2021 Deferral Commitment and, together, "Deferral Commitments".

"Deferral Fee Letters" means any of the 2020 Deferral Fee Letters and/or the 2021 Deferral Fee Letters.

"Deferral Final Repayment Date" means any of the 2020 Deferral Final Repayment Date and/or the 2021 Deferral Final Repayment Date.

"Deferral Period" means the period from 1 April 2020 to 31 March 2022.

"Deferral Prepayment Event" means the occurrence of any event entitling the Agent to exercise any rights granted to it pursuant to Clause ~~16.4~~ 17.4 (Breach of new covenants or the Principles), including, without limitation, the ability to cancel any part, or demand the immediate repayment of, any Deferral Tranche and to terminate the waiver of the covenant granted pursuant to Clause ~~14~~ 15 (Security Value Maintenance) or the waiver of the financial covenants granted pursuant to paragraphs (b) and (c) of clause 11.15 (Financial Covenants) of the Guarantee.

"Deferral Tranche" means the 2020 Deferral Tranche or the 2021 Deferral Tranche.

"Deferral Tranche Premia" has the meaning given to such term in paragraph (b) of Clause ~~9.5~~ 10.5 (Deferral Tranches – additional premium).

"Deferred Costs Percentage" means:

(a)	in relation to the 2020 Deferral Tranche, [*]% p.a.; and
(b)	in relation to the 2021 Deferral Tranche, [*]% p.a..

"Delivered Vessel Facilities" means, together, Marina Facility Agreement, Seven Seas Explorer Facility Agreement, Seven Seas Splendor Facility Agreement and this Agreement (as further amended, restated and supplemented from time to time).

"Delivery Date" means the date and time of delivery of the Ship by the Builder to the Borrower as stated in the Protocol of Delivery and Acceptance.

"Dollar Equivalent" means such amount in Dollars as is calculated by the Agent on the Conversion Rate Fixing Date to be the equivalent of an amount in Euro at the Conversion Rate.

"Dollars" and "$" means the lawful currency for the time being of the United States of America.

"Drawdown Date" means the date on which the Loan is drawn down and applied in accordance with Clause 2 (Facility).

"Drawdown Notice" means a notice in the form set out in Schedule 2 (Form of Drawdown Notice) (or in any other form which the Agent approves or reasonably requires).

"Earnings" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower and which arise out of the use or operation of the Ship, including (but not limited to):

(a)

all freight, hire, fare and passage moneys, compensation payable to the Borrower or the Agent in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

(b)	all moneys which are at any time payable under Insurances in respect of loss of earnings; and

(c)

if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"Effective Date" means the Effective Date defined in the Original Facility Agreement.

"Eligible Amount" means eighty per cent. (80%) of the lesser of:

(a)	the Dollar Equivalent of EUR 418,237,911; and
(b)	the Dollar Equivalent of the Final Contract Price

in each case less any Letter of Credit Reduction;

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"EU Blocking Regulation" means EU Regulation (EC) 2271/96 of 22 November 1996.

"Euro" and "EUR" means the single currency of the Participating Member States.

"Event of Default" means any of the events or circumstances described in Clause ~~18.1~~ 19.1 (Events of Default).

"Existing Indebtedness" means (a) Loan Agreement, dated as of July 31, 2013, by and among Explorer New Build, LLC, as Borrower, the banks and financial institutions party thereto, Crédit Agricole Corporate and Investment Bank, Société Générale, KfW IPEX-Bank GmbH and HSBC Bank plc as Joint Mandated Lead Arrangers, Crédit Agricole Corporate and Investment Bank, as Agent and as SACE Agent and Crédit Agricole Corporate and Investment Bank, as Agent and as Security Trustee (as amended from time to time); (b) Loan Agreement, dated as of July 18, 2008, by and among Riviera New Build, LLC, as Borrower, the banks and financial institutions party thereto, Crédit Agricole Corporate and Investment Bank (formerly Calyon) and Société Générale, as Mandated Lead Arrangers, and Crédit Agricole Corporate and Investment Bank, as Agent and as SACE Agent (as amended from time to time); (c) Credit Agreement, dated as of July 2, 2013, among Oceania Cruises, Inc., OCI Finance Corp., as Borrowers, the banks and financial institutions party thereto, Deutsche Bank AG, New York Branch, as administrative agent, as collateral agent and as mortgage trustee, Deutsche Bank Securities Inc., Barclays Bank Plc and UBS Securities LLC as co-syndication agents, HSBC Securities (USA) Inc. and Credit Agricole Corporate and Investment Bank as co-documentation agents, Barclays Bank Plc, UBS Securities LLC, HSBC Securities (USA) INC. and Credit Agricole Corporate and Investment Bank, as joint bookrunners, Deutsche Bank Securities Inc., Barclays Bank Plc and Ubs Securities LLC, as joint lead arrangers; (d) Credit Agreement, dated as of August 21, 2012 and amended on February 1, 2013, among Classic Cruises, LLC, Classic Cruises II, LLC, Seven Seas Cruises S. De R.L., a Panamanian sociedad de responsibilidad limitada, SSC Finance Corp., as Borrowers, Deutsche Bank Ag, New York Branch, as Administrative Agent and as Collateral Agent, and each lender from time to time party thereto; (e) $225,000,000 of 9.125% Senior Secured Notes due 2019 and issued under that certain indenture dated as of May 19, 2011, by and among Seven Seas Cruises S. de R.L., as issuer; Celtic Pacific (UK) Two Limited; Supplystill Limited; Prestige Cruise Services (Europe) Limited (f/k/a Regent Seven Seas Cruises UK Limited); Celtic Pacific

(UK) Limited; SSC (France) LLC; Mariner, LLC, each of the foregoing (other than the Issuer) as subsidiary guarantors; Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as Trustee and Collateral Agent and any secured hedges in connection with the foregoing; (f) Financial Indebtedness referred to in the financial statements of the Guarantor delivered to the Agent prior to the Effective Date; (g) Credit Agreement, dated as of 14 July 2014, by and among Seahawk Two, Ltd., as borrower, NCL Corporation Ltd., as guarantor, the lenders party thereto, KFW IPEX-Bank GmbH as Hermes agent and KFW IPEX-Bank GmbH as facility agent, as collateral agent and as CIRR agent (as amended from time to time); and (h) Credit Agreement, dated as of 14 July 2014, by and among Seahawk One, Ltd., as borrower, NCL Corporation Ltd., as guarantor, the lenders party thereto, KFW IPEX-Bank GmbH as Hermes agent and KFW IPEX-Bank GmbH as facility agent, as collateral agent and as CIRR agent (as amended from time to time).

"External Management Agreement" means, in the event that the Approved Manager is not a member of the Group, the management agreement entered or to be entered into between the Borrower and the Approved Manager with respect to the Ship.

"External Management Agreement Assignment" means an assignment of the rights of the Borrower under the External Management Agreement (if any) executed or to be executed by the Borrower in favour of the Agent, the SACE Agent and the Lenders in the agreed form.

"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days' written notice) of the office or offices through which it will perform its obligations under this Agreement.

"Fallback Interest Payment" means the aggregate amount of interest that is, or is scheduled to become, payable under paragraph (d) of Clause 7.10 (Unavailability of Term SOFR) and relates to a Term SOFR Loan.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;
(b)

any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;
(b)

in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of the Original Facility Agreement.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"February 2021 Effective Date" has the meaning given to the term Effective Date in the 2021 Amendment and Restatement Agreement.

"Final Contract Price" has the meaning given in Recital (C).

"Finance Documents" means:

(a)	~~the 2020 Amendment~~ this Agreement;
(b)	the ~~2021~~ 2020 Amendment ~~and Restatement~~ Agreement;
~~(c)~~	~~the Deferral Fee Letters;~~
(c)	~~(d)this~~ the 2021 Amendment and Restatement Agreement;
(d)	the December 2021 Amendment Agreement;
(e)	the December 2022 Amendment Agreement;
(f)	the 2023 Amendment and Restatement Agreement;
(g)	the December 2021 Fee Letters;
(h)	the Deferral Fee Letters;
(i)	the December 2022 Fee Letters;
(j)	~~(e)~~the Approved Manager's Undertaking;
(k)	~~(f)~~any External Management Agreement Assignment;
(l)	~~(g)~~the Guarantee;
(m)	~~(h)~~the Letter of Credit;
(n)	~~(i)~~the Mortgage;
(o)	~~(j)~~the Mortgage Addenda;
(p)	~~(k)~~the Limited Liability Company Interests Security Deed;

(q)	~~(l)~~the Post-Delivery Assignment;
(r)	~~(m)~~the SACE Reimbursement Agreement;
(s)	~~(n)~~the Supplemental Security Documents;
(t)	~~(o)~~any Time Charter Assignment;
(u)	~~(p)~~any Transfer Certificate;
(v)	~~(q)~~the Tripartite General Assignment; and
(w)

~~(r)~~any other document (whether creating a Security Interest or not) which is designated as a Finance Document by agreement between the Borrower and the Agent or which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders under this Agreement or any of the other documents referred to in this definition.

"Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;
(b)	under any loan stock, bond, note or other security issued by the debtor;
(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;
(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;
(e)

under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)

under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person;

"Fixed Interest Rate" means CIRR.

"Floating Interest Rate" means, in respect of any Interest Period, the rate per annum determined by the Agent to be ~~the aggregate of:~~:

(a)	in relation to each LIBOR Loan, the percentage rate per annum which is the aggregate of:
(i)	~~(a)~~the Margin; and
~~(b)~~	~~LIBOR for the relevant period.~~

(ii)	LIBOR.
(b)	in relation to each Term SOFR Loan, the percentage rate per annum which is the aggregate of:
(i)	the Margin;
(ii)	Term SOFR Reference Rate; and
(iii)	Credit Adjustment Spread.

"FOREX Contracts" means each actual purchase contract, spot or forward contract and any other contract, such as an option or collar arrangement, which is entered into in the foreign exchange markets for the acquisition of Euro intended to pay the delivery instalment under the Shipbuilding Contract, which:-

(a)

matures not later than the Intended Delivery Date, provided that option arrangements may mature up to one month after such date if at the time they are entered into there exists a reasonable uncertainty as to the date on which the Ship will be delivered;

(b)

is entered into by the Borrower or either Prior Guarantor (or, prior to the Effective Date, the Prior Guarantors) or a combination of the foregoing not later than two (2) days before the Conversion Rate Fixing Date so that the Borrower, directly or through a Prior Guarantor, purchases or may purchase Euro with Dollars at a pre-agreed rate; and

(c)

is notified to the Agent within ten (10) days of its execution but in any event no later than the day preceding the Conversion Rate Fixing Date, with a Certified Copy of each such contract being delivered to the Agent at such time;

"FOREX Contracts Weighted Average Rate" means the rate determined by the Agent at around 12 noon (Paris time) on the Conversion Rate Fixing Date in accordance with the following principles which (inter alia) are intended to take into account any maturity mismatch between the maturity of the FOREX Contracts and the Intended Delivery Date as well as FOREX Contracts that are unwound as part of the hedging strategy of the Borrower:

(a)	FOREX Contracts that are spot or forward foreign exchange contracts, if any, shall be valued at the contract value (taking into account any rescheduling);
(b)

the difference between the Euro amount available under (a) above and the Euro amount balance payable to the Builder on the Delivery Date is assumed to be purchased at the official daily fixing rate of the European Central Bank for the purchase of Euro with Dollars as displayed on "Reuters Page ECB 37" at or around 2 p.m. (Paris time) on the Conversion Rate Fixing Date;

(c)

any FOREX Contract which is an option or collar arrangement and is not unwound at the Conversion Rate Fixing Date will be marked to market and the resulting profit or loss shall reduce or increase the Dollar countervalue of the purchased Euro;

(d)

any FOREX Contract which is an option or collar arrangement and is sold or purchased back at the time FOREX Contract(s) are entered into for an identical Euro amount shall be accounted for the net premium cost or profit, as the case may be.

Any marked to market valuation, as required in (iii), shall be performed by Crédit Agricole Corporate and Investment Bank's dedicated desk in accordance with market practices. The Borrower shall have the right to request indicative valuations from time to time prior to the Conversion Rate Fixing Date.

"Framework Agreement" has the meaning given to such term in Recital (F).

"Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to sub-paragraph (i) of paragraph (e) of Clause ~~6.10~~ 7.12 (Cost of funds).

"GAAP" means generally accepted accounting principles in the United States of America consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies) including, without limitation, those set forth in the opinion and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

"German Blocking Provisions" means section 7 of the German Foreign Trade Regulation (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 a no. 3 German Foreign Trade Law (AWG) (Außenwirtschaftsgesetz)).

"Group" means the Guarantor and its subsidiaries.

"Guarantee" means the Original Guarantee, as amended pursuant to the 2020 Amendment Agreement ~~and~~ , as amended and restated pursuant to the 2021 Amendment and Restatement Agreement , as amended pursuant to the December 2021 Amendment Agreement, as further amended pursuant to the December 2022 Amendment Agreement and as further amended and restated by the 2023 Amendment and Restatement Agreement, and as may be further amended and/or supplemented from time to time.

"Guarantor" means NCL Corporation Ltd., a Bermuda company with its registered office at Park Place ~~55~~, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda.

"Historic Term SOFR" means, in relation to any Term SOFR Loan, the most recent applicable Term SOFR for a period equal in length to the Interest Period of that Term SOFR Loan and which is as of a day which is no more than five US Government Securities Business Days before the Quotation Day.

"Holding" means Norwegian Cruise Line Holdings Ltd., a company incorporated under the laws of Bermuda with its registered office at Park Place ~~55~~, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda.

"IAPPC" means a valid international air pollution prevention certificate for the Ship issued under Annex VI.

"Illicit Origin" means any origin which is illicit, fraudulent or in breach of Sanctions including, without limitation, drug trafficking, corruption, organised criminal activities, terrorism, money laundering or fraud.

"Information Package" means:

(a)	the information package in connection with the "Debt Holiday" application in the form set out in Schedule 4 (Information Package) of the 2020 Amendment Agreement,

submitted by the Borrower (or the Guarantor on its behalf) in order to obtain the benefit of the measures provided for in the Original Principles; and

(b)

the information package in connection with the "Debt Holiday" application in the form set out in Schedule 4 (Information Package) of the 2021 Amendment and Restatement Agreement, submitted by the Borrower (or the Guarantor on its behalf) in order to obtain the benefit of the measures provided for in the Principles for the purpose of this Agreement and certain of the Borrower's and the Guarantor's obligations under this Agreement.

"Initial Contract Price" has the meaning given in Recital (B).

"Insurances" means:

(a)

all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, its Earnings or otherwise in relation to it; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium.

"Intended Delivery Date" means 30 July 2011 (the date on which the Ship will be ready for delivery pursuant to the Shipbuilding Contract as at the date of the Original Facility Agreement) or any other date notified by the Borrower to the Agent in accordance with paragraph (a) of Clauses 3.5 (No later than sixty (60) days before the Intended Delivery Date) or paragraph (c) of Clause 3.7 (No later than five (5) Business Days before the Intended Delivery Date) as being the date on which the Builder and the Borrower have agreed that the Ship will be ready for delivery pursuant to the Shipbuilding Contract.

"Interest Make-up Agreement" means an agreement to be entered into between SIMEST and the Agent on behalf of the Lenders, in form and substance acceptable to the Mandated Lead Arrangers, whereby, inter alia, the return to the Lenders on the Loan made hereunder will be supplemented by SIMEST so that it equals that which the Lenders would have received if interest were payable on the Loan at LIBOR plus the Margin.

"Interest Period" means a period determined in accordance with Clause ~~7~~ 8 (Interest Periods).

"Interpolated ~~Screen Rate~~Historic Term SOFR" means, in relation to ~~the Loan or~~ any ~~part of the~~ Term SOFR Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:
(i)

~~(a)~~the most recent applicable ~~Screen Rate~~ Term SOFR (as of a day which is not more than five US Government Securities Business Days before the Quotation Day) for the longest period (for which that ~~Screen Rate~~ Term SOFR is available) which is less than the Interest Period of ~~the Loan or~~ that ~~part of the~~ Term SOFR Loan; ~~and~~or

(ii)

if no such Term SOFR is available for a period which is less than the Interest Period of that Term SOFR Loan, the most recent SOFR for a day which is no more than five US Government Securities Business Days (and no less than two US Government Securities Business Days) before the Quotation Day; and

(b)

the most recent applicable Term SOFR (as of a day which is not more than five US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Term SOFR Loan.

"Interpolated Screen Rate" means, in relation to any LIBOR Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that LIBOR Loan; and
(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of ~~the Loan or~~ that ~~part of the~~ LIBOR Loan,

each as of the Specified Time ~~for Dollars.~~.

"Interpolated Term SOFR" means, in relation to any Term SOFR Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:
(i)	the applicable Term SOFR (as of the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Term SOFR Loan; or
(ii)

if no such Term SOFR is available for a period which is less than the Interest Period of that Term SOFR Loan, SOFR for the day which is five (5) US Government Securities Business Days before the Quotation Day; and

(b)	the applicable Term SOFR (as of the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Term SOFR Loan.

"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code).

"ISPS Code" means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation.

"Italian Authorities" means SACE and/or SIMEST and any other relevant Italian authorities involved in the implementation of the Loan.

"Lender" means a bank or financial institution listed in Schedule 1 (Lenders and Commitments) and acting through its Facility Office or its transferee, successor or assign.

"Letter of Credit" means a letter of credit issued by the Letter of Credit Issuer in favour of the Agent and released on 16 May 2014.

"Letter of Credit Amount" means the face amount of the Letter of Credit.

"Letter of Credit Issue Date" means the date falling fifteen (15) Business Days prior to the Intended Delivery Date.

"Letter of Credit Issuer" means Lehman Brothers Bank, Federal Savings Bank, a company incorporated in Delaware or any other financial institution acceptable to the Agent.

"Letter of Credit Reduction" means USD50,000,000 less the aggregate of:

(a)	the Letter of Credit Amount; and
(b)	the cumulative amount of all drawings in respect of the Builder Letter of Credit on or prior to the earlier of:
(i)	the date of issue of the Letter of Credit; and
(ii)	the Letter of Credit Issue Date;

"Limited Liability Company Interests Security Deed" means a security pledge in relation to the limited liability company interests of the Borrower executed or to be executed by Oceania Cruises in favour of the Agent, the SACE Agent and the Lenders in the agreed form.

"LIBOR" means, in relation to ~~the Loan or~~ any ~~part of the~~ LIBOR Loan:

(a)	the applicable Screen Rate as of the Specified Time for ~~Dollars~~ dollars and for a period equal in length to the Interest Period of ~~the Loan or~~ that ~~part of the~~ LIBOR Loan; or
(b)	as otherwise determined pursuant to Clause ~~6.7~~ 7.8 (Unavailability of Screen Rate before Rate Switch Date),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

"LIBOR Loan" means the Loan, any Deferral Tranche, any other part of the Loan or, if applicable, Unpaid Sum to which the Floating Interest Rate applies and which is not a Term SOFR Loan.

"Loan" means the loan made or to be made available under this Agreement (including under the Deferral Tranches) or the principal amount outstanding for the time being of that loan.

"Majority Lenders" means:

(a)	before the Loan has been made, Lenders whose Commitments total [*] per cent. of the Total Commitments; and
(b)	after the Loan has been made, Lenders whose Contributions total [*] per cent. of the Loan.

"Margin" means zero point fifty -five per cent. per annum (0.55% p.a.), save for the 2021 Deferral Tranche in respect of which it shall mean zero point seventy -five per cent. per annum (0.75% p.a.).

"Marina Facility Agreement" means, in respect of m.v. MARINA, a facility agreement originally dated 18 July 2008 (as amended by a supplemental agreement dated 25 October 2010, as further amended and restated by an amendment and restatement agreement dated 31 October 2014, as amended by a supplemental agreement dated 4 June 2020, as further amended and restated by an amendment and restatement agreement dated 17 February 2021, as further amended by a supplemental agreement dated 23 December 2021 and as further amended by a supplemental agreement dated 16 December 2022), as further amended, restated and supplemented from time to time.

"Maritime Registry" means the maritime registry which the Borrower will specify to the Lenders no later than three (3) months before the Intended Delivery Date, being that of the Marshall Islands or such other registry as the Agent may, with the authorisation of the Majority Lenders, approve.

"Market Disruption Rate" means the percentage rate per annum which is the aggregate of the Term SOFR Reference Rate and the applicable Credit Adjustment Spread.

"Maximum Loan Amount" means the aggregate of:

(a)	the Dollar Equivalent of Euro 334,590,328.80;
(b)	100% of the Second Instalment of the SACE Premium payable on the original Drawdown Date,

with (X) the Loan currently outstanding (including the drawn part of the 2020 Deferral Tranche and the 2021 Deferral Tranche) on the February 2021 ~~Deferral~~ Effective Date being equal to $ 203,032,583.10 and (Y) an amount equal to $ 56,372,560.68 under the 2021 Deferral Tranche being available for utilisation, to be made (or deemed to be made) available as provided for in this Agreement.

"Mortgage" means the Original Mortgage, as amended pursuant to both Mortgage Addenda and as may be further amended and/or supplemented from time to time.

"Mortgage Addenda" means:

(a)	the addendum to the Original Mortgage executed pursuant to the 2020 Amendment Agreement on 4 June 2020; ~~and~~
(b)	the addendum to the Original Mortgage executed pursuant to the 2021 Amendment and Restatement Agreement; and
(c)

~~(b)~~the addendum to the Original Mortgage (as amended pursuant to the addendum described in paragraph (a) and paragraph (b) above) executed pursuant to the ~~2021~~ 2023 Amendment and Restatement Agreement on or about the date hereof.

"Obligors" means the Borrower, the Guarantor, Oceania Cruises and (in the event that the Approved Manager is a member of the Group) the Approved Manager.

"OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury.

"Oceania Cruises" means Oceania Cruises S. ~~De~~ de R.L., a Panamanian sociedad de responsabilidad limitada domiciled in Panama whose resident agent is at Arifa Building, West Boulevard, Santa Maria Business District, Panama, Republic of Panama.

"Oceania Cruises Guarantee" means a guarantee issued as provided in Clause 3.2 (No later than the date of the Original Facility Agreement) by Oceania Cruises in favour of the Agent, the SACE Agent and the Lenders and terminated on the Effective Date.

"Original Facility Agreement" has the meaning given to such term in Recital (D).

"Original Guarantee" means the guarantee originally dated 31 October 2014 granted by the Guarantor in favour of, among others, the Agent.

"Original Mortgage" means the first preferred Marshall Islands mortgage on the Ship executed by the Borrower in favour of, among others, the Agent dated 19 January 2011.

"Original Principles" has the meaning given in Recital (G).

"Other Loan Agreement" means the loan agreement between Marina New Build, LLC and the parties to this Agreement (other than the Borrower) (as previously amended by a supplemental agreement dated 25 October 2010, as amended and restated by an amendment and restatement agreement dated 31 October 2014, as further amended by a supplemental agreement dated 4 June 2020 ~~and~~ , as further amended and restated by an amendment and restatement agreement dated on or about the date of the 2021 Amendment and Restatement Agreement, as further amended by a supplemental agreement dated 23 December 2021 and as further amended by a supplemental agreement dated 16 December 2022).

"Other Ship" means the passenger cruise ship defined as the "Ship" in the Other Loan Agreement.

"Overnight LIBOR" means, in relation to ~~the Loan or~~ any ~~part of the~~ LIBOR Loan:

(a)	on any date, the applicable day to day Screen Rate as of the Specified Time for Dollars; or
(b)	as otherwise determined pursuant to Clause ~~6.7~~ 7.8 (Unavailability of Screen Rate before Rate Switch Date),

and if, in either case, that rate is less than zero, Overnight LIBOR shall be deemed to be zero.

"Participating Member State" means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Party" means a party to this Agreement from time to time.

"Permitted Financial Indebtedness" means any Financial Indebtedness:

(a)	incurred under the Finance Documents; or
(b)	permitted pursuant to Clause ~~13.13~~ 14.13 (Financial Indebtedness and subordination of indebtedness).

"Permitted Security Interests" means:

(a)	in the case of the Borrower:
(i)	any of the Security Interests referred to in paragraph (A) below, and

(ii)

any of the Security Interests referred to in paragraphs (B), (C), (E), (H) and (b)(ii)(I) below if, by reason of any chartering or management arrangements for the Ship approved by the Agent pursuant to the provisions of this Agreement, such Security Interests are created by the Borrower in the case of paragraphs (b)(ii)(B), (b)(ii)(C) or (b)(ii)(E) or incurred by the Borrower in the case of paragraphs (b)(ii)(H) or (b)(ii)(I); and

(b)	in the case of the Guarantor:
(i)	any of the Security Interests referred to in paragraphs (A), (D), (F) and (G) below, and
(ii)

any of the Security Interests referred to in paragraphs (C), (E), (H) and (I) below if, by reason of any chartering or management arrangements for the Ship approved by the Agent pursuant to the provisions of this Agreement, such Security Interests are created by the Guarantor in the case of paragraphs (C) or (E) or incurred by the Guarantor in the case of paragraphs (H) or (I);

(A)

any Security Interest created by or pursuant to the Finance Documents and any deposits or other Security Interests placed or incurred in connection with any bond or other surety from time to time provided to the US Federal Maritime Commission in order to comply with laws, regulations and rules applicable to the operators of passenger vessels operating to or from ports in the United States of America;

(B)	liens on the Ship up to an aggregate amount at any time not exceeding [*] Dollars ($[*]) for current crew's wages and salvage and liens incurred in the ordinary course of trading the Ship;
(C)

any deposits or pledges up to an aggregate amount at any time not exceeding [*] Dollars ($[*]) to secure the performance of bids, tenders, bonds or contracts required in the ordinary course of business;

(D)

any other Security Interest including in relation to the Existing Indebtedness over the assets of any Obligor other than the Borrower notified by the Borrower or any of the Obligors to the Agent prior to the date of this Agreement;

(E)

(without prejudice to the provisions of Clause ~~13.13~~ 14.13 (Financial indebtedness and subordination of indebtedness)) liens on assets leased, acquired or upgraded after the date of the Original Facility Agreement or assets newly constructed or converted after the date of the Original Facility Agreement provided that (i) such liens secure Financial Indebtedness otherwise permitted under this Agreement, (ii) such liens are incurred at the time of such lease, acquisition, upgrade, construction or conversion and (iii) the Financial Indebtedness secured by such liens does not exceed the cost of such upgrade or the cost of such assets acquired or leased;

(F)	other liens arising in the ordinary course of business of the Group unrelated to Financial Indebtedness and securing obligations not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established provided that (i) the aggregate amount of all cash and the fair market value of all other property subject to such liens as are described in this paragraph (F) does not exceed [*] Dollars ($[*]) and (ii) such cash and/or other property is not an asset of the Borrower;

(G)

subject to the other provisions of this Agreement and the Guarantee, any Security Interest in respect of existing Financial Indebtedness of a person which becomes a subsidiary of the Guarantor or is merged with or into the Guarantor or any of its subsidiaries;

(H)	liens in favour of credit card companies on unearned customer deposits pursuant to agreements therewith; and
(I)	liens in favour of customers on unearned customer deposits.

"Pertinent Document" means:

(a)	any Finance Document;
(b)	any policy or contract of insurance contemplated by or referred to in Clause ~~13~~ 14 (Undertakings) or any other provision of this Agreement or another Finance Document;
(c)	any other document contemplated by or referred to in any Finance Document; and
(d)

any document which has been or is at any time sent by or to the Agent in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c).

"Pertinent Matter" means:

(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or
(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a);

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing.

"Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.

"Post-Delivery Assignment" means an assignment of the rights of the Borrower in respect of the post-delivery guarantee liability of the Builder under Article 25 of the Shipbuilding Contract executed or to be executed by the Borrower in favour of the Agent, the SACE Agent and the Lenders in the agreed form.

"Prestige Holdings" means Prestige Cruise Holdings Inc. a Panamanian sociedad anonima domiciled in Panama whose resident agent is Arias, Fabrega & Fabrega at Plaza 2000 Building, 16th Floor, 50th Street, Panama, Republic of Panama.

"Prestige Holdings Guarantee" means a guarantee issued as provided in Clause 3.2 (No later than the date of the Original Facility Agreement) by Prestige Holdings in favour of the Agent, the SACE Agent and the Lenders and terminated on the Effective Date.

"Principles" has the meaning given in Recital (I).

"Prior Guarantees" means the Oceania Cruises Guarantee and the Prestige Holdings Guarantee.

"Prior Guarantors" means Oceania Cruises and Prestige Holdings.

"Prohibited Payment" means:

(a)

any offer, gift, payment, promise to pay, commission, fee, loan or other consideration which would constitute bribery or an improper gift or payment under, or a breach of Sanctions or any laws of the Republic of Italy, England and Wales, Panama, the United States of America or any other applicable jurisdiction; or

(b)

any offer, gift, payment, promise to pay, commission, fee, loan or other consideration which would or might constitute bribery within the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions of 17 December 1997.

"Prohibited Person" means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.

"Protocol of Delivery and Acceptance" means the protocol of delivery and acceptance of the Ship to be signed by the Borrower and the Builder in accordance with Article 8 of the Shipbuilding Contract.

"Quotation Day" means in relation to any period for which an interest rate is to be determined ~~two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).~~:

(a)

in relation to a LIBOR Loan, two Business Days in London (other than Saturdays and Sundays on which banks are open in London) before the first day of that period unless market practice differs in the Relevant Market in which case the Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days); and

(b)

in relation to a Term SOFR Loan, two US Government Securities Business Days before the first day of that period unless market practice differs in the relevant syndicated loan market in which case the Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

"Quoted Tenor" means any period for which:

(a)	in relation to a LIBOR Loan, the Screen Rate is customarily displayed on the relevant page or screen of an information service (other than for one week and two months); and
(b)	in relation to a Term SOFR Loan, Term SOFR is customarily displayed on the relevant page or screen of an information service.

"Rate Switch Date" means the earlier of:

(a) the Backstop Rate Switch Date; and

(b) any Rate Switch Trigger Event Date.

"Rate Switch Trigger Event" means:

(1)

(1)
(1)	the administrator of the Screen Rate or its supervisor publicly announces that such administrator is insolvent; or
(2)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Screen Rate;

(2)

the administrator of the Screen Rate publicly announces that it has ceased or will cease, to provide the Screen Rate for any Quoted Tenor permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Screen Rate for that Quoted Tenor;

(3)	the supervisor of the administrator of the Screen Rate publicly announces that the Screen Rate has been or will be permanently or indefinitely discontinued for any Quoted Tenor; or
(4)	the administrator of the Screen Rate or its supervisor publicly announces that the Screen Rate for any Quoted Tenor may no longer be used; or
(2)	the supervisor of the administrator of the Screen Rate publicly announces or publishes information:
(1)	stating that the Screen Rate for any Quoted Tenor is no longer, or as of a specified future date will no longer be,

representative of the underlying market and the economic reality that it is intended to measure and that such representativeness will not be restored (as determined by such supervisor); and

(2)	with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication.

"Rate Switch Trigger Event Date" means:

(1)

in the case of an occurrence of a Rate Switch Trigger Event described in sub-paragraph (1) of paragraph (1) of the definition of Rate Switch Trigger Event, the date on which the Screen Rate ceases to be published or otherwise becomes unavailable;

(2)

in the case of an occurrence of a Rate Switch Trigger Event described in sub-paragraph (2), (3) or (4) of paragraph (1) of the definition of Rate Switch Trigger Event, the date on which the Screen Rate for the relevant Quoted Tenor ceases to be published or otherwise becomes unavailable; and

(3)

in the case of an occurrence of a Rate Switch Trigger Event described in paragraph (2) of the definition of Rate Switch Trigger Event, the date on which the Screen Rate for the relevant Quoted Tenor ceases to be representative of the underlying market and the economic reality that it is intended to measure (as determined by the supervisor of the administrator of such Screen Rate).

"Reference Bank Quotation" means any quotation supplied to the Agent by a Reference Bank.

"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)	if:
(i)	the Reference Bank is a contributor to the Screen Rate; and
(ii)	it consists of a single figure,

as the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator; or

(b)	in any other case, as the rate at which the relevant Reference Bank could fund itself in Dollars for the relevant period with reference to the unsecured wholesale funding market.

"Reference Banks" means such entities as may be appointed by the Agent in consultation with the Borrower.

"Reinstatement Date" means:

(a)	in relation to this Agreement (as further amended, restated and supplemented from time to time), 19 January 2027;
(b)	in relation to the Riviera Facility Agreement, 27 October 2026;
(c)	in relation to the Seven Seas Explorer Facility Agreement, 31 December 2026; and
(d)	in relation to the Seven Seas Splendor Facility Agreement, 29 January 2027.

"Reinstatement Event" means the final Reinstatement Date or any date when all Deferral Tranches under the Delivered Vessel Facilities (as defined therein) are repaid or prepaid in full.

"Relevant ~~Interbank~~ Market" means ~~the London interbank market.~~:

(a)	subject to paragraph (b) below, the London interbank market; and
(b)	on or after the Rate Switch Date, the market for overnight cash borrowing collateralised by US Government securities.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Repayment Date" means a date on which a repayment is required to be made under Clause 5 (Repayment).

~~"Replacement Benchmark" means a benchmark rate which is:~~

~~(a)~~	~~formally designated, nominated or recommended as the replacement for a Screen Rate by:~~
~~(i)~~	~~the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or~~
~~(ii)~~	~~any Relevant Nominating Body,~~

~~and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (ii) above;~~

~~(b)~~	~~in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or~~

~~(c)in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate.~~

"Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss".

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Restricted Creditor Party" means a Creditor Party which serves a notice pursuant to paragraph (b) of Clause 1.5 (Non-applicable provisions between the Obligors, German Lenders and any Creditor Party subject to the EU Blocking Regulation).

"Riviera Facility Agreement" means, in respect of m.v. RIVIERA, a facility agreement originally dated 18 July 2008 (as amended by a supplemental agreement dated 25 October 2010, as amended by a side letter dated 29 March 2012, as amended and restated by an amendment and restatement agreement dated 31 October 2014, as amended by a framework agreement dated 31 January 2018, as amended by a supplemental agreement dated 4 June 2020, as further amended and restated by an amendment and restatement agreement dated 17 February 2021, as further amended by a supplemental agreement dated 23 December 2021 and as further amended by a supplemental agreement dated 16 December 2022), as further amended, restated and supplemented from time to time.

"SACE" means SACE S.p.A., an Italian joint stock company (società per azioni) with a sole shareholder, whose registered office is located at Piazza Poli 37/42, 00187 Rome, Italy and registered with the Companies Registry of Rome under number 05804521002.

"SACE Agent" means Crédit Agricole Corporate and Investment Bank, a French "société anonyme", having a share capital of EUR 7,851,636,342.00 and its registered office located at 12 Place des États-Unis, CS 70052 92547, Montrouge Cedex, France, registered under the n° Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre or any successor of it appointed under Clause ~~25~~ 26 (Role of the Agent and the Mandated Lead Arrangers).

"SACE Insurance Policy" means the insurance policy (as amended and supplemented from time to time) in respect of this Agreement issued by SACE for the benefit of the Lenders, in form and substance satisfactory to the Agent.

"SACE Premium" means the amount payable by the Borrower to SACE through the Agent in several instalments in respect of the SACE Insurance Policy as set out in Clause ~~9~~ 10 (SACE Premium and Italian Authorities) including the Deferral Tranche Premia (provided, for the avoidance of doubt, that the 2021 Deferral Tranche Premium shall not be financed).

"SACE Reimbursement Agreement" means the reimbursement agreement entered into on or before the Effective Date, as the context may require, between the Borrower, the Guarantor, the Lenders, the Agent, the SACE Agent and SACE.

"Safety Management Certificate" has the meaning given to it in the ISM Code.

"Sanctions" means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)	imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or imposed by any member state of the European Union or Switzerland;
(b)	imposed by CISADA or OFAC; or
(c)	otherwise imposed by any law or regulation,

by which any Obligor is bound or to which it is subject or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Obligor.

"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

~~"Screen Rate Contingency Period" means fifteen (15) Business Days.~~

~~"Screen Rate Replacement Event" means, in relation to a Screen Rate:~~

~~(a)~~	~~the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Borrower materially changed;~~

~~(b)~~

~~(i)~~

~~(A)~~	~~the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or~~
~~(B)~~

~~information is published in any order, decree, notice, petition or filing, however described, or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent,~~

~~(ii)~~	~~provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;~~
~~(iii)~~

~~the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;~~

~~(iv)~~	~~the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or~~
~~(v)~~	~~the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or~~
~~(c)~~

~~the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:~~

~~(i)~~	~~the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or~~

~~(ii)~~	~~that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than the Screen Rate Contingency Period; or~~

~~(d)in the opinion of the Majority Lenders and the Borrower, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.~~

"Second Supplemental Tripartite General Assignment" means second priority assignment, supplemental to the Tripartite General Assignment, as previously supplemented by the Supplemental Tripartite General Assignment, dated on or about the date of the 2021 Amendment and Restatement Agreement and made between the parties to the Tripartite General Assignment.

"Secured Liabilities" means all liabilities which the Borrower, the Obligors or any of them have, at the date of the Original Facility Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

"Security Interest" means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;
(b)	the security rights of a plaintiff under an action in rem; and
(c)

any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

"Security Period" means the period commencing on the date of the Original Facility Agreement and ending on the date on which:

(a)	all amounts which have become due for payment by the Borrower or any Obligor under the Finance Documents have been paid;
(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;
(c)

neither the Borrower nor any other Obligor has any future or contingent liability under Clause ~~19~~ 20 (Application of Sums Received) below or any other provision of this Agreement or another Finance Document; and

(d)

the Agent and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or an Obligor or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document.

"Security Requirement" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Agent) which is at any relevant time one hundred per cent (100%) of the Loan.

"Security Value" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Agent) which, at any relevant time, is the aggregate of (i) the market value of the Ship as most recently determined in accordance with Clause ~~13.18~~ 14.18 (Trading with the United States of America); and (ii) the market value of any additional security for the time being actually provided to the Agent pursuant to Clause ~~14~~ 15 (Security Value Maintenance).

"Seven Seas Explorer Facility Agreement" means, in respect of m.v. SEVEN SEAS EXPLORER, a facility agreement originally dated 31 July 2013 (as amended and restated by an amendment and restatement agreement dated 31 October 2014, as amended by a supplemental agreement dated 4 June 2020, as further amended and restated pursuant to an amendment and restatement agreement dated 17 February 2021, as further amended by a supplemental agreement dated 23 December 2021 and as further amended by a supplemental agreement dated 16 December 2022), as further amended, restated and supplemented from time to time.

"Seven Seas Splendor Facility Agreement" means, in respect of m.v. SEVEN SEAS SPLENDOR, a facility agreement originally dated 30 March 2016 (as amended by a supplemental agreement dated 4 June 2020, as further amended and restated pursuant to an amendment and restatement agreement dated 17 February 2021, as further amended by a supplemental agreement dated 23 December 2021 and as further amended by a supplemental agreement dated 16 December 2022), as further amended, restated and supplemented from time to time.

"Ship" means the passenger cruise ship "Riviera" (ex. Hull number [*]) in the registered ownership of the Borrower under the Marshall Islands maritime registry (official no. 4353).

"Shipbuilding Contract" has the meaning given in Recital (A).

"SIMEST" means Società Italiana per Le Imprese all'Estero - SIMEST Spa, which grants export subsidies in Italy under and according to the Italian Legislative Decree n. 143/98 and its amendments.

"SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

"Specified Time" means a day or time determined in accordance with the following:

(a)	if LIBOR is fixed, the Quotation Day as of 11:00 am London time; and
(b)	in relation to a Reference Bank Rate calculated by reference to the available quotations in accordance with Clause ~~6.8~~ 7.9 (Calculation of Reference Bank Rate), noon on the Quotation Day.

"Supplemental Security Document" means each of:

(a)	the Supplemental Tripartite General Assignment;

(b)	the Second Supplemental Tripartite General Assignment; and
(c)	the Mortgage Addenda.

"Supplemental Tripartite General Assignment" means a second priority assignment, supplemental to the Tripartite General Assignment, dated 4 June 2020 and made between the parties to the Tripartite General Assignment.

"Taxes" means all present and future income and other taxes, levies, imposts, deductions, compulsory liens and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof and "Taxation" shall be construed accordingly.

"Term and Revolving Credit Facilities" means the facilities granted pursuant to the credit agreement originally dated 24 May 2013 (as amended and restated from time to time) between, inter alios, the Guarantor and Voyager Vessel Company, LLC as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

"Term SOFR" means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

"Term SOFR Loan" means the Loan, any Deferral Tranche, any other part of the Loan or, if applicable, Unpaid Sum to which the Floating Interest Rate applies and which is, or becomes, a "Term SOFR Loan" pursuant to Clause 6 (Rate Switch).

"Term SOFR Reference Rate" means, in relation to any Term SOFR Loan:

(a)	the applicable Term SOFR as of the Quotation Day and for a period equal in length to the Interest Period of that Term SOFR Loan; or
(b)	as otherwise determined pursuant to Clause 7.10 (Unavailability of Term SOFR),

and if, in either case, the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero, the Term SOFR Reference Rate shall be deemed to be such a rate that the aggregate of the Term SOFR Reference Rate and the Credit Adjustment Spread is zero.

"Time Charter Assignment" means a deed creating security in respect of a time or consecutive voyage charter in respect of the Ship (including any guarantee in respect of the obligations of the charterer under the charter) executed by the Borrower in favour of the Agent, the SACE Agent and the Lenders pursuant to Clause ~~13.14~~ 14.14 (Pooling of earnings and charters).

"Total Loss" means:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship;
(b)

any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the Borrower's full control;

(c)	any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless it is within 1 month redelivered to the Borrower's full control.

"Total Loss Date" means:

(a)	in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;
(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:
(i)	the date on which a notice of abandonment is given to the insurers; and
(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the Ship's insurers in which the insurers agree to treat the Ship as a ~~total loss~~Total Loss; and
(c)

in the case of any other type of ~~total loss~~Total Loss, on the date (or the most likely date) on which it appears to the Agent acting reasonably and in consultation with the Borrower that the event constituting the ~~total loss~~ Total Loss occurred;

"Transaction Documents" means the Finance Documents and the Underlying Documents.

"Tripartite General Assignment" means the tripartite general assignment dated 27 April 2012 and entered into between the Borrower, Oceania Cruises, the Lenders and the Agent, as supplemented (where the context requires) by the Supplemental General Assignment and the Second Supplemental General Assignment.

"Underlying Documents" means the Shipbuilding Contract, any External Management Agreement and any charter and associated guarantee in respect of which a Time Charter Assignment is, or by the terms of this Agreement is required to be, executed.

"UK Bail-In Legislation" means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"Unpaid Sum" means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.

"US" means the United States of America.

"US Government Securities Business Day" means any day other than:

(a)	a Saturday or a Sunday; and

(b)

a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

"Write-down and Conversion Powers" means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation:
(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and
(c)	in relation to any UK Bail-In Legislation:
(i)

any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that UK Bail-In Legislation.
1.2	Construction of certain terms

In this Agreement:

"approved" means, for the purposes of Clause ~~13.20~~ 14.20 (Valuation of the Ship), approved in writing by the Agent;

"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

"company" includes any partnership, joint venture and unincorporated association;

"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained;

"date of this Agreement" means ~~______ February 2021~~the 2023 Effective Date;

"document" includes a deed; also a letter or electronic mail;

"excess risks" means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

a Lender's "cost of funds" in relation to its participation in the Loan or any part of the Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Loan or that part of the Loan for a period equal in length to the Interest Period of the Loan or that part of the Loan;

"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or of its Security Council;

"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

"months" shall be construed in accordance with Clause 1.3 (Meaning of "month");

"obligatory insurances" means all insurances effected, or which the Borrower is obliged to effect, under Clause ~~13.20 (Valuation of Ship~~14.22 (Insurances) or any other provision of this Agreement or another Finance Document;

"parent company" has the meaning given in Clause 1.4 (Meaning of "subsidiary");

"person" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of Clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or Clause 8 of the Institute Time Clauses (Hulls)

(1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

"regulation" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

"subsidiary" has the meaning given in Clause 1.4 (Meaning of "subsidiary");

"tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

"war risks" includes the risk of mines and all risks excluded by Clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or Clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

1.3	Meaning of "month"

A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:

(a)

on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)

on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and "month" and "monthly" shall be construed accordingly.

1.4	Meaning of "subsidiary"

A company (S) is a subsidiary of another company (P) if:

(a)

a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or
(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or
(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S.

1.5	Non-applicable provisions between the Obligors, German Lenders and any Creditor Party subject to the EU Blocking Regulation.
(a)

The undertakings and covenants given under paragraph (d) of Clause ~~13.2~~ 14.2 (Information), Clause ~~13.3~~ 14.3 (Illicit Payments), Clause ~~13.4~~ 14.4 (Prohibited Payments), Clause ~~13.28~~ 14.28 (Compliance with laws etc.) or provisions contained in Clause ~~20.3~~ 21.3 (Miscellaneous indemnities) or Clause ~~21.1~~ 22.1 (Illegality) and the representations and warranties given under paragraphs (p), (q), (r) and (s) of Clause ~~12.2~~ 13.2 (Continuing representations and warranties) respectively (the "Sanctions Provisions") shall only enure to the benefit of, and be applicable to a Creditor Party incorporated in the Federal Republic of Germany to the extent that such provisions would not result in any violation of, conflict with or liability under the EU Blocking Regulation, the German Blocking Provisions or any similar applicable anti-boycott law or regulation.

(b)

A Creditor Party (other than a Creditor Party incorporated in the Federal Republic of Germany) that is subject to the EU Blocking Regulation or any similar applicable anti-boycott law or regulation may notify the Agent in writing that it elects that any Sanctions Provisions shall only enure to the benefit of, and be applicable to, that Creditor Party to the extent that such provisions would not result in any violation of, conflict with or liability under the EU Blocking Regulation or any similar applicable anti-boycott law or regulation.

(c)

If a Creditor Party elects to be a Restricted Creditor Party pursuant to the foregoing paragraph (b), in respect of any proposed requirement to comply, enforcement, waiver, non-waiver, consent, variation or amendment of or in relation to a Finance Document relating to any Sanctions Provision (a "Relevant Action"), the Restricted Creditor Party shall notify the Agent in writing whether or not it shall be deemed to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve the Relevant Action and upon receipt by the Agent of such notice such Restricted Creditor Party shall be so deemed for such purposes.

1.6	General Interpretation

In this Agreement:

(a)

references in Clause 1.1 (Definitions) to a Finance Document or any other document being an "agreed form" are to the form agreed between the Agent (acting with the authorisation of each of the Creditor Parties) and the Borrower with any modifications to that form which the Agent (with the authorisation of the Majority Lenders in the case of substantial modifications) approves or reasonably requires;

(b)

references to, or to a provision of, a Finance Document or any other document are references to it as amended, amended and restated, or supplemented, whether before the date of this Agreement or otherwise;

(c)	references to, or to a provision of, any law or regulation include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;
(d)	words denoting the singular number shall include the plural and vice versa; and
(e)	Clauses 1.1 (Definitions) to 1.5 (General Interpretation) apply unless the contrary intention appears.

1.7	Headings

In interpreting a Finance Document or any provision of a Finance Document, all clauses, sub-clauses and other headings in that and any other Finance Document shall be entirely disregarded.

1.8	Effective Date

This Agreement is effective from the ~~2021 Deferral~~ 2023 Effective Date.

2	Facility
2.1	Amount of facility

Subject to the other provisions of this Agreement, the Lenders agree to make available to the Borrower a loan not exceeding the Maximum Loan Amount intended to be applied as follows:

(a)	in payment to the Builder of all or part of 80% of the Final Contract Price up to the Eligible Amount; and
(b)	in reimbursement to the Agent on behalf of the Lenders of the amount of the second instalment of the SACE Premium payable by it to SACE on the Drawdown Date.
2.2	Lenders' participations in Loan

Subject to the other provisions of this Agreement, each Lender shall participate in the Loan in the proportion which, as at the Drawdown Date, its Commitment bears to the Total Commitments.

2.3	Purpose of Loan

The Borrower undertakes with each Creditor Party to use the Loan only to pay for:

(a)	goods and services of Italian origin incorporated in the design, construction or delivery of the Ship;
(b)

subject to the limits and conditions fixed by the Italian Authorities, goods and services incorporated in the design, construction or delivery of the Ship and originating from countries other than Italy where the provision of such goods or services has been sub-contracted by the Builder and therefore remains the Builder's responsibility under the Shipbuilding Contract;

(c)	the second instalment of the SACE Premium payable on the Drawdown Date; and
(d)

such purposes, relating to the 2020 Deferral Tranche and the 2021 Deferral Tranche, as specified in accordance with the 2020 Amendment Agreement and the 2021 Amendment and Restatement Agreement respectively.

2.4	Proceedings by individual Lender requiring Majority Lender consent

Except for the SACE Agent, no Lender may commence proceedings against the Borrower or any other Obligor in connection with a Finance Document without the prior consent of all the Lenders.

2.5	Obligations of Lenders several

The obligations of the Lenders under this Agreement are several; and a failure of a Lender to perform its obligations under this Agreement shall not result in:

(a)	the obligations of the other Lenders being increased; nor
(b)	any Obligor or any other Lender being discharged (in whole or in part) from its obligations under any Finance Document;

and in no circumstances shall a Lender have any responsibility for a failure of another Lender to perform its obligations under this Agreement.

3	Conditions Precedent
3.1	General

The Borrower may only draw under the Loan when the following conditions have been fulfilled to the satisfaction of the Agent and provided no Event of Default shall have occurred and remains unremedied or is likely to occur as a consequence of the drawing of the Loan. This Clause 3 (Conditions Precedent) shall not apply to the 2020 Deferral Tranche or the 2021 Deferral Tranche, save for Clause 3.10 (Deferral Tranches).

3.2	No later than the date of the Original Facility Agreement

The Agent shall have received no later than the date of the Original Facility Agreement:

(a)

an opinion from legal counsel to the Agent as to Marshall Islands law, together with the limited liability company documentation of the Borrower supporting the opinion, including but without limitation the Certificate of Formation and Limited Liability Company Agreement as filed with the competent authorities and a certificate of a competent officer or manager of the Borrower containing specimen signatures of the persons authorised to sign the documents on behalf of the Borrower, to the effect that:

(i)	the Borrower has been duly formed and is validly existing as a limited liability company under the laws of the Republic of the Marshall Islands;
(ii)	the Original Facility Agreement falls within the scope of the Borrower's limited liability company purpose as defined by its Certificate of Formation and Limited Liability Company Agreement;
(iii)	the Borrower's representatives were at the date of the Original Facility Agreement fully empowered to sign the Original Facility Agreement;
(iv)

either all administrative requirements applicable to the Borrower (whether in the Republic of the Marshall Islands), concerning the transfer of funds abroad and acquisitions of Dollars to meet its obligations hereunder have been complied with, or that there are no such requirements; and

(v)	the Original Facility Agreement constitutes the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms,

and containing such exceptions as are standard for opinions of this type;

(b)

an opinion from legal counsel to the Agent as to English law confirming that the obligations of the Borrower under the Original Facility Agreement are legally valid and binding obligations enforceable by the relevant Creditor Parties in the English courts;

(c)	a Certified Copy of the executed Shipbuilding Contract;
(d)	a confirmation from EC3 Services Limited that it will act for the Borrower as agent for service of process in England in respect of the Original Facility Agreement and any other Finance Document;
(e)

an opinion from legal counsel to the Agent as to Panamanian law, together with the corporate documentation of each Prior Guarantor supporting the opinion, including but without limitation the Articles of Incorporation and By-laws as filed with the competent authorities and a certificate of a competent officer of each Prior Guarantor containing specimen signatures of the persons authorised to sign the documents on behalf of the Prior Guarantor, to the effect that:

(i)

each Prior Guarantor has been duly organised and is validly existing and in good standing as a Panamanian sociedad anonima with its domicile in the Republic of Panama and its Resident Agent being (in the case of Prestige Holdings) Arias Fabrega & Fabrega with address at Plaza 2000 Building, 16th Floor, 50th Street, Panama and (in the case of Oceania Cruises) Marcela Rojas de Perez with address at 10 Elvira Mendez Street, Top Floor, Panama;

(ii)	each Prior Guarantee falls within the scope of the relevant Prior Guarantor's corporate purpose as defined by its Articles of Incorporation and By-laws;
(iii)	each Prior Guarantor's representative was at the date of the Prior Guarantee issued by it fully empowered to sign that Prior Guarantee;
(iv)

either all administrative requirements applicable to each Prior Guarantor (whether in the Republic of Panama) concerning the transfer of funds abroad and acquisitions of Dollars to meet its obligations under the Prior Guarantee issued by it have been complied with, or that there are no such requirements;

(v)	each Prior Guarantee is the legal, valid and binding obligations of the Prior Guarantor which issued it enforceable in accordance with its terms; and
(vi)	none of the undertakings of either Prior Guarantor contained in either Prior Guarantee are contrary to public policy in the Republic of Panama,

and containing such exceptions as are standard for opinions of this type;

(f)	duly executed originals of the Prior Guarantees;
(g)

an opinion from legal counsel to the Agent as to English law confirming that the obligations of each Prior Guarantor under the Prior Guarantee issued by it are legally valid and binding obligations enforceable by the relevant Creditor Parties in the English courts; and

(h)

confirmation from EC3 Services Limited that it will act for each Prior Guarantor as agent for service of process in England in respect of the Prior Guarantee issued by that Prior Guarantor and any other Finance Document.

3.3	No later than ninety (90) days before the Intended Delivery Date

The Agent shall have received no later than ninety (90) days before the Intended Delivery Date:

(a)	notification from the Borrower of its preferred Maritime Registry;
(b)

the SACE Insurance Policy documentation relating to the transaction contemplated by the Original Facility Agreement issued on terms whereby the SACE Insurance Policy will enter into full force and effect upon fulfilment of the conditions specified therein to be fulfilled on or before the Drawdown Date; and

(c)	notification of the Approved Manager.
3.4

No later than the date falling ninety (90) days before the Intended Delivery Date and on each subsequent date on which a Compliance Certificate is to be received by the Agent pursuant to clause 11.3(e) of the Prestige Holdings Guarantee and clause 11.3(e) of the Oceania Cruises Guarantee

The Agent shall have received on the date falling ninety (90) days before the Intended Delivery Date and also on each subsequent date on which a Compliance Certificate (as defined in and is to be received by the Agent pursuant to) clause 11.3(e) of the Prestige Holdings Guarantee and clause 11.3(e) of the Oceania Cruises Guarantee a duly completed Compliance Certificate (as defined in each Prior Guarantee) from each Prior Guarantor;

3.5	No later than sixty (60) days before the Intended Delivery Date

The Agent shall have received from the Borrower no later than sixty (60) days before the Intended Delivery Date:

(a)	notification of the Intended Delivery Date;
(b)

notification, signed by a duly authorised signatory of the Borrower, specifying which of the Fixed Interest Rate or the Floating Interest Rate shall be applicable to the Loan until the date of payment of the final repayment instalment of the Loan; and in absence of any such notification, the Borrower shall be deemed to have opted for the Floating Interest Rate.

3.6	No later than fifteen (15) Business Days before the Intended Delivery Date

The Agent shall have received no later than fifteen (15) Business Days before the Intended Delivery Date insurance documents in form and substance satisfactory to the Lenders confirming that the Insurances have been effected and will be in full force and effect on the Delivery Date.

3.7	No later than five (5) Business Days before the Intended Delivery Date

The Agent shall have received no later than five (5) Business Days before the Intended Delivery Date:

(a)	the Drawdown Notice from the Borrower, signed by a duly authorised signatory of the Borrower, specifying the amount of the Loan to be drawn down;

(b)

a Certified Copy of each of the Change Orders, of any amendments to the Shipbuilding Contract and of the power of attorney pursuant to which the authorised signatory of the Borrower signed the Drawdown Notice and a specimen of his signature; and

(c)	a final confirmation of the Intended Delivery Date signed by a duly authorised signatory of the Borrower, and counter-signed by a duly authorised signatory of the Builder.
3.8	No later than the Delivery Date

The Agent shall have received no later than the Delivery Date:

(a)

an opinion from legal counsel to the Agent as to Marshall Islands law together with the limited liability company documentation of the Borrower and a certificate of a competent officer or manager of the Borrower containing specimen signatures of the persons authorised to sign the documents on behalf of the Borrower, confirming that:

(i)	the Lenders may continue to rely on the legal opinion given pursuant to paragraph (a) of Clause 3.2 (No later than the date of the Original Facility Agreement);
(ii)

the Original Mortgage, the Tripartite General Assignment, the External Management Agreement Assignment (if any), the Post-Delivery Assignment and the Time Charter Assignment (if any) fall within the scope of the Borrower's limited liability company purpose as defined by its Certificate of Formation and Limited Liability Company Agreement and are binding on it; and

(iii)

the Borrower's representatives are fully empowered to sign the Protocol of Delivery and Acceptance, the Original Mortgage, the Tripartite General Assignment, the External Management Agreement Assignment (if any), the Post-Delivery Assignment and the Time Charter Assignment (if any)

(b)

in the event that the Approved Manager is not a member of the Group, an opinion from legal counsel to the Agent as to the law of the place of incorporation of the Approved Manager, together with the corporate documentation of the Approved Manager supporting the opinion, that the Tripartite General Assignment (if applicable) and the acknowledgement of the notice of assignment of the External Management Agreement fall within the scope of the Approved Manager's corporate purpose as defined by its constitutional documents and are binding on it and the Approved Manager's representatives are fully empowered to sign the Tripartite General Assignment (if applicable) and the acknowledgement of the notice of assignment of the External Management Agreement;

(c)	evidence of payment to the Builder of:
(i)	the [*] ([*]) pre-delivery instalments of the Final Contract Price; and
(ii)	any other part of the Final Contract Price as at the Delivery Date not being financed hereunder;
(d)	evidence of payment of all amounts which are due and payable hereunder by the Borrower on or prior to the Delivery Date;
(e)	a certificate from the Borrower, signed by an authorised representative of the Borrower, confirming that the representations and warranties contained in Clause ~~12~~ 13 (Representations and Warranties) are true and correct as of the Delivery Date in consideration of the facts and circumstances existing as of the Delivery Date;

(f)	the Interest Make-up Agreement relative to the Loan and in full force and effect;

provided always that the obligations of the Lenders to make the Loan available on the Delivery Date are subject to the Agent remaining satisfied that each of the SACE Insurance Policy and the Interest Make-up Agreement will cover the Loan following the advance of the Loan, payment of the second instalment of the SACE Premium and delivery to SACE of the documents listed in Schedule 3 (Documents to be produced by the Builder to the Agent on Delivery).

3.9	At Delivery

Immediately prior to the delivery of the Ship by the Builder to the Borrower, the Agent shall have received:

(a)	evidence that immediately following delivery:
(i)	the Ship will be registered in the name of the Borrower in the Maritime Registry;
(ii)

title to the Ship will be held by the Borrower free of all Security Interests other than any maritime lien in respect of crew's wages and trade debts arising out of equipment, consumable and other stores placed on board the Ship prior to or concurrently with delivery, none of which is overdue;

(iii)

the Original Mortgage will be duly registered in the Maritime Registry and constitutes a first priority security interest over the Ship and that all taxes and fees payable to the Maritime Registry in respect of the Ship have been paid in full; and

(iv)	the opinions mentioned in paragraphs (j), (k) and (l) of Clause 3.9 (At Delivery) and the documents mentioned in paragraph (m) of Clause 3.9 will be received by the Agent;
(b)

a Certified Copy of a classification certificate (or interim classification certificate) showing the Ship to be classed in accordance with paragraph (c) of Clause ~~12.4~~ 13.4 (Representations on the Delivery Date).

(c)

duly executed originals of the Tripartite General Assignment, any External Management Agreement Assignment, any Approved Manager's Undertaking, the Post-Delivery Assignment and any Time Charter Assignment together with relevant notices of assignment and the acknowledgement of the notice of assignment to be issued pursuant to any External Management Agreement Assignment and the Post-Delivery Assignment and the Time Charter Assignment (if any);

(d)	a duly executed original of the Limited Liability Company Interests Security Deed (and of each document required to be delivered under the Limited Liability Company Interests Security Deed);
(e)	a Certified Copy of any executed External Management Agreement and any time charterparty in respect of the Ship;
(f)

a Certified Copy of any current certificate of financial responsibility in respect of the Ship issued under OPA, a valid Safety Management Certificate (or interim Safety Management Certificate) issued to the Ship in respect of its management by the Approved Manager pursuant to the ISM

Code, a valid Document of Compliance (or interim Document of Compliance) issued to the Approved Manager in respect of ships of the same type as the Ship pursuant to the ISM Code, a valid International Ship Security Certificate issued to the Ship in accordance with the ISPS Code and a valid IAPPC issued to the Ship in accordance with Annex VI and, if entered into, any carrier initiative agreement with the United States' Customs and Border Protection under the Customs-Trade Partnership Against Terrorism (C-TPAT) programme;

(g)

a Certified Copy of the power of attorney pursuant to which the authorised signatory(ies) of the Borrower signed the documents referred to in this Clause 3.9 (At Delivery) and to which the Borrower is a party and a specimen of his or their signature(s);

(h)

a confirmation from EC3 Services Limited that it will act for each of the relevant Obligors as agent for service of process in England in respect of the deed of covenants constituting part of the Original Mortgage (if applicable), the Tripartite General Assignment, the External Management Agreement Assignment (if any), the Post-Delivery Assignment and the Time Charter Assignment (if any).

Immediately following the delivery of the Ship by the Builder to the Borrower, the Agent shall receive:

(i)	a duly executed original of the Original Mortgage;
(j)

an opinion from legal counsel to the Agent as to Panamanian law, together with the corporate documentation of Oceania Cruises supporting the opinion and a certificate of a competent officer of Oceania Cruises containing specimen signatures of the persons authorised to sign the Limited Liability Company Interests Security Deed on behalf of Oceania Cruises confirming that:

(i)

the Lenders may continue to rely on the legal opinion given pursuant to paragraph (e) of Clause 3.2 (No later than the date of the Original Facility Agreement) in so far as it relates to Oceania Cruises;

(ii)	the Limited Liability Company Interests Security Deed falls within the scope of Oceania Cruises' corporate purpose as defined by its Articles of Incorporation and By-laws; and
(iii)	the representative of Oceania Cruises was at the date of the Limited Liability Company Interests Security Deed fully empowered to sign the Limited Liability Company Interests Security Deed.
(k)	an opinion from legal counsel to the Agent as to the law of the Maritime Registry confirming:
(i)	the valid registration of the Ship in the Maritime Registry; and
(ii)	the Original Mortgage over the Ship has been validly registered in the Maritime Registry;
(l)

an opinion from legal counsel to the Agent as to English law confirming that the obligations of the Borrower under the deed of covenants constituting part of the Original Mortgage (if applicable), the Tripartite General Assignment, any External Management Agreement Assignment, the Post-Delivery Assignment and any Time Charter Assignment are legally valid and binding obligations enforceable by the relevant Creditor Parties in the English courts;

(m)	the documents listed in Schedule 3 (Documents to be produced by the Builder to the Agent on Delivery).
3.10	Deferral Tranches

The relevant part of a Deferral Tranche shall only be advanced if the Agent shall have received (a) no later than five (5) Business Days before the date of the relevant advance (and only if required under Clause 4.9 (Deferral Tranches) hereunder), a Drawdown Notice from the Borrower, signed by a duly authorised signatory of the Borrower, specifying the amount of the Deferral Tranche to be drawn down, and (b) on the relevant date of the relevant advance or deemed advance (as applicable), confirmation that:

(a)

save as disclosed in writing to the Agent and SACE prior to the date of the 2020 Amendment Agreement, no Event of Default is continuing or would result from such advance or deemed advance (as applicable) and no Deferral Prepayment Event or event or circumstance specified in Clause ~~18~~ 19 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default has occurred; and

(b)

save as disclosed in writing to the Agent and SACE prior to the date of the 2020 Amendment Agreement, each of the repeating representations set out in Clause ~~12~~ 13 (Representations and Warranties) are true as at such date by reference to the facts and circumstances existing at such date, it being provided that two advances under the 2020 Deferral Tranche have been made to the Borrower in respect of the 2020 Deferred Repayment Instalments.

4	Drawdown
4.1	Borrower's irrevocable payment instructions

The Lenders shall not be obliged to fulfil their obligation to make the Loan available other than by paying the Builder all or part of 80% of the Final Contract Price up to the Eligible Amount on behalf of and in the name of the Borrower and by reimbursing the Agent for the instalment of the SACE Premium payable on the Delivery Date.

The Borrower hereby instructs the Lenders in accordance with this Clause 4.1 (Borrower's irrevocable payment instructions):

(a)	to pay to the Builder all or part of 80% of the Final Contract Price up to the Eligible Amount.
(b)

to pay to the Agent on behalf of the Lenders for onward payment to SACE (such payment to SACE to be made for value on the Drawdown Date), by drawing under the Loan, the amount of the second instalment of the related SACE Premium.

Payment to the Builder of the Dollar amount drawn under paragraph (a) of Clause 4.1 (Borrower's irrevocable payment instructions) above shall be made on the Delivery Date of the Ship during usual banking hours in Italy to the Builder's account as specified by the Builder in accordance with the Shipbuilding Contract after receipt and verification by the Agent of the documents provided under Schedule 3 (Documents to be produced by the Builder to the Agent on delivery).

Verification of the documents provided under Schedule 3 (Documents to be produced by the Builder to the Agent on delivery) shall be limited to checking their apparent compliance as defined in the Uniform Customs and Practices for Documentary Credits - ICC Publication 600 (UCP 600 latest revision).

Save as contemplated in Clause 4.3 (Modification of payment terms) below, the payment instruction contained in this Clause 4.1 (Borrower's irrevocable payment instructions) is irrevocable.

4.2	Conversion Rate for Loan

The Dollar amount to be drawn down under paragraph (a) of Clause 4.1 (Borrower's irrevocable payment instructions) shall be calculated by the Agent on the Conversion Rate Fixing Date in accordance with the definitions of "Eligible Amount" and "Conversion Rate" in Clause 1.1 (Definitions).

4.3	Modification of payment terms

The Borrower expressly acknowledges that the payment terms set out in this Clause may only be modified with the agreement of the Builder, the Agent, the Lenders and the Borrower in the case of paragraph (a) of Clause 4.1 (Borrower's irrevocable payment instructions) and with the agreement of the Agent, the Lenders and the Borrower in the case of paragraph (b) of Clause 4.1 (Borrower's irrevocable payment instructions); provided that it is the intention of the Borrower, the Lenders and the Agent that prior to the Delivery Date agreement shall be reached with those financial institutions with whom the Borrower has entered into the FOREX Contracts (the "Counterparties") in order that the Euro payments due from the Counterparties under the FOREX Contracts shall be paid to the Agent for holding in escrow and to be released by the Agent simultaneously with (i) the payment in full to the Builder of the balance of the Final Contract Price denominated in Euro at the time of delivery of the Ship and (ii) the payment to the Counterparties of the Dollars due to them under the relevant FOREX Contracts out of the Dollar amount available under paragraph (a) of Clause 4.1 (Borrower's irrevocable payment instructions), subject only to delivery of the Ship by the Builder to the Borrower taking place as evidenced by the execution and delivery of the Protocol of Delivery and Acceptance and to the Borrower having deposited with the Agent before delivery, if and to the extent required, any Dollar and/or Euro amounts as may be needed to ensure the payment in full of both the balance of the Final Contract Price in Euro and the Dollars owed to the Counterparties under all the relevant FOREX Contracts.

4.4	Availability

Except as permitted by the provisions of the 2020 Amendment Agreement in respect of the 2020 Deferral Tranche and the 2021 Amendment and Restatement Agreement in respect of the 2021 Deferral Tranche, drawing may not be made under this Agreement (and the Loan shall not be available) after the earlier of the Delivery Date and the expiry of the Availability Period.

4.5	Notification to Lenders of receipt of a Drawdown Notice

The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(a)	the amount of the Loan and the Drawdown Date;

(b)	the amount of that Lender's participation in the Loan; and
(c)	the duration of the first Interest Period.
4.6	Lenders to make available Contributions

Subject to the provisions of this Agreement, each Lender shall, on and with value on the Drawdown Date, make available to the Agent the amount due from that Lender under Clause 2.2 (Lenders' participations in Loan).

4.7	Disbursement of Loan

Subject to the provisions of this Agreement, the Agent shall on the Drawdown Date pay the amounts which the Agent receives from the Lenders under Clause 4.6 (Lenders to make available Contributions):

(a)	in the case of the amount referred to in paragraph (a) of Clause 4.1 (Borrower's irrevocable payment instructions), to the account which the Borrower specifies in the Drawdown Notice;
(b)	in the case of the amount referred to in paragraph (b) of Clause 4.1 (Borrower's irrevocable payment instructions) to the account of SACE which the SACE Agent shall specify; and
(c)	in the like funds as the Agent received the payments from the Lenders.
4.8	Disbursement of Loan to third party

The payment by the Agent under Clause 4.7 (Disbursement of Loan) shall constitute the making of the Loan and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's Contribution.

4.9	Deferral Tranches

The Lenders have agreed, pursuant to the 2020 Amendment Agreement and the 2021 Amendment and Restatement Agreement, as set out in this Agreement (but without increasing the Maximum Loan Amount and the Total Commitments of each Lender save for the related 2020 Deferral Tranche Premium to be advanced in accordance with paragraph (d) below) to make available to the Borrower the Deferral Tranches as follows, as set out in further detail in Schedule 4 (Deferred Repayment Schedule):

(a)

on each Repayment Date during the 2020 Deferral Period, a portion of the 2020 Deferral Tranche in an amount equal to the relevant 2020 Deferred Repayment Instalment due on such Repayment Date shall be automatically drawn by the Borrower and applied towards repayment of the relevant 2020 Deferred Repayment Instalment due on such date. Each such advance under the 2020 Deferral Tranche shall be automatic and notional only, and effected by means of a book entry to finance the 2020 Deferred Repayment Instalments then due;

(b)

if a 2020 Deferred Repayment Instalment has fallen due and been paid during the Deferral Period and prior to the 2020 Deferral Effective Date (the “Paid Amount”), on the date falling five (5) Business Days after the Effective Date (as such term is described in the 2020 Amendment Agreement), an amount equal to the Paid Amount shall be reimbursed to the Borrower to the account notified by the Borrower to the Agent on or prior to the Effective Date in accordance with the relevant Drawdown Notice;

(c)

on each Repayment Date during the 2021 Deferral Period, a portion of the 2021 Deferral Tranche in an amount equal to the relevant 2021 Deferred Repayment Instalment due on such Repayment Date shall be automatically drawn by the Borrower and applied towards repayment of the relevant 2021 Deferred Repayment Instalment due on such date. Each such advance under the 2021 Deferral Tranche shall be automatic and notional only, and effected by means of a book entry to finance the 2021 Deferred Repayment Instalments then due; and

(d)

together with the first advance of the 2020 Deferral Tranche under this Clause 4.9 (Deferral Tranches), a portion of the 2020 Deferral Tranche in an amount equal to the amount to be paid to SACE in respect of the 2020 Deferral Tranche Premium payable to SACE due on the first advance under the 2020 Deferral Tranche shall be drawn by the Borrower and paid to SACE as specified in the relevant Drawdown Notice, it being provided that such amount was advanced to the Borrower on 29 June 2020 together with the first advance under the 2020 Deferral Tranche in respect of the 2020 Deferred Repayment Instalments.

Accordingly, the other provisions of this Clause 4 (Drawdown) shall not apply to the advances under the Deferral Tranches and each advance of any Deferral Tranches under this Clause 4.9 (Deferral Tranches) shall be deemed to satisfy the Borrower's obligations under Clause 5 (Repayment) in respect of the corresponding Deferred Repayment Instalment.

5	Repayment
5.1	Number of repayment instalments

Subject to Clause 5.5 (Repayment of Deferral Tranches), the Borrower shall repay the Loan by twenty-four (24) consecutive six-monthly instalments.

5.2	Repayment Dates

Subject to Clause 5.5 (Repayment of Deferral Tranches), the first instalment shall be repaid on the date falling six (6) months after the Drawdown Date and the last instalment on the date falling one hundred and forty four (144) months after the Drawdown Date, each date of payment of an instalment being a "Repayment Date".

5.3	Amount of repayment instalments

Subject to Clause 5.5 (Repayment of Deferral Tranches), each of the twenty-four (24) consecutive six-monthly repayment instalments of the Loan shall be of an equal amount.

5.4	Final Repayment Date

Subject to Clause 5.5 (Repayment of Deferral Tranches), on the final Repayment Date, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

5.5	Repayment of Deferral Tranches

Subject to Clause 4.9 (Deferral Tranches):

(a)

the 2020 Deferral Tranche shall be repaid in eight semi-annual instalments beginning on the 2020 Deferral Repayment Starting Point and until the 2020 Deferral Final Repayment Date, as set out in further detail in Schedule 4 (Deferred Repayment Schedule); and

(b)

the 2021 Deferral Tranche shall be repaid in ten semi-annual instalments beginning on the 2021 Deferral Repayment Starting Point and until the 2021 Deferral Final Repayment Date, as set out in further detail in Schedule 4 (Deferred Repayment Schedule).

6	Rate Switch
6.1	Switch to Term SOFR Reference Rate

Subject to Clause 6.2 (Delayed switch for existing LIBOR Loans), on and from the Rate Switch Date, where the Floating Interest Rate applies:

(a)	use of the Term SOFR Reference Rate will replace the use of LIBOR for the calculation of interest for the Loan or any part of the Loan; and
(b)

the Loan or any part of the Loan or Unpaid Sum shall be a "Term SOFR Loan" and paragraph (b) of the definition of Floating Interest Rate shall apply to the Loan, any such part of the Loan or Unpaid Sum.

6.2	Delayed Switch for Existing LIBOR Loans

If the Rate Switch Date falls before the last day of an Interest Period for a LIBOR Loan:

(a)

the Loan, relevant part of the Loan or Unpaid Sum (as applicable) shall continue to be a LIBOR Loan for that Interest Period and paragraph (a) of the definition of Floating Interest Rate shall continue to apply to the Loan, relevant part of the Loan or Unpaid Sum (as applicable) for that Interest Period;

(b)

any provision of this Agreement which is expressed to relate solely to a Term SOFR Loan shall not apply in relation to the Loan, relevant part of the Loan or Unpaid Sum (as applicable) for that Interest Period; and

(c)	on and from the first day of the next Interest Period (if any) for the Loan, relevant part of the Loan or Unpaid Sum (as applicable):
(i)	the Loan, relevant part of the Loan or Unpaid Sum (as applicable) shall be a "Term SOFR Loan"; and
(ii)	paragraph (b) of the definition of Floating Interest Rate shall apply to it.
6.3	Notifications by Agent
(1)	Subject to paragraph (3) below, following the occurrence of a Rate Switch Trigger Event, the Agent shall:
(a)	promptly upon becoming aware of the occurrence of that Rate Switch Trigger Event, notify the Borrower and the Lenders of that occurrence; and
(b)	promptly upon becoming aware of the date of the Rate Switch Trigger Event Date applicable to that Rate Switch Trigger Event, notify the Borrower and the Lenders of that date
(2)	The Agent shall, promptly upon becoming aware of the occurrence of the Rate Switch Date, notify the Borrower and the Lenders of that occurrence.

(3)

The Parties agree that the FCA Cessation Announcement constitutes a Rate Switch Trigger Event, that the Rate Switch Trigger Event Date applicable to such Rate Switch Trigger Event will be 1 July 2023 and that the Agent is not under any obligation under paragraph (1) above to notify any Party of such Rate Switch Trigger Event or Rate Switch Trigger Event Date resulting from the FCA Cessation Announcement.

(4)

For the purposes of paragraph (3) above, the "FCA Cessation Announcement" means the announcement on 5 March 2021 by the UK's Financial Conduct Authority that all LIBOR settings will, as of certain specified future dates, either cease to be provided by any administrator or no longer be representative of the market and economic reality that they are intended to measure and that such representativeness will not be restored.

7	~~6~~Interest
7.1	~~6.1~~Fixed Interest Rate

If the Borrower has specified a Fixed Interest Rate pursuant to paragraph (b) of Clause 3.5 (No later than Sixty (60) days before the Intended Delivery Date), the Loan shall bear interest at the CIRR. Such interest shall accrue on the actual number of days elapsed based upon a 360 day year and shall be paid on each Repayment Date.

7.2	~~6.2~~Floating Interest Rate

If:

(a)	the Borrower has specified a Floating Interest Rate pursuant to paragraph (b) of Clause 3.5 (No later than Sixty (60) days before the Intended Delivery Date); or
(b)

the Borrower has specified a Fixed Interest Rate pursuant to paragraph (b) of Clause 3.5 (No later than Sixty (60) days before the Intended Delivery Date) but thereafter for any reason whatsoever the Interest Make-up Agreement shall cease to be in effect, the rate of interest on the Loan in respect of any Interest Period shall be the Floating Interest Rate applicable for that Interest Period and the following provisions of this Clause 6 (Interest) shall apply (in the case of the circumstances referred to in paragraph (b) above, with effect from the date on which the Interest Make-up Agreement ceases to be in effect, with such consequential amendments as shall be necessary to give effect to the switch from a Fixed Interest Rate to a Floating Interest Rate).

7.3	~~6.3~~Interest in respect of Deferral Tranches

The rate of interest for each Interest Period in respect of each Deferral Tranche shall be the relevant Floating Interest Rate.

7.4	~~6.4~~Deferred Costs

Independently to any other obligation to pay costs, expenses or interest under or in connection with this Agreement, the Borrower shall, as a separate obligation, also pay to the Agent (for distribution to each Lender) deferred costs in respect of any drawn portion of a Deferral Tranche at the relevant Deferred Costs Percentage for each Interest Period during which any part of that Deferral Tranche remains outstanding. Whilst not an interest liability, such deferred costs shall be charged from and including the first day of the applicable Interest Period in which an amount of the relevant Deferral Tranche is outstanding to (but not including) the last day of such Interest Period, and will be payable semi-annually in arrears on each interest payment date. Any deferred costs payable in accordance with this Clause ~~6.4~~ 7.4 (Deferred Costs) shall be calculated on the basis of the actual number of days elapsed over a year comprised of 360 days. Any non-payment of such deferred costs shall be an Event of Default in accordance with Clause ~~18.2~~ 19.2 (Non-payment).

7.5	~~6.5~~Payment of Floating Interest Rate

Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period shall accrue on the actual number of days elapsed based upon a 360 day year and shall be paid by the Borrower on the last day of that Interest Period.

7.6	~~6.6~~Notification of Interest Periods and Floating Interest Rate
(a)

~~The~~ Save where paragraph (d) of Clause 7.10 (Unavailability of Term SOFR) applies, the Agent shall notify the Borrower and each Lender of each Floating Interest Rate and the duration of each Interest Period as soon as reasonably practicable after each is determined and no later than the Quotation Day.

(b)	In respect of any Fallback Interest Payment, the Agent shall promptly upon a Fallback Interest Payment being determinable notify:
(i)	the Borrower of that Fallback Interest Payment;
(ii)	each relevant Lender of the proportion of that Fallback Interest Payment which relates to that Lender's participation in the Loan or the relevant part of the Loan; and
(iii)	the relevant Lenders and the Borrower of each applicable Daily Simple SOFR relating to the determination of that Fallback Interest Payment.
(c)	The Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan or any part of the Loan.
7.7	This Clause 7.6 (Notification of Interest Periods and Floating Interest Rate) shall not require the Agent to make any notification to any Party on a day which is not a Business Day.
7.8	~~6.7~~Unavailability of Screen Rate before Rate Switch Date
(a)

Interpolated Screen Rate: If no Screen Rate is available for ~~LIBOR for~~ the Interest Period of ~~the Loan or~~ any ~~part of the~~ LIBOR Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of ~~the Loan or~~ that ~~part of the~~ LIBOR Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR for:
(i)	Dollars;
(ii)	the Interest Period of ~~the Loan or~~ any ~~part of the~~ LIBOR Loan and it is not possible to calculate the Interpolated Screen Rate,
(iii)	the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period of ~~the Loan or~~ that ~~part of the~~ LIBOR Loan.

(c)

Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for Dollars or the relevant Interest Period there shall be no LIBOR for ~~the~~ that Loan ~~or that part of the Loan (as applicable)~~ and Clause ~~6.10~~ 7.12 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

7.9	~~6.8~~Calculation of Reference Bank Rate
(a)

Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.
7.10	Unavailability of Term SOFR
(a)

Interpolated Term SOFR:  If no Term SOFR is available for the Interest Period of any Term SOFR Loan, the applicable Term SOFR Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of that Term SOFR Loan.

(b)

Historic Term SOFR: If no Term SOFR is available for the Interest Period of any Term SOFR Loan and it is not possible to calculate the Interpolated Term SOFR, the applicable Term SOFR Reference Rate shall be the Historic Term SOFR for that Term SOFR Loan.

(c)

Interpolated Historic Term SOFR: If paragraph (b) above applies but no Historic Term SOFR is available for the Interest Period of any Term SOFR Loan, the applicable Term SOFR Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to the Interest Period of that Term SOFR Loan.

(d)

Daily Simple SOFR: If, after giving effect to paragraph (c) above, no Term SOFR is available for the Interest Period of a Term SOFR Loan and it is not possible to calculate the Interpolated Historic Term SOFR, that Term SOFR Loan shall bear interest for any day of the relevant Interest Period at a rate per annum equal to the aggregate of the applicable (i) Daily Simple SOFR; (ii) Margin; and (iii) Credit Adjustment Spread.

(e)

Cost of funds:  If paragraph (d) above applies but it is not possible to calculate the Daily Simple SOFR, there shall be no Term SOFR Reference Rate for that Term SOFR Loan and Clause 7.12 (Cost of funds) shall apply to that Term SOFR Loan for that Interest Period.

7.11	~~6.9~~Market Disruption
(a)

~~If~~ In the case of a LIBOR Loan, if before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan in aggregate exceed [*] per cent. of the Loan or the relevant part of the Loan as appropriate) that the cost to it or each of them of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select would be in excess of LIBOR then Clause ~~6.10~~ 7.12 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.

(b)

In the case of a Term SOFR Loan, if before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed 50 per cent. of the Loan or the relevant part of the Loan as appropriate) that its cost of funds relating to its participation in the Loan or that part of the Loan would be in excess of the Market Disruption Rate then Clause 7.12 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period

7.12	~~6.10~~Cost of funds
(a)

If this Clause ~~6.10~~ 7.12 (Cost of funds) applies, the rate of interest on the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and
(ii)

the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum ~~the cost to the relevant Lender of funding~~ its cost of funds relating to its participation in the Loan or that part of the Loan from whatever source it may reasonably select.

(b)

If this Clause ~~6.10~~ 7.12 (Cost of funds) applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)

Subject to Clause ~~6.11~~ 7.13 (~~Replacement of Screen Rate~~Changes to the reference rates), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)	If paragraph (e) below does not apply and any rate notified to the Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.
(e)	If this Clause ~~6.10~~ 7.12 (Cost of funds) applies pursuant to Clause ~~6.9~~ 7.10 (Market disruption) and:
(i)

in relation to a LIBOR Loan, a Lender's Funding Rate is less than LIBOR~~; or~~, , that Lender's cost of funds relating to its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of sub-paragraph (ii) of paragraph (a) above, to be LIBOR.

(ii)

in relation to a Term SOFR Loan, a Lender's Funding Rate is less than the Market Disruption Rate, that Lender’s cost of funds relating to its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of sub-paragraph (ii) of paragraph (a) above, to be the Market Disruption Rate for that Term SOFR Loan.

~~(ii)~~	~~a Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above,~~

~~the cost to that Lender of funding its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.~~

(f)	If this Clause ~~6.10~~ 7.12 (Cost of funds) applies but any Lender does not ~~supply a quotation~~ notify a rate to the Agent by the time specified in sub-paragraph (ii) of paragraph (a) above, the rate of interest shall be calculated on the basis of the ~~quotations of~~ rates notified by the remaining Lenders.

~~6.11~~	~~Replacement of Screen Rate~~
7.13	Changes to the reference rates
(a)	~~If a Screen~~ If a Published Rate Replacement Event has occurred in relation to the ~~Screen~~ Published Rate ~~for Dollars~~, any amendment or waiver which relates to:
(i)	~~(a)~~providing for the use of a Replacement ~~Benchmark~~Reference Rate; and
(ii)	~~(b)~~
(A)	~~(i)~~aligning any provision of any Finance Document to the use of that Replacement ~~Benchmark~~Reference Rate;
(B)

~~(ii)~~enabling that Replacement ~~Benchmark~~ Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement ~~Benchmark~~ Reference Rate to be used for the purposes of this Agreement);

(C)	~~(iii)~~implementing market conventions applicable to that Replacement ~~Benchmark~~Reference Rate;
(D)	~~(iv)~~providing for appropriate fallback (and market disruption) provisions for that Replacement ~~Benchmark~~Reference Rate; or
(E)

~~(v)~~adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement ~~Benchmark~~ Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders), SACE and SIMEST (if applicable) and the Borrower.

~~(c)~~	~~If, as at 30 September 2021, this Agreement provides that the rate of interest for the Loan in Dollars is to be determined by reference to the Screen Rate for LIBOR:~~
~~(i)~~	~~a Screen Rate Replacement Event shall be deemed to have occurred on that date in relation to the Screen Rate for Dollars; and~~
~~(ii)~~

~~the Agent (acting on the instructions of the Majority Lenders) and the Obligors shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in relation to Dollars in place of that Screen Rate from and including a date no later than 30 November 2021, unless the Borrower and the Agent (acting on the instructions of the Majority Lenders) agree to defer the date of the negotiations required under this sub-paragraph (ii) together with the date for the use of such a Replacement Benchmark, in which case such dates shall be those so agreed.~~

(b)

~~(d)~~If an amendment is required as contemplated in this Clause ~~6.11~~ 7.13 (~~Replacement of Screen Rate~~Changes to reference rates), the Obligors shall reimburse ~~each of~~ the Agent ~~and the Security Trustee~~ for the amount of all costs and expenses (including legal fees and other professional expenses) incurred by each Creditor Party in relation to such amendment.

In this Clause 7.13:

"Published Rate" means:

(a)	SOFR; or
(b)	Term SOFR for any Quoted Tenor.

"Published Rate Contingency Period" means, in relation to:

(a)	Term SOFR (all Quoted Tenors), ten US Government Securities Business Days;
(b)	SOFR, ten US Government Securities Business Days.

"Published Rate Replacement Event" means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders, and the Borrower materially changed;
(b)
(i)
(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)

the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or
(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or
(c)	the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or
(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the applicable Published Rate Contingency Period; or
(d)	in the opinion of the Majority Lenders and the Borrower, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

"Replacement Reference Rate" means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:
(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or
(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under sub-paragraph (ii) above;

(b)

in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or

(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor or alternative to a Published Rate.
7.14	~~6.12~~Notice of prepayment

If no agreement is reached with the Borrower under Clause ~~6.11~~ 7.13 (~~Replacement of Screen Rate~~Changes to the reference rates), the Borrower may give the Agent not less than 15 Business Days', or, if the Fixed Interest Rate has been selected pursuant to paragraph (a) of Clause 3.5 (No later than Sixty (60) days before the Intended Delivery Date), the Borrower may give the Agent not less than 60 days' notice of its intention to prepay at the end of the interest period set by the Agent.

7.15	~~6.13~~Prepayment; termination of Commitments

A notice under Clause ~~6.12~~ 7.14 (Notice of prepayment) shall be irrevocable; the Agent shall promptly notify the Lenders of the Borrower's notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Total Commitments shall be cancelled; and

(b)

on the last Business Day of the Interest Period set by the Agent, the Borrower shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable rate plus the Margin.

7.16	~~6.14~~Application of prepayment

The provisions of Clause ~~16~~ 17 (Cancellation and Prepayment) shall apply in relation to the prepayment.

8	~~7~~Interest Periods
8.1	~~7.1~~Floating Interest Rate

This Clause ~~7~~ 8 (Interest Periods) applies where the Borrower has specified a Floating Interest Rate pursuant to paragraph (b) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date) or in the case of each Deferral Tranche.

8.2	~~7.2~~Commencement of Interest Periods

The first Interest Period shall commence on the Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

8.3	~~7.3~~Duration of Interest Periods

Each Interest Period shall be 6 months and shall end on the next succeeding Repayment Date.

8.4

~~7.4~~The first Interest Period in relation to each advance or deemed advance (as applicable) under each Deferral Tranche shall start on the date of such advance or deemed advance (as applicable) and end on the last day of the current Interest Period in respect of the Loan, following which all Interest Periods will be consolidated.

9	~~8~~Claims or Defences may not be opposed to the Lenders
9.1	~~8.1~~Liability Preserved

The Borrower may not escape liability under the terms of this Agreement by opposing to the Lenders claims or defences of any kind whatsoever arising under the Shipbuilding Contract, and in particular from its performance, or from any other relationship between the Borrower and the Builder.

10	~~9~~SACE Premium and Italian Authorities
10.1	~~9.1~~SACE Premium

The estimated SACE Premium is due and payable in two instalments as follows:

(a)

the first instalment of the SACE Premium shall be paid to SACE within 30 days of the issue of the SACE Insurance Policy documentation in the form required by paragraph (b) of Clause 3.3 (No later than ninety (90) days before the Intended Delivery Date) of this Agreement and shall be in such amount in Dollars as is calculated by the Agent to be the equivalent of EUR [*] converted at the Base Rate (the "First Instalment"); and

(b)	the second instalment of the SACE Premium shall be such amount in Dollars as is calculated by the Agent to be the product of (i) [*]% of the Loan actually advanced on the Drawdown Date

LESS (ii) the amount of the First Instalment (the "Second Instalment")and shall be payable on the Drawdown Date.

10.2	~~9.2~~Reimbursement by the Borrower of the SACE Premium

The Borrower irrevocably agrees to pay the First Instalment, and to instruct the Lenders to pay the Second Instalment on behalf of the Borrower, as follows:

(a)

The First Instalment shall be paid to SACE by the Borrower through the Agent upon notification by the Agent to the Borrower (i) of the issue of the SACE Insurance Policy documentation in the form required by paragraph (b) of Clause 3.3 (No later than ninety (90) days before the Intended Delivery Date) of this Agreement, and (ii) of the amount of the First Instalment.

(b)

The Borrower has requested and the Lenders have agreed to finance the payment of one hundred per cent. (100%) of the Second Instalment on the Drawdown Date in accordance with paragraph (b) of Clause 2.1 (Amount of facility) of this Agreement.

Consequently, the Borrower hereby irrevocably instructs the Agent on behalf of the Lenders to pay the Second Instalment to SACE on the Drawdown Date and to reimburse themselves by drawing under the Loan the amount of the Second Instalment in accordance with paragraph (b) of Clause 2.1 (Amount of facility) of this Agreement.

The Second Instalment financed by the Loan will be repayable in any event by the Borrower to the Lenders in the manner specified in Clause 5 (Repayment) and under any and all circumstances including but without limitation in the event of prepayment or acceleration of the Loan.

10.3	~~9.3~~Italian Authorities
(a)

The Borrower acknowledges and agrees that the Agent and the Lenders are entitled to provide the Italian Authorities with any information they may have relative to the Loan and the business of the Group, to allow the Italian Authorities to inspect all their records relating to this Agreement and the other Transaction Documents and to furnish them with copies thereof. Any such information relative to the Loan may also be given by any Italian Authorities to international institutions charged with collecting statistical data.

(b)

The Borrower acknowledges that, in the making of any decision or determination or the exercise of any discretion or the taking or refraining to take any action under this Agreement or any of the other Finance Documents, the Agent and the Lenders shall be deemed to have acted reasonably if they have acted on the instructions of either of the Italian Authorities.

(c)	Each Party further undertakes not to act in a manner which is inconsistent with the terms of the SACE Insurance Policy.
10.4	~~9.4~~Refund

In accordance with the SACE Insurance Policy, the Borrower has the right to receive a refund of the first instalment of the SACE Premium referred to in paragraph (a) of Clause ~~9.1~~ 10.1 (SACE Premium), provided that no Event of Default has occurred, in the event that no drawings have been made under this Agreement and the parties have mutually decided to cancel the SACE Insurance Policy following cancellation of the Total Commitments in accordance with Clause ~~16.1~~ 17.1 (Cancellation). In these circumstances, the Borrower may request in writing through the SACE Agent, and shall be entitled to receive from SACE through the SACE Agent, a refund of the first instalment of the SACE Premium subject to a deduction for SACE's administrative charges as calculated by SACE in an amount of not less than 15% of the refund or EUR 3,000 (calculated at the exchange rate valid at the date of the refund request) whichever is the higher.

In no event shall the SACE Agent be liable for any refund of the SACE Premium to be made by SACE.

10.5	~~9.5~~Deferral Tranches – additional premium

A premium is payable by the Borrower to SACE in respect of:

(a)

the 2020 Deferral Tranche (the "2020 Deferral Tranche Premium"), it being provided that an amount of $[*] was advanced to the Borrower and paid to SACE on 29 June 2020 with the first Advance under the 2020 Deferral Tranche in respect of the 2020 Deferred Repayment Instalments; and

(b)

the 2021 Deferral Tranche (the "2021 Deferral Tranche Premium" and together with the 2020 Deferral Tranche Premium, the "Deferral Tranche Premia"), payable in an amount of $[*] no later than the earlier of (i) 30 days from the date of issuance of the relevant addendum to the SACE Insurance Policy in form and substance acceptable to the Lenders and (ii) the first Advance under the 2021 Deferral Tranche.

Each of the Deferral Tranche Premia paid or to be paid to SACE is non-refundable, and the 2021 Deferral Tranche Premium will not be financed.

11	~~10~~Fees
11.1	~~10.1~~Fees

The following fees shall be paid to the Agent by the Borrower as required hereunder:

(a)

for the Mandated Lead Arrangers and the SACE Agent, an arrangement fee in an amount and payable at the time separately agreed in writing between the Mandated Lead Arrangers, the SACE Agent and the Borrower;

(b)

for the Lenders, a commitment fee in Dollars for the period from the date of the Original Facility Agreement to the Delivery Date of the Ship, or the date of receipt by the Agent of the written cancellation notice sent by the Borrower as described in Clause ~~16.1~~ 17.1 (Cancellation), whichever is the earliest, computed at the rate of [*] per cent. ([*]%) per annum and calculated on the undrawn amount of the Maximum Loan Amount and payable in arrears on the date falling six (6) months after the date of this Agreement and on each date falling at the end of each following consecutive six (6) month period, with the exception of the commitment fee due in respect of the last period, which shall be paid on the Drawdown Date, or the date of receipt by the Agent of the written cancellation notice sent by the Borrower as described in Clause ~~16.1~~ 17.1 (Cancellation), whichever is the earliest, such commitment fee to be calculated on the actual number of days elapsed divided by three hundred and sixty (360);

For the purpose of the computation of the periodical commitment fee payable to the Lenders, the Maximum Loan Amount is assumed to be USD 608,082,164;

In the event the actual amount drawn under the Loan on the Delivery Date is higher, the Borrower shall on the Delivery Date pay the difference between the aggregate commitment fee amounts paid up to that date and the aggregate commitment fee computed on the actual amount to be drawn on the Delivery Date;

(c)

With effect from the date of the 2020 Amendment Agreement, the Borrower shall pay to the Agent (for the account of the Lenders for application pro rata to their Commitments) a commitment fee in the amount of [*] per cent. ([*]%) per annum on the daily undrawn 2020 Deferral Commitment. The commitment fee shall be payable in arrears on the date of each advance or deemed advance, as applicable, of the 2020 Deferral Tranche in accordance with Clause 4.9 (Deferral Tranches) or, if cancelled, on the date of cancellation of the 2020 Deferral Tranche;

(d)

With effect from the date of the 2021 Amendment and Restatement Agreement, the Borrower shall pay to the Agent (for the account of the Lenders for application pro rata to their Commitments) a commitment fee in the amount of [*] per cent. ([*]%) per annum on the daily undrawn 2021 Deferral Commitment. The commitment fee shall be payable in arrears on the date of each advance or deemed advance, as applicable, of the 2021 Deferral Tranche in accordance with Clause 4.9 (Deferral Tranches) or, if cancelled, on the date of cancellation of the 2021 Deferral Tranche;

(e)

for the Agent, an agency fee of $[*] payable within ten (10) Business Days of the date of the Original Facility Agreement and on or before each anniversary date thereof until total repayment of the Loan unless the Total Commitments are terminated pursuant to Clause ~~16.1~~ 17.1 (Cancellation).

12	~~11~~Taxes, Increased Costs, Costs and Related Charges
12.1	~~11.1~~Warranty

The Creditor Parties each warrant to the Borrower that as at the ~~effective date~~ Effective Date of this Agreement there are no Taxes payable in France as a consequence of the signature or performance of this Agreement (other than Taxes payable by each of the Lenders on its overall net income). Each of the Lenders specified in Schedule 1 (Lenders and Commitments) undertakes that: (i) its Facility Office is located in France at the ~~effective date~~ Effective Date of this Agreement; and (ii) it will not relocate its Facility Office to another jurisdiction if such relocation could result in the imposition of Taxes in connection with signature or performance of this Agreement (other than Taxes payable by a Lender on its overall net income), it being agreed, for the avoidance of doubt, that each Lender shall be entitled at any time to relocate its Facility Office to another jurisdiction provided that such relocation does not affect the tax status of the transaction for the Borrower by reference to the tax status that would apply were its Facility Office to be located in France.

12.2	~~11.2~~Taxes
(a)

All Taxes legally payable (other than Taxes payable by each of the Lenders on its overall net income) as a consequence of the signature or performance of this Agreement shall be paid by the Borrower. In consequence, all payments of principal and interest, interest on late payments, compensation, costs, fees and related charges, due in connection with this Agreement shall be made without any deduction or withholding in respect of Taxes. The Borrower therefore hereby agrees expressly that if for any reason full payment of the above amounts is not made, it will immediately pay the Lenders the sums necessary to compensate exactly the effect of the deductions or withholdings made in respect of Taxes. If the Borrower fails to perform this obligation, the Lenders shall be entitled, in accordance with Clause ~~18~~ 19 (Events of Default), either not to make available the Loan or, as the case may require, to require immediate repayment of the Loan.

(b)

If an additional payment is made under this Clause and any Lender or the Agent on its behalf determines that it has received or been granted a credit against or relief of or calculated with reference to the deduction or withholding giving rise to such additional payment, such Lender or the Agent (as the case may be) shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment and provided that it has received the cash benefit of such credit, relief or remission, pay to the Borrower such amount as such Lender or the Agent shall in its reasonable opinion have concluded to be attributable to the relevant deduction or withholding. Any such payment shall be conclusive evidence of the amount due to the Borrower hereunder and shall be accepted by the Borrower in full and final settlement of its rights of reimbursement hereunder in respect of such deduction or withholding. Nothing herein contained shall interfere with the right of any Lender and the Agent to arrange their respective tax affairs in whatever manner they think fit.

(c)	Nothing in this Clause ~~11.2~~ 12.2 (Taxes) shall require the Borrower to compensate the Lenders in respect of any tax imposed under or in connection with FATCA.
12.3	~~11.3~~FATCA Deduction
(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower, the Agent and the other Creditor Parties.

12.4	~~11.4~~FATCA Information
(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party; and
(ii)

supply to that other Party such forms (including any applicable W8 BEN-E or W9 or other equivalent form), documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA or any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) of Clause ~~11.4~~ 12.4 (FATCA Information) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Creditor Party to do anything which would or might in its reasonable opinion constitute a breach of:
(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.5	~~11.5~~Increased Costs

If after the date of the Original Facility Agreement by reason of:

(a)	any change in law or in its interpretation or administration; and/or
(b)

compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority including but without limitation the Basel Committee on Banking Regulations and Supervisory Practices whether or not having the force of law:

(i)	any of the Lenders incurs a cost as a result of its performing its obligations under this Agreement and/or its making available its Commitment hereunder; or
(ii)

there is any increase in the cost to any of the Lenders of funding or maintaining all or any of the advances comprised in a class of advances formed by or including its Commitment advanced or to be advanced by it hereunder; or

(iii)	any of the Lenders incurs a cost as a result of its having entered into and/or its assuming or maintaining its commitment under this Agreement; or
(iv)

any of the Lenders becomes liable to make any payment on account of Tax or otherwise (other than Tax on its overall net income) on or calculated by reference to the amount of its Commitment advanced or to be advanced hereunder and/or any sum received or receivable by it hereunder; or

(v)

any of the Lenders suffers any decrease in its rate of return as a result of any changes in the requirements relating to capital ratios, monetary control ratios, the payment of special deposits, liquidity costs or other similar requirements affecting that Lender, then the Borrower shall from time to time on demand pay to the Agent for the account of the relevant Lender or Lenders amounts sufficient to indemnify the relevant Lender or Lenders against, as the case may be, such cost, such increased cost (or such proportion of such increased cost as is in the reasonable opinion of the relevant Lender or Lenders attributable to the funding or maintaining of its or their Commitment(s) hereunder) or such liability.

A Lender affected by any provision of this Clause ~~11.3~~ 12.3 (FATCA Deduction) shall promptly inform the Agent after becoming aware of the relevant change and its possible results (which notice shall be conclusive evidence of the relevant change and its possible results) and the Agent shall, as soon as reasonably practicable thereafter, notify the Borrower of the change and its possible results. Without affecting the Borrower's obligations under this Clause ~~11.3~~ 12.3 (FATCA Deduction) and in consultation with the Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the change (for example (if then possible) by changing its Facility Office or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower and the Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

Nothing in this Clause ~~11.5~~ 12.5 (Increased Costs) shall require the Borrower to compensate the Lenders in respect of any tax imposed under or in connection with FATCA.

12.6	~~11.6~~Transaction Costs

The Borrower undertakes to pay to the Agent, upon demand, all costs and expenses, duties and fees, including but without limitation agreed legal costs, out of pocket expenses and travel costs, incurred by the Mandated Lead Arrangers and the Lenders (but not including any bank which becomes a Lender after the date of the Original Facility Agreement) in connection with the negotiation, preparation and execution of all agreements, guarantees, security agreements and related documents entered into, or to be entered into, for the purpose of the transaction contemplated hereby as well as all costs and expenses, duties and fees incurred by the Agent or the Lenders in connection with the registration, filing, enforcement or discharge of the said guarantees or security agreements, including without limitation the fees and expenses of legal advisers and insurance experts and the fees and expenses of SACE (including the fees and expenses of its legal advisers) payable by the Mandated Lead Arrangers to SACE, the cost of registration and discharge of security interests and the related travel and out of pocket expenses; the Borrower further undertakes to pay to the Agent all costs, expenses, duties and fees incurred by the Lenders and SACE in connection with any variation of this Agreement and the related documents, guarantees and security agreements, any supplements thereto and waiver given in relation thereto, in connection with the enforcement or preservation of any rights under this Agreement and/or the related guarantees and security agreements, including in each case the fees and expenses of legal advisers, and in connection with the consultations or proceedings made necessary or in the opinion of the Agent desirable by the acts of, or failure to act on the part of, the Borrower.

12.7	~~11.7~~Costs of delayed Delivery Date

The Borrower undertakes to pay to the Agent, upon demand, any costs incurred by the Lenders in funding the Loan in the event that the Delivery Date is later than the Intended Delivery Date unless the Borrower has given the Agent at least three (3) Business Days' notification of such delay in the Delivery Date.

13	~~12~~Representations and Warranties
13.1	~~12.1~~Timing and repetition

The following applies in relation to the time at which representations and warranties are made and repeated:

(a)

the representations and warranties in Clause ~~12.2~~ 13.2 (Continuing representations and warranties) are made on the date of the Original Facility Agreement and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Finance Documents;

(b)

the representations and warranties in Clause ~~12.3~~ 13.3 (Semi-continuing representations and warranties) are made on the date of the Original Facility Agreement and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances subsisting, as if made on the date falling sixty (60) days before the Intended Delivery Date and thereafter on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Finance Documents; and

(c)

the representations and warranties in Clause ~~12.4~~ 13.4 (Representations on the Delivery Date) are made on the Delivery Date and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances subsisting, as if made thereafter on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Finance Documents.

13.2	~~12.2~~Continuing representations and warranties

The Borrower represents and warrants to each of the Lenders that:

(a)

each Obligor is a limited liability company or body corporate duly organised, constituted and validly existing under the laws of the country of its formation or (as the case may be) incorporation, possessing perpetual existence, the capacity to sue and be sued in its own name and the power to own and charge its assets and carry on its business as it is now being conducted;

(b)

each Obligor has the power to enter into and perform this Agreement and those of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby and has taken all necessary action to authorise the entry into and performance of this Agreement and such other Transaction Documents and such transactions;

(c)

this Agreement and each other Transaction Document constitutes (or will constitute when executed) legal, valid and binding obligations of each Obligor expressed to be a party thereto enforceable in accordance with their respective terms and in entering into this Agreement and borrowing the Loan, the Borrower is acting on its own account;

(d)	the entry into and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby do not and will not conflict with:
(i)	any law or regulation or any official or judicial order; or
(ii)	the constitutional documents of any Obligor; or
(iii)	any agreement or document to which any Obligor is a party or which is binding upon such Obligor or any of its assets,

nor result in the creation or imposition of any Security Interest on the Borrower or its assets pursuant to the provisions of any such agreement or document, except for Security Interests which qualify as Permitted Security Interests with respect to the Borrower;

(e)	except for:
(i)	the filing of UCC-1 Financing Statements against the Borrower in respect of those Financing Documents to which it is a party and which create Security Interests;
(ii)	the recording of the Original Mortgage in the office of the Maritime Administrator of the Republic of the Marshall Islands; and
(iii)	the registration of the Ship under an Approved Flag,

all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Agreement and each of the other Transaction Documents to which any Obligor is a party and the transactions contemplated thereby have been obtained or effected and are in full force and effect except authorisations, approvals, consents, licences, exemptions, filings and registrations required in the normal day to day course of the operation of the Ship and not already obtained by the Borrower;

(f)

all information furnished by any Obligor relating to the business and affairs of any Obligor in connection with this Agreement and the other Transaction Documents was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading;

(g)

each Obligor has fully disclosed to the Agent all facts relating to each Obligor which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into this Agreement;

(h)

the claims of the Creditor Parties against the Borrower under this Agreement will rank at least pari passu with the claims of all unsecured creditors of the Borrower (other than claims of such creditors to the extent that they are statutorily preferred) and in priority to the claims of any creditor of the Borrower who is also an Obligor;

(i)

the Borrower is and shall remain, after the advance to it of the Loan, solvent in accordance with the laws of the Marshall Islands and the United Kingdom and in particular with the provisions of the Insolvency Act 1986 (as from time to time amended) and the requirements thereof;

(j)

neither the Borrower nor any other Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any of them for the reorganisation, winding-up, dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of any of them or any or all of their assets or revenues nor has it sought any other relief under any applicable insolvency or bankruptcy law;

(k)

the consolidated audited accounts of both Prior Guarantors for the period ending on 31 December 2013 (which accounts have been prepared in accordance with GAAP) fairly represent the financial condition of each Prior Guarantor as shown in such audited accounts and (B) (in relation to any date on which this representation and warranty is deemed to be repeated pursuant to paragraph (a) of Clause ~~12.1~~ 13.1 (Timing and repetition)) the latest available annual consolidated audited accounts of the Guarantor at the date of repetition (which accounts have been prepared in accordance with GAAP) fairly represent the financial condition of the Guarantor as shown in such audited accounts;

(l)

none of the Obligors nor any of their respective assets enjoys any right of immunity (sovereign or otherwise) from set-off, suit or execution in respect of their obligations under this Agreement or any of the other Transaction Documents or by any relevant or applicable law;

(m)

all the membership interest in the Borrower and all shares or membership interest in any Approved Manager which is a member of the Group shall be legally and beneficially owned directly or indirectly by (in the case of the Borrower) Oceania Cruises and (in the case of such Approved Manager) the Guarantor and such structure shall remain so throughout the Security Period;

(n)

the copies of the Shipbuilding Contract, any External Management Agreement, any charter and any charter guarantee being the subject of a Time Charter Assignment (if any) and any other relevant third party agreements including but without limitation the copies of any documents in respect of the Insurances delivered to the Agent are true and complete copies of each such document constituting valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and, subject to Clauses ~~13.14~~ 14.14 (Pooling of earnings and charters) and ~~13.24~~ 14.24 (Irrevocable payment instructions), no amendments thereto or variations thereof have been agreed nor has any action been taken by the parties thereto which would in any way render such document inoperative or unenforceable; and

(o)

any borrowing by the Borrower under this Agreement, and the performance of its obligations under this Agreement and the other Transaction Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities (as amended by Directive 2001/97/EC of the European Parliament and of the Council of 4 December 2001).

(p)	no Obligor is:
(i)	a Prohibited Person;
(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person; or
(iii)	owns or controls a Prohibited Person;
(q)

no proceeds of the Loan shall be made available directly or indirectly to or for the benefit of a Prohibited Person nor shall they be otherwise directly or indirectly applied in a manner or for a purpose prohibited by Sanctions;

(r)

to the best of the Borrower's, Oceania Cruises and the Guarantor's knowledge, no Prohibited Payment has been or will be made or provided, directly or indirectly, by (or on behalf of) it, any of its affiliates, its or its officers, directors or any other person acting on its behalf to, or for the benefit of, any authority (or any official, officer, director, agent or key employee of, or other person with management responsibilities in, of any authority) in connection with the Ship, this Agreement and/or the Finance Documents;

(s)

no payments made or to be made by the Borrower, Oceania Cruises or the Guarantor in respect of amounts due under this Agreement or any Finance Document have been or shall be funded out of funds of Illicit Origin and none of the sources of funds to be used by the Borrower, Oceania Cruises or the Guarantor in connection with the construction of the Ship or its business are of Illicit Origin.

13.3	~~12.3~~Semi-continuing representations and warranties

The Borrower represents and warrants to each of the Lenders that:

(a)

no event has occurred which constitutes a default under or in respect of any Transaction Document to which any Obligor or the Builder is a party or by which any Obligor or the Builder may be bound (including (inter alia) this Agreement) and no event has occurred which constitutes a default under or in respect of any agreement or document to which any Obligor is a party or by which any Obligor may be bound to an extent or in a manner which might have a material adverse effect on the ability of that Obligor to perform its obligations under the Transaction Documents to which it is a party;

(b)

none of the assets or rights of the Borrower is subject to any Security Interest except any Security Interest which (i) qualifies as a Permitted Security Interest with respect to the Borrower or (ii) is permitted by Clause ~~13.5~~ 14.5 (Notification of default) of this Agreement;

(c)

no litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened, which might, if adversely determined, have a material adverse effect on the ability of an Obligor to perform its obligations under the Transaction Documents to which it is a party;

(d)	to the best of its knowledge, each of the Obligors has complied with all taxation laws in all jurisdictions in which it is subject to taxation and has paid all Taxes due and payable by it;
(e)

each member of the Group has good and marketable title to all its assets which are reflected in the audited accounts referred to in paragraph (k) of Clause ~~12.2~~ 13.2 (Continuing representations and warranties);

(f)

none of the Obligors has a place of business in any jurisdiction (except as already disclosed) which requires any of the Finance Documents to be filed or registered in that jurisdiction to ensure the validity of the Finance Documents to which it is a party;

(g)	each of the Obligors and each member of the Group:
(i)

is in compliance with all applicable federal, state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, water of the contiguous zone, ocean waters and international waters), including without limitation, laws, regulations, conventions and agreements relating to:

(A)

emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazard substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"); or

(B)

the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (such laws, regulations, conventions and agreements the "Environmental Laws");

(ii)

has all permits, licences, approvals, rulings, variances, exemptions, clearances, consents or other authorisations required under applicable Environmental Laws ("Environmental Approvals") and is in compliance with all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted;

(iii)

has not received any notice, claim, action, cause of action, investigation or demand by any other person, alleging potential liability for, or a requirement to incur, investigatory costs, clean-up costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorney's fees and expenses or fines or penalties, in each case arising out of, based on or resulting from:

(A)	the presence or release or threat of release into the environment of any Material of Environmental Concern at any location, whether or not owned by such person; or
(B)	circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim"); and

there are no circumstances that may prevent or interfere with such full compliance in the future.

There is no material Environmental Claim pending or threatened against any of the Obligors or any member of the Group.

There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against any of the Obligors or any member of the Group.

13.4	~~12.4~~Representations on the Delivery Date

The Borrower further represents and warrants to each of the Lenders that on the Delivery Date the Ship was:

(a)	in its absolute and unencumbered ownership save as contemplated by the Finance Documents;
(b)	registered in its name under the laws and flag of the Maritime Registry;
(c)	classed with the highest classification available for a Ship of its type free of all recommendations and qualifications with Lloyd's Register, RINA or Bureau Veritas;
(d)

operationally seaworthy and in compliance with all relevant provisions, regulations and requirements (statutory or otherwise) applicable to ships registered under the laws and flag of the Maritime Registry;

(e)	in compliance with the ISM Code, the ISPS Code and Annex VI;
(f)	insured in accordance with the provisions of Clause ~~13.22~~ 14.22 (Insurances) and in compliance with the requirements therein in respect of such insurances; and
(g)	managed by the Approved Manager and, in the event that the Approved Manager is not a member of the Group, on and subject to the terms set out in the External Management Agreement.

14	~~13~~Undertakings
14.1	~~13.1~~General

The Borrower undertakes with each Creditor Party to comply with the following undertakings during the Security Period.

14.2	~~13.2~~Information

The Borrower will provide to the Agent for the benefit of the Lenders (or will procure the provision of):

(a)

as soon as practicable (and in any event within one hundred and twenty (120) days after the close of its financial year) a Certified Copy of the audited consolidated accounts of the Guarantor and its subsidiaries for that year (commencing with accounts made up to 31 December 2014 in the case of the consolidated accounts of the Guarantor);

(b)

as soon as practicable (and in any event within forty-five (45) days of the end of the contemplated quarter for the first three quarters in any fiscal year and within 90 days for the final quarter) a copy of the unaudited consolidated quarterly management accounts of the Guarantor (it being understood that the delivery by the Guarantor of quarterly or annual reports as filed with the Securities and Exchange Commission in respect of the Guarantor and its consolidated subsidiaries shall satisfy all the requirements of this paragraph (b));

(c)

promptly, such further information in its possession or control regarding the condition or operations of the Ship and its financial condition and operations of the Borrower and those of any company in the Group as the Agent may reasonably request for the benefit of the Creditor Parties; and

(d)

details of any material litigation, arbitration or administrative proceedings (including proceedings relating to any alleged or actual breach of Sanctions, the ISM Code of the ISPS Code) which affect any company in the Group as soon as the same are instituted and served, or, to the knowledge of the Borrower, threatened (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding Twenty million Dollars or the equivalent in another currency provided that this threshold shall not apply to any proceedings relating to Sanctions).

All accounts required under this Clause ~~13.2~~ 14.2 (Information) shall be prepared in accordance with GAAP and shall fairly represent the financial condition of the relevant company.

14.3	~~13.3~~Illicit Payments

No payments made by the Borrower, Oceania Cruises or the Guarantor in respect of amounts due under this Agreement or any Finance Document shall be funded out of funds of Illicit Origin and none of the sources of funds to be used by the Borrower, Oceania Cruises or the Guarantor in connection with the construction of the Ship or its business shall be of Illicit Origin

14.4	~~13.4~~Prohibited Payments

No Prohibited Payment shall be made or provided, directly or indirectly, by (or on behalf of) the Borrower, Oceania Cruises and the Guarantor or any of their affiliates, officers, directors or any other person acting on its behalf to, or for the benefit of, any authority (or any official, officer, director, agent or key employee of, or other person with management responsibilities in, of any authority) in connection with the Ship, this Agreement and/or the Finance Documents.

14.5	~~13.5~~Notification of default

The Borrower will notify the Agent of any Event of Default forthwith upon becoming aware of the occurrence thereof. Upon the Agent's request from time to time the Borrower will issue a certificate stating whether any Obligor is aware of the occurrence of any Event of Default.

14.6	~~13.6~~Consents and registrations

The Borrower will procure that (and will promptly furnish Certified Copies to the Agent on the request of the Agent of) all such authorisations, approvals, consents, licences and exemptions as may be required under any applicable law or regulation to enable it or any Obligor to perform its obligations under, and ensure the validity or enforceability of, each of the Transaction Documents are obtained and promptly renewed from time to time and will procure that the terms of the same are complied with at all times. Insofar as such filings or registrations have not been completed on or before the Drawdown Date the Borrower will procure the filing or registration within applicable time limits of each Finance Document which requires filing or registration together with all ancillary documents required to preserve the priority and enforceability of the Finance Documents.

14.7	~~13.7~~Negative pledge

The Borrower will not create or permit to subsist any Security Interest on the whole or any part of its present or future assets, except for the following:

(a)	Security Interests created with the prior consent of the Agent; or
(b)

Security Interests qualifying as Permitted Security Interests with respect to the Borrower and described in paragraphs (a) and (b) of the definition of "Permitted Security Interests" in Clause 1.1 (Definitions); or

(c)

Security Interests qualifying as Permitted Security Interests with respect to the Borrower and described in paragraphs (C), (E), (H) or (I) of such definition, provided that insofar as they are enforceable against the Ship they do not prevail over the Mortgage.

14.8	~~13.8~~Disposals

Except in the case of a sale of the Ship if the completion of the sale is contemporaneous with prepayment of the Loan in accordance with the provisions of Clause ~~16.3~~ 17.3 (Mandatory prepayment) and except for charters and other arrangements complying with Clause ~~13.12~~ 14.12 (Financial Records), the Borrower shall not without the consent of the Majority Lenders, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of the Ship or any of the Ship's equipment except in the case of items being replaced or renewed provided that the net impact is not a reduction in the value of the Ship.

14.9	~~13.9~~Change of business

Except with the prior consent of the Agent, the Borrower shall not make or threaten to make any substantial change in its business as presently conducted, namely that of a single ship owning company for the Ship, or carry on any other business which is substantial in relation to its business as presently conducted so as to affect, in the opinion of the Agent, the Borrower's ability to perform its obligations hereunder.

14.10	~~13.10~~Mergers

Except with the prior consent of the Lenders, the Borrower will not enter into any amalgamation, restructure, substantial reorganisation, merger, de-merger or consolidation or anything analogous to the foregoing nor will it acquire any equity, share capital or obligations of any corporation or other entity.

14.11	~~13.11~~Maintenance of status and franchises

The Borrower will do all such things as are necessary to maintain its limited liability company existence in good standing and will ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business.

14.12	~~13.12~~Financial records

The Borrower will keep proper books of record and account, in which proper and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Borrower in accordance with GAAP.

14.13	~~13.13~~Financial indebtedness and subordination of indebtedness

The following restrictions shall apply:

(a)

otherwise than in the ordinary course of business as owner of the Ship, except as contemplated by this Agreement and except any loan, advance or credit extended by the Guarantor or any member of the Group which is a wholly owned subsidiary of the Guarantor, the Borrower will not create, incur, assume or allow to exist any financial indebtedness, enter into any finance lease or undertake any material capital commitment (including but not limited to the purchase of any capital asset); and

(b)

the Borrower shall procure that any and all indebtedness (and in particular with any other Obligor) is at all times fully subordinated to the Finance Documents and the obligations of the Borrower hereunder. Upon the occurrence of an Event of Default, the Borrower shall not make any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing such indebtedness. In this paragraph (b) of Clause ~~13.13~~ 14.13 (Financial indebtedness and subordination of indebtedness) "fully subordinated" shall mean that any claim of the lender against the Borrower in relation to such indebtedness shall rank after and be in all respects subordinate to all of the rights and claims of the Creditor Parties under this Agreement and the other Finance Documents and that the lender shall not take any steps to enforce its rights to recover any monies owing to it by the Borrower and in particular but without limitation the lender will not institute any legal or quasi-legal proceedings under any jurisdiction at any time against the Ship, her Earnings or Insurances or the Borrower and it will not compete with the Creditor Parties or any of them in a liquidation or other winding-up or bankruptcy of the Borrower or in any proceedings in connection with the Ship, her Earnings or Insurances.

14.14	~~13.14~~Pooling of earnings and charters

The Borrower will not without the prior written consent of the Agent enter into in respect of the Ship, nor permit to exist at any time following the Delivery Date:

(a)

any pooling agreement or other arrangement for the sharing of any of the Earnings or the expenses of the Ship except with a member of the Group and provided that it does not adversely affect the rights of the Creditor Parties under the Finance Documents in the reasonable opinion of the Agent; or

(b)

any demise or bareboat charter, provided however that such consent shall not be unreasonably withheld in the event that the Borrower wishes to enter into a bareboat charter in a form approved by the Agent with any company which is a member of the Group on condition that if so requested by the Agent and without limitation:

(i)

any such bareboat charterer shall enter into such deeds (including but not limited to a full subordination and assignment deed in respect of its rights under the bareboat charter and its interest in the Insurances and earnings payable to it arising out of its use of the Ship), agreements and indemnities as the Agent shall in its sole discretion require prior to entering into the bareboat charter with the Borrower; and

(ii)

the Borrower shall assign the benefit of any such bareboat charter and its interest in the Insurances to the Creditor Parties by way of further security for the Borrower's obligations under the Finance Documents.; or

(c)	any charter whereunder two (2) months' charterhire (or the equivalent thereof) is payable in advance in respect of the Ship; or
(d)	any charter of the Ship or employment which, with the exercise of options for extension, could be for a period longer than [*] ([*]) months; or
(e)	any time charter of the Ship with a company outside the Group, provided however that such consent shall not be unreasonably withheld in the event that:
(i)

the Borrower agrees to execute in favour of the Creditor Parties an assignment of such time charter, the Earnings therefrom and any guarantee of the charterer's obligations thereunder substantially in the form of the relevant provisions of the Time Charter Assignment and as required by the Agent; and

(ii)

the Agent is satisfied that the income from such time charter will be sufficient to cover the expenses of the Ship and to service repayment of the Loan and all other amounts from time to time outstanding under this Agreement.

14.15	~~13.15~~Loans and guarantees by the Borrower

Otherwise than in the ordinary course of business in its ownership and operation of the Ship following the Delivery Date, the Borrower will not make any loan or advance or extend credit to any person, firm or corporation or issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other person, firm or corporation.

14.16	~~13.16~~Management and employment

The Borrower will not as from the Delivery Date:

(a)	permit any person other than the Approved Manager to be the manager of, including providing crewing services to, the Ship, acting upon terms approved in writing by the Agent and having entered into:-
(i)	(in the case of the Approved Manager) an Approved Manager's Undertaking; and
(ii)	(in the case of the Borrower if the Approved Manager is not a member of the Group) an External Management Agreement Assignment;
(b)

permit any amendment to be made to the terms of any External Management Agreement unless the amendment is advised by the Borrower's tax counsel or is deemed necessary by the parties thereto to reflect the prevailing circumstances but provided that the amendment does not imperil the security to be provided pursuant to the Finance Documents or adversely affect the ability of any Obligor to perform its obligations under the Transaction Documents; or

(c)	permit the Ship to be employed other than within the Oceania brand.
14.17	~~13.17~~Acquisition of shares

The Borrower will not acquire any equity, share capital, assets or obligations of any corporation or other entity or permit its membership interest to be held other than directly or indirectly by Oceania Cruises.

14.18	~~13.18~~Trading with the United States of America

The Borrower shall in respect of the Ship take all reasonable precautions as from the Delivery Date to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America (as the same may be amended and/or re-enacted from time to time hereafter) or any similar legislation applicable to the Ship in any other jurisdiction in which the Ship shall trade (a "Relevant Jurisdiction") where the Ship trades in the territorial waters of the United States of America or a Relevant Jurisdiction.

14.19	~~13.19~~Further assurance

The Borrower will, from time to time on being required to do so by the Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Agent as the Agent may reasonably consider necessary for giving full effect to any of the Transaction Documents or the SACE Insurance Policy or securing to the Creditor Parties the full benefit of the rights, powers and remedies conferred upon the Creditor Parties or any of them in any such Transaction Document.

14.20	~~13.20~~Valuation of the Ship

The following shall apply in relation to the valuation of the Ship:

(a)

the Borrower will on or before 31 May of each year that commences (but at intervals no more frequently than annually at the Borrower's expense unless an Event of Default has occurred and remains unremedied) following the Delivery Date and within thirty (30) days of receiving any request to that effect from the Agent, procure that the Ship is valued by an independent reputable shipbroker or shipvaluer experienced in valuing cruise ships appointed by the Borrower and approved by the Agent (which approval shall not be unreasonably withheld or delayed and such valuation to be made with or without taking into account the benefit or otherwise of any fixed employment relating to the Ship as the Agent may require);

(b)

the Borrower shall procure that forthwith upon the issuance of any valuation obtained pursuant to this Clause ~~13.18~~ 14.20 (~~Trading with the United States of America~~Valuation of the Ship) a copy thereof is sent directly to the Agent for review; and

(c)

in the event that the Borrower fails to procure a valuation in accordance with Clause ~~13.18~~ 14.20 (~~Trading with the United States of America~~Valuation of the Ship), the Agent shall be entitled to procure a valuation of the Ship on the same basis.

14.21	~~13.21~~Earnings

The Borrower will procure that the Earnings (if any) are paid in full without set off and free and clear of and without deduction for any taxes, levies, duties, imposts, charges, fees, restrictions or conditions of any nature whatsoever.

14.22	~~13.22~~Insurances

The Borrower covenants with the Creditor Parties and undertakes with effect from the Delivery Date until the end of the Security Period:

(a)

to insure the Ship in its name and keep the Ship insured on an agreed value basis for an amount in the currency in which the Loan is denominated approved by the Agent but not being less than the greater of (x) [*] per cent. ([*]%) of the amount of the Loan; and (y) the full market and commercial value of the Ship determined in accordance with Clause ~~13.18~~ 14.20 (~~Trading with the United States of America~~Valuation of the Ship) from time to time through internationally recognised independent first class insurance companies, underwriters, war risks and protection and indemnity associations acceptable to the Agent in each instance on terms and conditions approved by the Agent including as to deductibles but at least in respect of:

(i)

fire and marine risks including but without limitation hull and machinery and all other risks customarily and usually covered by first-class and prudent shipowners in the London insurance markets under English marine policies or Agent-approved policies containing the ordinary conditions applicable to similar Ships;

(ii)	war risks and war risks (protection and indemnity) up to the insured amount;
(iii)

excess risks that is to say the proportion of claims for general average and salvage charges and under the running down clause not recoverable in consequence of the value at which the Ship is assessed for the purpose of such claims exceeding the insured value;

(iv)

protection and indemnity risks with full standard coverage as offered by first-class protection and indemnity associations and up to the highest limit of liability available (for oil pollution risk the highest limit currently available is one billion Dollars (USD1,000,000,000) and this to be increased if reasonably requested by the Agent and the increase is possible in accordance with the standard protection and indemnity cover for Ships of its type and is compatible with prudent insurance practice for first class cruise shipowners or operators in waters where the Ship trades from time to time from the Delivery Date until the end of the Security Period);

(v)	when and while the Ship is laid-up, in lieu of hull insurance, normal port risks; and
(vi)	such other risks as the Agent may from time to time reasonably require;

and in any event in respect of those risks and at those levels covered by first class and prudent owners and/or financiers in the international market in respect of similar tonnage provided that if any of such insurances are also effected in the name of any other person (other than the Borrower and/or a Creditor Party) such person shall if so required by the Agent execute a first priority assignment of its interest in such insurances in favour of the Creditor Parties in similar terms mutatis mutandis to the relevant provisions of the Tripartite General Assignment;

(b)

that the Agent shall take out mortgagee interest insurance on such conditions as the Agent may reasonably require and mortgagee interest insurance for pollution risks as from time to time agreed each for an amount in the currency in which the Loan is denominated of [*] per cent. ([*]%) of the amount of the Loan, the Borrower having no interest or entitlement in respect of such policies; the Borrower shall upon demand of the Agent reimburse the Agent for the costs of effecting and/or maintaining any such insurance(s);

(c)

if the Ship shall trade in the United States of America and/or the Exclusive Economic Zone of the United States of America (the "EEZ") as such term is defined in the US Oil Pollution Act 1990 ("OPA"), to comply strictly with the requirements of OPA and any similar legislation which may from time to time be enacted in any jurisdiction in which the Ship presently trades or may or will trade at any time during the existence of this Agreement and in particular before such trade is commenced and during the entire period during which such trade is carried on:

(i)	to pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to it for the Ship in the market;
(ii)

to make all such quarterly or other voyage declarations as may from time to time be required by the Ship's protection and indemnity association and to comply with all obligations in order to maintain such cover, and promptly to deliver to the Agent copies of such declarations;

(iii)

to submit the Ship to such additional periodic, classification, structural or other surveys which may be required by the Ship's protection and indemnity insurers to maintain cover for such trade and promptly to deliver to the Agent copies of reports made in respect of such surveys;

(iv)

to implement any recommendations contained in the reports issued following the surveys referred to in paragraph (c)(iii) of Clause ~~13.22~~ 14.22 (Insurances) within the time limit specified therein and to provide evidence satisfactory to the Agent that the protection and indemnity insurers are satisfied that this has been done;

(v)

in particular strictly to comply with the requirements of any applicable law, convention, regulation, proclamation or order with regard to financial responsibility for liabilities imposed on the Borrower or the Ship with respect to pollution by any state or nation or political subdivision thereof, including but not limited to OPA, and to provide the Agent on demand with such information or evidence as it may reasonably require of such compliance;

(vi)

to procure that the protection and indemnity insurances do not contain a clause excluding the Ship from trading in waters of the United States of America and the EEZ or any other provision analogous thereto and to provide the Agent with evidence that this is so; and

(vii)

strictly to comply with any operational or structural regulations issued from time to time by any relevant authorities under OPA so that at all times the Ship falls within the provisions which limit strict liability under OPA for oil pollution;

(d)	to give notice forthwith of any assignment of its interest in the Insurances to the relevant brokers, insurance companies, underwriters and/or associations in the form approved by the Agent;
(e)

to execute and deliver all such documents and do all such things as may be necessary to confer upon the Creditor Parties legal title to the Insurances in respect of the Ship and to procure that the interest of the Creditor Parties is at all times filed with all slips, cover notes, policies and certificates of entry and to procure (a) that a loss payable clause in the form approved by the Agent shall be filed with all the hull, machinery and equipment and war risks policies in respect of the Ship and (b) that a loss payable clause in the form approved by the Agent shall be endorsed upon the protection and indemnity certificates of entry in respect of the Ship;

(f)

to procure that each of the relevant brokers and associations furnishes the Agent with a letter of undertaking in such form as may be required by the Agent and waives any lien for premiums or calls except in relation to premiums or calls solely attributable to the Ship;

(g)	punctually to pay all premiums, calls, contributions or other sums payable in respect of the Insurances on the Ship and to produce all relevant receipts when so required by the Agent;
(h)

to renew each of the ~~Insurances~~ obligatory insurances on the Ship at least five (5) days before the expiry thereof and to give immediate notice to the Agent of such renewal and to procure that the relevant brokers or associations shall promptly confirm in writing to the Agent that such renewal is effected it being understood by the Borrower that any failure to renew the Insurances on the Ship at least ten (10) days before the expiry thereof or to give or procure the relevant notices of such renewal shall constitute an Event of Default;

(i)	to arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity and/or war risks association;
(j)

to furnish the Agent from time to time on request with full information about all Insurances maintained on the Ship and the names of the offices, companies, underwriters, associations or clubs with which such Insurances are placed;

(k)

not to agree to any variation in the terms of any of the Insurances on the Ship without the prior approval of the Agent nor to do any act or voluntarily suffer or permit any act to be done whereby any Insurances shall or may be rendered invalid, void, voidable, suspended, defeated or unenforceable and not to suffer or permit the Ship to engage in any voyage nor to carry any cargo not permitted under any of the Insurances without first obtaining the consent of the insurers or reinsurers concerned and complying with such requirements as to payment of extra premiums or otherwise as the insurers or reinsurers may impose;

(l)

not to settle, compromise or abandon any claim in respect of any of the Insurances on the Ship other than a claim of less than [*] Dollars ($[*]) or the equivalent in any other currency and not being a claim arising out of a Total Loss;

(m)

to apply or ensure the appliance of all such sums receivable in respect of the Insurances on the Ship for the purpose of making good the loss and fully repairing all damage in respect whereof the insurance monies shall have been received;

(n)

that in the event of it making default in insuring and keeping insured the Ship as hereinbefore provided then the Agent may (but shall not be bound to) insure the Ship or enter the Ship in such manner and to such extent as the Agent in its discretion thinks fit and in such case all the cost of effecting and maintaining such insurance together with interest thereon at the Interest Rate shall be paid on demand by the Borrower to the Agent; and

(o)

that the Agent shall be entitled, immediately prior to the Delivery Date and thereafter no more frequently than annually on renewals but also additionally at any time when there is a proposed change of underwriters or the terms of any Insurances, to instruct independent reputable insurance advisers for the purpose of obtaining any advice or information regarding any matter concerning the Insurances which the Agent shall at its sole discretion deem necessary, it being hereby specifically agreed that the Borrower shall reimburse the Agent on demand for the costs and expenses incurred by the Agent in connection with the instruction of such advisers subject to a limit of Twenty five thousand Euro at the time of delivery of the Ship or in the event of a change of underwriters or of terms of any Insurances and otherwise Ten thousand Euro annually thereafter.

14.23	~~13.23~~Operation and maintenance of the Ship

From the Delivery Date until the end of the Security Period at its own expense the Borrower will:

(a)

keep the Ship in a good and efficient state of repair so as to maintain it to the highest classification notation available for the Ship of its age and type free of all recommendations and qualifications with ~~Lloyd's Register, RINA or~~ Bureau Veritas or DNV. On the Delivery Date and annually thereafter, it will furnish to the Agent a statement by such classification society that such classification notation is maintained. It will comply with all recommendations, regulations and requirements (statutory or otherwise) from time to time applicable to the Ship and shall have on board as and when required thereby valid certificates showing compliance therewith and shall procure that all repairs to or replacements of any damaged, worn or lost parts or equipment are carried out (both as regards workmanship and quality of materials) so as not to diminish the value or class of the Ship. It will not make any substantial modifications or alterations to the Ship or any part thereof which would reduce the market and commercial value of the Ship determined in accordance with Clause ~~13.18~~ 14.20 (~~Trading with the United States of America~~Valuation of the Ship);

(b)

submit the Ship to continuous survey in respect of its machinery and hull and such other surveys as may be required for classification purposes and, if so required by the Agent, supply to the Agent copies in English of the survey reports;

(c)

permit surveyors or agents appointed by the Agent to board the Ship at all reasonable times to inspect its condition or satisfy themselves as to repairs proposed or already carried out and afford all proper facilities for such inspections;

(d)

comply, or procure that the Approved Manager will comply, with the ISM Code (as the same may be amended from time to time) or any replacement of the ISM Code (as the same may be amended from time to time) and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter:

(i)

hold, or procure that the Approved Manager holds, a valid Document of Compliance duly issued to the Borrower or the Approved Manager (as the case may be) pursuant to the ISM Code and a valid Safety Management Certificate duly issued to the Ship pursuant to the ISM Code;

(ii)	provide the Agent with copies of any such Document of Compliance and Safety Management Certificate as soon as the same are issued; and
(iii)	keep, or procure that there is kept, on board the Ship a copy of any such Document of Compliance and the original of any such Safety Management Certificate;
(e)

comply, or procure that the Approved Manager will comply, with the ISPS Code (as the same may be amended from time to time) or any replacement of the ISPS Code (as the same may be amended from time to time) and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISPS Code and at all times thereafter:

(i)	keep, or procure that there is kept, on board the Ship the original of the International Ship Security Certificate required by the ISPS Code; and
(ii)	keep, or procure that there is kept, on board the Ship a copy of the ship security plan prepared pursuant to the ISPS Code;
(f)	comply with Annex VI (as the same may be amended from time to time) or any replacement of Annex VI (as the same may be amended from time to time) and in particular, without limitation, to:
(i)	procure that the Ship's master and crew are familiar with, and that the Ship complies with, Annex VI; and
(ii)	maintain for the Ship throughout the Security Period a valid and current IAPPC and provide a copy to the Agent; and
(iii)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the IAPPC;
(g)

not employ the Ship or permit its employment in any trade or business which is forbidden by any applicable law or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render it liable to condemnation in a prize court or to destruction, seizure or confiscation or that may expose the Ship to penalties. In the event of hostilities in any part of the world (whether war be declared or not) it will not employ the Ship or permit its employment in carrying any contraband goods;

(h)

promptly provide the Agent with (i) all information which the Agent may reasonably require regarding the Ship, its employment, earnings, position and engagements (ii) particulars of all towages and salvages and (iii) copies of all charters and other contracts for its employment and otherwise concerning it;

(i)	give notice to the Agent promptly and in reasonable detail upon the Borrower or any other Obligor becoming aware of:
(i)	accidents to the Ship involving repairs the cost of which will or is likely to exceed [*] Dollars ($[*]);

(ii)	the Ship becoming or being likely to become a Total Loss;
(iii)

any recommendation or requirement made by any insurer or classification society or by any competent authority which is not complied with, or cannot be complied with, within any time limit relating thereto and that might reasonably affect the maintenance of either the Insurances or the classification of the Ship;

(iv)	any writ or claim served against or any arrest of the Ship or the exercise of any lien or purported lien on the Ship, her Earnings or Insurances;
(v)	the Ship ceasing to be registered under the flag of the Maritime Registry or anything which is done or not done whereby such registration may be imperilled;
(vi)	it becoming impossible or unlawful for it to fulfil any of its obligations under the Finance Documents; and
(vii)	anything done or permitted or not done in respect of the Ship by any person which is likely to imperil the security created by the Finance Documents;
(j)

promptly pay and discharge all debts, damages and liabilities, taxes, assessments, charges, fines, penalties, tolls, dues and other outgoings in respect of the Ship and keep proper books of account in respect thereof provided always that the Borrower shall not be obliged to compromise any debts, damages and liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested debt, damage or liability which, either individually or in aggregate exceeds [*] Dollars ($[*]) shall forthwith be provided to the Agent. As and when the Agent may so require the Borrower will make such books available for inspection on behalf of the Agent and provide evidence satisfactory to the Agent that the wages and allotments and the insurance and pension contributions of the master and crew are being regularly paid, that all deductions of crew's wages in respect of any tax liability are being properly accounted for and that the master has no claim for disbursements other than those incurred in the ordinary course of trading on the voyage then in progress or completed prior to such inspection;

(k)

maintain the type of the Ship as at the Delivery Date and not put the Ship into the possession of any person for the purpose of work being done on it in an amount exceeding or likely to exceed [*] Dollars ($[*])unless such person shall first have given to the Agent a written undertaking addressed to the Agent in terms satisfactory to the Agent agreeing not to exercise a lien on the Ship or her Earnings for the cost of such work or for any other reason;

(l)

promptly pay and discharge all liabilities which have given rise, or may give rise, to liens or claims enforceable against the Ship under the laws of all countries to whose jurisdiction the Ship may from time to time be subject and in particular the Borrower hereby agrees to indemnify and hold the Creditor Parties, their successors, assigns, directors, officers, shareholders, employees and agents harmless from and against any and all claims, losses, liabilities, damages, expenses (including attorneys, fees and expenses and consultant fees) and injuries of any kind whatsoever asserted against the Creditor Parties, with respect to or as a result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from the Ship or other properties owned or operated by the Borrower of any hazardous substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all governmental agencies, regardless of whether or not caused by or within the control of the Borrower subject to the following:

(i)

it is the parties' understanding that the Creditor Parties do not now, have never and do not intend in the future to exercise any operational control or maintenance over the Ship or any other properties and operations owned or operated by the Borrower, nor in the past, presently, or intend in the future to, maintain an ownership interest in the Ship or any other properties owned or operated by the Borrower except as may arise upon enforcement of the Lenders' rights under the Mortgage;

(ii)

unless and until an Event of Default shall have occurred and without prejudice to the right of each Lender to be indemnified pursuant to this paragraph (l) of Clause ~~13.23~~ 14.23 (Operation and maintenance of the Ship):

(A)

each Lender will, if it is reasonably practicable to do so, notify the Borrower upon receiving a claim in respect of which the relevant Lender is or may become entitled to an indemnity under this paragraph (l) of Clause ~~13.23~~ 14.23 (Operation and maintenance of the Ship); and

(B)

subject to the prior written approval of the relevant Lender which the Lender shall have the right to withhold, the Borrower will be entitled to take, in the name of the relevant Lender, such action as the Borrower may see fit to avoid, dispute, resist, appeal, compromise or defend any such claims, losses, liabilities, damages, expenses and injuries as are referred to above in this paragraph (l) of Clause ~~13.23~~ 14.23 (Operation and maintenance of the Ship) or to recover the same from any third party, subject to the Borrower first ensuring that the relevant Lender is secured to its reasonable satisfaction against all expenses thereby incurred or to be incurred;

provided always that the Borrower shall not be obliged to compromise any liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested liabilities which, either individually or in aggregate, exceed [*] Dollars ($[*]) shall be forthwith provided to the Agent. If the Ship is arrested or detained for any reason it will procure its immediate release by providing bail or taking such other steps as the circumstances may require;

(m)

give to the Agent at such times as it may from time to time reasonably require a certificate, duly signed on its behalf, as to the total amount of any debts, damages and liabilities relating to the Ship and details of such of those debts, damages and liabilities as are over a certain amount to be specified by the Agent at the relevant time and, if so required by the Agent, forthwith discharge such of those debts, damages and liabilities as the Agent shall require other than those being contested in good faith; and

(n)	maintain the registration of the Ship under and fly the flag of the Maritime Registry and not do or permit anything to be done whereby such registration may be forfeited or imperilled.
14.24	~~13.24~~Irrevocable payment instructions

The Borrower shall not modify, revoke or withhold the payment instructions set out in Clause 4.1 (Borrower's irrevocable payment instructions) without the agreement of the Builder (in the case of paragraph (a) of Clause 4.1 (Borrower's irrevocable payment instructions) only), the Agent and the Lenders.

14.25	~~13.25~~"Know your customer" checks

If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(b)	any change in the status of a Borrower after the date of the Original Facility Agreement; or
(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under the Original Facility Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (c) of Clause ~~13.23~~ 14.23 (Operation and maintenance of the Ship), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) of Clause ~~13.23~~ 14.23 (Operation and maintenance of the Ship), on behalf of any prospective new Lender) in order for the Agent and, such Lender or to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

14.26	~~13.26~~Shipbuilding Contract

The Borrower shall not modify the Shipbuilding Contract, directly or indirectly, if, by reason of regulations which apply to a Lender, such modification would make such Lender's Commitment impossible to fulfil or would change the substance or form of its Commitment. The Borrower will, therefore, submit to the Agent any proposals for modification which, in its opinion, might have such a consequence, and the Agent on behalf of the Lenders will indicate in a timely manner whether the modification proposed will allow the Loan to be maintained. On or about the last day of each successive period of three (3) months commencing on the date of the Original Facility Agreement and on the date of the Drawdown Notice, the Borrower undertakes to provide the Agent with a copy of any Change Order entered into during that three (3) month or other period. The Borrower also undertakes to notify the Agent of any change in the Intended Delivery Date as soon as practicable after each change has occurred.

14.27	~~13.27~~FOREX Contracts

The Borrower shall

(a)	provide the Agent with a copy of all FOREX Contracts together with all relevant details with ten (10) days of their execution; and
(b)	inform the Agent, when requested by the Agent, of its intended hedging policy for purchasing Euro with Dollars.
14.28	~~13.28~~Compliance with laws etc

The Borrower shall:

(a)	comply, or procure compliance with:
(i)	in all material respects, all laws and regulations relating to its business generally; and

(ii)

in all material respects (except in the case of compliance with Sanctions which must be complied with in all respects), all laws or regulations relating to the Ship, its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environment Approvals which are applicable to it; and
(c)

without limiting paragraph (a) above, not employ the Ship nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions.

14.29	~~13.29~~Dividends and dividend restriction
(a)

Subject to paragraph (b) below, the Borrower shall not make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital other than dividends and distributions that are transferred to Oceania Cruises or the Guarantor provided that no Event of Default has occurred or is continuing or would result from the payment of any dividend.

(b)

During the period from the 2020 Deferral Effective Date up to and including the 2021 Deferral Final Repayment Date, the Borrower shall not, and shall procure that the Guarantor, Oceania Cruises and the Holding shall not:

(i)

declare, make or pay any dividend or other distribution (or interest on any unpaid dividend or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;
(iii)	make any repayment of any kind under any shareholder loan; or
(iv)	redeem, repurchase (whether by way of share buy-back program or otherwise), defease, retire or repay any of its share capital or resolve to do so,

except that

(A)

any Obligor other than the Guarantor may pay dividends and other distributions, directly or indirectly, to the Guarantor for the purpose of providing liquidity to the Guarantor to enable the Guarantor to satisfy payment obligations for which the Guarantor is an obligor;

(B)

any Obligor may pay dividends in respect of the Tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated Tax returns for each relevant jurisdiction of the Group or the Holding or holder of the Guarantor's capital stock with respect to income taxable as a result of any member of the Group or the Holding being taxed as a pass-through entity for U.S. Federal, state and local income tax purposes or attributable to any member of the Group;

(C)	the Guarantor and the Holding may pay dividends and other distributions (x) in respect of a conversion, exchange, or repurchase of convertible or exchangeable notes and any conversion of preference shares to ordinary shares in connection therewith, provided that the cash portion of a repurchase of convertible or exchangeable notes is limited to the amount of interest that would otherwise be payable through maturity on the amount of such convertible or exchangeable notes being repurchased plus any amount in lieu of fractional shares, and (y) to the extent contractually owed to holders of equity in the Guarantor or the Holding; and

(D)

the Guarantor may pay dividends and other distributions to the Holding for the purposes of providing cash to the Holding for the payment of any Tax payable in connection with the Holding's equity plan,

provided that the actions in paragraph (B) and (C) above shall only be permitted if there is no Event of Default which is continuing under this Agreement and no Event of Default would arise from the payment of such dividend.

14.30	~~13.30~~New capital raises or financing
(a)	Save as provided below:
(i)	no new debt ~~or equity issuance~~ shall be raised and no new Financial Indebtedness shall be incurred by the Group (including, for the avoidance of doubt, inter-company loans);
(ii)	no non-arm's length disposals of any asset relating to the Group fleet shall be made; and
(iii)

no additional Security Interests securing existing Financial Indebtedness will be created or permitted to subsist by any Obligor (unless the Lenders benefit from this new security on a pari passu basis), during the period up to and including the 2021 Deferral Final Repayment Date.

(b)	The restrictions in paragraph (a) of Clause ~~13.30~~ 14.30 (New capital raises or financing) above shall not apply in relation to:
(i)

any refinancing of any bond issuance of, or loan entered into by, the Group (A) which matures during such period or (B) where not maturing during such period, shall be on terms ~~which include any of the following (evidence of which shall be provided to the Agent by the Guarantor)~~ resulting, when taken as a whole, in an improvement of the ability of the Obligors to meet their obligations under the Finance Documents, which terms include any of the following: an extension of the repayment terms; or a decrease in the interest rate; or the conversion of such Financial Indebtedness from secured to unsecured or first to second priority;

(ii)	any debt ~~or equity issuance~~ provided prior to 31 December ~~2022~~ 2023 to provide the Group with crisis and/or recovery related funding in respect of the impact of the Covid-19 pandemic;
(iii)	any debt ~~or equity issuance~~ being raised on or after 31 December ~~2022~~ 2023 to support the Group with the impact of the Covid-19 pandemic~~,~~  made with the prior written consent of SACE;

(iv)

any debt ~~or equity issuance~~ being raised to finance any instalment of a cruise vessel already contracted for or contracted for during such period or any refurbishment, maintenance, upgrade or lengthening of a cruise ship during such period (including without limitation any costs incurred by the owner of a cruise ship in connection therewith);

(v)

any debt ~~or equity issuance~~ being raised to finance capital expenditure for projects which are already contracted for but in respect of which committed financing has not yet been obtained, and which, in each case has been (or will be) listed in the Information Package submitted to the Agent prior to the February 2021 ~~Deferral~~ Effective Date;

(vi)	any extension or renewal of revolving credit facilities, and made with the prior written consent of SACE if any additional security is to be granted;
(vii)	any new debt ~~or equity issuance~~ otherwise agreed by SACE; or
(viii)	any inter-company loan or operating arrangement which from an accounting perspective has the effect of an intercompany loan (an "intercompany arrangement") which:
(A)	is existing as at the date of the 2021 Amendment and Restatement Agreement;
(B)	is made among any Group members or any Group member with the Holding provided that:
(1)	any inter-company arrangement is made solely for the purpose of regulatory or Tax purposes carried out in the ordinary course of business and on an arm's length basis; and
(2)

the aggregate principal amount of any inter-company arrangements outstanding pursuant to ~~this~~ sub-paragraph (b)(viii)(B) of Clause ~~13.30~~ 14.30 (New capital raises or financing) does not exceed [*] Dollars ($[*]) at any time; or

(C)	has been approved with the prior written consent of SACE;
(ix)	any Permitted Security Interest;
(x)	any Security Interest otherwise approved with the prior written consent of SACE;
(xi)	any Financial Indebtedness incurred in the ordinary course of business which in the aggregate does not exceed USD [*] during any twelve-month period~~; and~~, it being provided that:
(A)	prior to 31 December 2022, this amount shall be increased to USD [*] for any Financial Indebtedness incurred to finance capital expenditure for Approved Projects; and
(B)

if any part of such Financial Indebtedness allocated prior to 31 December 2022 to an Approved Project remains unused throughout the twelve-month period of year 2022, the surplus may be carried over to increase the relevant Financial

Indebtedness throughout the twelve-month period of year 2023 for that Approved Project only;

(xii)

without prejudice to Clause ~~13.10~~ 14.10 (Mergers) and clause 11.13 (No merger etc.) of the Guarantee, the issuance of ~~share capital~~ shares or limited liability company interests, as applicable by any Group member to another Group member~~.~~; and

(xiii)  any extension, renewal, replacement or upsizing in respect of the Term and Revolving Credit Facilities (including the granting of additional Security Interests),

and, for the avoidance of doubt, no debt or equity issuance shall be raised in respect of any form of merger, sub-division, amalgamation, restructuring, consolidation, winding-up, dissolution or anything analogous thereto or acquisition of any entity, shares or limited liability company interests or obligations of any corporation or other entity.

14.31	~~13.31~~Most favoured nations
(a)

The Borrower shall procure that if at any time after the date of the Original Facility Agreement the Guarantor enters into any financial contract or financial document relating to any Financial Indebtedness with or which has the support of any export credit agency and which contains pari passu provisions or cross default provisions which are more favourable to the lenders than those contained in paragraph (l) of Clause ~~12.2~~ 13.2 (Continuing representations and warranties) and Clause ~~18.6~~ 19.6 (Cross default) respectively, the Borrower or the Guarantor shall immediately notify the Agent of such provisions and the relevant provisions contained in this Agreement shall be deemed amended so that such more favourable pari passu provisions or cross default provisions are granted to the Creditor Parties pursuant to this Agreement.

(b)

The Borrower undertakes that if at any time after the date of this Agreement and until the occurrence of a Reinstatement Event, it or any other member of the Group is required to grant additional security in relation to a financial contract or financial document relating to any existing Financial Indebtedness:

(i)

with the support of any export credit agency (excluding any extensions, increases or changes to the terms and conditions thereof), such security shall be granted on a pari passu basis to the Lenders (and the ~~Security Trustee~~ Agent agrees to enter and/or procure the entry by the relevant Creditor Parties into such intercreditor documentation to reflect such pari passu ranking (in form and substance reasonably satisfactory to the Creditor Parties) as may be required in connection with such arrangements); or

(ii)

without the support of any export credit agency (excluding any extensions, increases or changes to the terms and conditions thereof), such security shall (without prejudice to any of the Obligors' other obligations under the Finance Documents), subject to the provisions of clause 11.11 (Negative pledge) of the Guarantee and Clause 13.7 (Negative pledge), be permitted provided that it shall not have an adverse effect on any Security Interests or other rights granted to the ~~Secured~~ Creditor Parties under the Finance Documents.

(c)

~~In~~ Until the occurrence of a Reinstatement Event, in respect of any new Financial Indebtedness (other than Permitted Financial Indebtedness), or any extensions, increases or changes to the terms and conditions of any existing Financial Indebtedness, in each case with or which has the support of any export credit agency, the Borrower shall enter into good faith negotiations with the ~~Security Trustee~~ Agent to grant additional security for the purpose of further securing the Loan, provided that any failure to reach agreement under this paragraph (c) following such good faith negotiations shall not constitute an Event of Default.

14.32	~~13.32~~Poseidon Principles

The Borrower shall, upon the request of the Agent and at the cost of the Borrower, on or before 31 July in each calendar year, supply to the Agent all information necessary in order for the Lenders to comply with their obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Ship for the preceding calendar year provided always that, for the avoidance of doubt, such information shall be confidential information but the Borrower acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the Lenders' portfolio climate alignment.

15	~~14~~Security Value Maintenance
15.1	~~14.1~~Security Shortfall

If, upon receipt of a valuation of the Ship in accordance with Clause ~~13.18~~ 14.18 (Trading with the United States of America), the Security Value shall be less than the Security Requirement, the Agent may give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall (unless the Ship has become a Total Loss) either:

(a)

prepay within a period of 30 days of the date of receipt by the Borrower of the Agent's said notice such sum in Dollars as will result in the Security Requirement after such repayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

(b)

within 30 days of the date of receipt by the Borrower of the Agent's said notice constitute to the reasonable satisfaction of the Agent such further security for the Loan as shall be reasonably acceptable to the Agent having a value for security purposes (as determined by the Agent in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date. Clauses ~~14.2~~ 15.2 (Costs) and ~~14.4~~ 15.4 (Documents and evidence) shall apply to prepayments under paragraph (a) of Clause ~~14.1~~ 15.1 (Security Shortfall).

15.2	~~14.2~~Costs

All costs in connection with the Agent obtaining any valuation of the Ship referred to in Clause ~~13.18~~ 14.18 (Trading with the United States of America), and obtaining any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to paragraph (b) of Clause ~~14.1~~ 15.1 (Security Shortfall) shall be borne by the Borrower.

15.3	~~14.3~~Valuation of additional security

For the purpose of this Clause ~~14~~ 15 (Security Value Maintenance), the market value of any additional security provided or to be provided to the Agent shall be determined by the Agent in its absolute discretion without any necessity for the Agent assigning any reason thereto.

15.4	~~14.4~~Documents and evidence

In connection with any additional security provided in accordance with this Clause ~~14~~ 15 (Security Value Maintenance), the Agent shall be entitled to receive such evidence and documents of the kind referred to in Clause 3 (Conditions Precedent) in respect of other Finance Documents as may in the Agent's opinion be appropriate.

15.5	~~14.5~~Cash or a letter of credit as additional security

For all purposes under this Clause ~~14~~ 15 (Security Value Maintenance), it is agreed and understood that:

(a)

cash or a letter of credit shall be an acceptable form of security provided that in the case of a letter of credit it is issued on such terms and by such first class bank as shall have been approved in writing by the Agent (acting in its reasonable discretion); and

(b)	the value of such cash for security purposes shall be equal to the amount of such cash and the value of such letter of credit for security purposes shall be equal to its stated amount.
15.6	~~14.6~~Suspension of Event of Default
(a)

Notwithstanding the provisions of Clause ~~18~~ 19 (Events of Default), any breach of the provisions of this Clause 14 (Security Value Maintenance) arising between the February 2021 ~~Deferral~~ Effective Date and 31 December 2022 shall not (subject further to no (a) Event of Default under clauses ~~18.7~~ 19.7 (Winding-up) to ~~18.13~~ 19.13 (Cessation of business) (inclusive) having occurred and being continuing or (b) Deferral Prepayment Event having occurred) result in an Event of Default.

(b)

For the avoidance of doubt, the Security Value will continue to be calculated in accordance with this Clause ~~14~~ 15 (Security Value Maintenance) between the February 2021 ~~Deferral~~ Effective Date and 31 December 2022.

16	~~15~~[Reserved]
17	~~16~~Cancellation and Prepayment
17.1	~~16.1~~Cancellation

At any time prior to the delivery of a Drawdown Notice and not less than ninety (90) Business Days prior to the Intended Delivery Date, the Borrower may give notice to the Agent in writing that it wishes to cancel the Total Commitments in their entirety whereupon (without penalty to the Borrower but without prejudice to any liabilities of the Borrower including, without limitation, in respect of fees payable or accrued under this Agreement, arising prior to the date of such cancellation) the Total Commitments shall terminate upon the date specified in such notice.

17.2	~~16.2~~Voluntary prepayment

The Borrower may prepay all or part of the Loan (but if in part being an amount that reduces the Loan by a minimum amount of one (1) repayment instalment of principal of the Loan) together with interest thereon without penalty provided the prepayment is made on the last day of an Interest Period and three (3) month's prior written notice indicating the intended date of prepayment is given to the Agent and the SACE Agent, but the following amounts shall be payable to the Agent for the account of the Lenders or the Italian Authorities in the sum of:

(i)

~~(a)~~if the Borrower has specified a Floating Interest Rate pursuant to paragraph (b) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date), the difference (if positive), calculated by the Lenders and notified by them to the Agent, between the actual cost for the Lenders of the funding for the Loan and the rate of interest for the monies to be invested by the Lenders, applied to the amounts so prepaid for the period from the said prepayment until the last day of the Interest Period during which the prepayment occurs (if prepayment does not occur on the last day of that Interest Period), details of any such calculation being supplied to the Borrower by the Agent on behalf of the Lenders; or

(ii)

~~(b)~~if the Borrower has selected the Fixed Interest Rate pursuant to paragraph (b) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date), the charges (if any) imposed on the Lenders by the Italian Authorities representing funding or breakage costs of the Italian Authorities.

(b)

~~(c)~~Any voluntary prepayment shall be made in accordance with the provisions of this Clause ~~16.2~~ 17.2 (Voluntary prepayment) and applied against the outstanding repayment instalments in the inverse order of their maturity, save that where there is an amount of a Deferral Tranche outstanding, any such prepayment shall first be applied against such Deferral Tranche in the inverse order of maturity, starting with the 2021 Deferral Tranche.

(c)

There may be no more than two voluntary prepayments in part of the Loan made in each 12-month period beginning on the Delivery Date unless the relevant prepayment is made at the end of an Interest Period relating to the Loan or the relevant part of the Loan (as applicable).

17.3	~~16.3~~Mandatory prepayment

The Borrower shall be obliged to prepay the whole of the Loan if:

(a)	the Ship is sold or becomes a Total Loss:
(i)	in the case of a sale, on or before the date on which the sale is completed by delivery of the Ship to the buyer; or
(ii)	in the case of a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Agent of the proceeds of insurance relating to such Total Loss; or
(b)	the SACE Insurance Policy is modified, suspended, terminated or rescinded unless caused by the wilful misconduct or gross negligence of a Creditor Party.
17.4	~~16.4~~Breach of new covenants or the Principles
(a)

Failure to comply, until the 2021 Deferral Final Repayment Date, with the provisions of Clause ~~13.29~~ 14.29 (Dividends and dividend restriction) and Clause ~~13.30~~ 14.30 (New capital raises or financing) or the provisions of clause 11.3(h) (Additional financial reporting), clause 11.17(c) (Dividend restriction), clause 11.19 (New capital raises or financing) and clause 11.20 (Payments under the Shipbuilding contacts) of the Guarantee, or to otherwise duly perform and observe the other requirements and obligations set out in the Principles shall, in each case, not constitute an Event of Default under this Agreement but (in the case of any failure that is capable of remedy (in the opinion of the Agent, at its sole discretion)) shall have the following consequences:

(i)

the Agent shall reinstate from the date of such breach the requirement to comply with the covenant granted pursuant to Clause ~~14~~ 15 (Security Value Maintenance) and the financial covenants set out in paragraphs (b) and (c) of clause 11.15 (Financial covenants) of the Guarantee which was otherwise suspended until 31 December 2022;

(ii)

in respect of, specifically, Clause ~~13.29~~ 14.29 (Dividends and dividend restriction) and Clause ~~13.30~~ 14.30 (New capital raises or financing), and clause 11.17(c) (Dividend restriction) and clause 11.19 (New capital raises or financing) of the Guarantee, as well as a failure to perform and observe the other requirements and obligations set out in the Principles (including but not limited to any Obligor (a) commencing, or having commenced against it, any case, proceeding or other action seeking (i) to adjudicate it as bankrupt or insolvent, (ii) reorganization, arrangement, winding-up, liquidation, dissolution, or other relief with respect to it or its debts, (iii) the appointment of a receiver, trustee, or custodian or other similar official for it or for all or a substantial part of its assets, (b) making a general assignment for the benefit of its creditors, (c) being unable to, or admitting in writing its inability to, pay its debts as they become due, or (d) taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in (a), (b) or (c) hereof):

(A)	the Deferral Commitments and the availability of the Deferral Tranches will be immediately cancelled; and
(B)

all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to Clause ~~6.4~~ 7.4 (Deferred Costs) and all other amounts accrued or outstanding under this Agreement in connection with the Deferral Tranches will be immediately due and payable, (including, for the avoidance of doubt, any breakage costs pursuant to Clause ~~20.2~~ 21.2 (Breakage costs)); and

(iii)

in respect of clause 11.3(h) (Additional financial reporting) and clause 11.20 (Payments under the Shipbuilding contacts) of the Guarantee, shall entitle the Agent, (acting on the instructions of the Lenders), by notice to the Borrower to:

(A)	cancel the Deferral Commitments and the availability of the Deferral Tranches whereupon they shall immediately be cancelled; and
(B)

declare that all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to Clause ~~6.4~~ 7.4 (Deferred Costs) of this Agreement and all other amounts accrued or outstanding under this Agreement in connection with the Deferral Tranches be immediately due and payable, whereupon they shall become immediately due and payable (including, for the avoidance of doubt, any breakage costs pursuant to Clause ~~20.2~~ 21.2 (Breakage costs)); and

(b)	Save as permitted by Clause 13.30 (New capital raises or financing), if at any time after the February 2021 ~~Deferral~~ Effective Date and until the occurrence of a Reinstatement Event:

~~(i)~~(i)the Guarantor or any other Group member enters into any financial contract or financial document relating to any Financial Indebtedness and which contains any debt deferral or covenant waivers of existing debt, or the raising of any new debt intended to reimburse existing debt that benefits from additional security or more favourable terms than those available to the Lenders (unless they are granted to the Lenders on a pari passu basis):

~~(A)~~(A)

the requirement to comply with the covenant granted pursuant to Clause 14 (Security Value Maintenance) and the financial covenants set out in paragraphs (b) and (c) of clause 11.15 (Financial covenants) of the Guarantee which was otherwise suspended until 31 December 2022 shall be reinstated;

~~(B)~~(B)	the Deferral Commitments and the availability of the Deferral Tranches will be immediately cancelled; and
~~(C)~~(C)

all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to Clause 6.4 (Deferred Costs) and all other amounts accrued or outstanding under this Agreement in connection with the Deferral Tranches will be immediately due and payable, (including, for the avoidance of doubt, any breakage costs pursuant to Clause 20.2 (Breakage costs) ~~of this Agreement);~~), it being provided that such covenants in sub-paragraph (A) above shall not be reinstated and such provisions in sub-paragraphs (B) and (C) above shall not be triggered in case of such financial contract or financial document relating to the Term and Revolving Credit Facilities;

~~(ii)~~(ii)

the Guarantor or any other Group member makes a prepayment (save for any mandatory prepayment necessary to avoid an event of default (however defined)) of any Financial Indebtedness (unless this is done on a pari passu basis with the obligations owed to the Lenders hereunder):

~~(A)~~(A)

the requirement to comply with the covenant granted pursuant to Clause 14 (Security Value Maintenance) and the financial covenants set out in paragraphs (b) and (c) of clause 11.15 (Financial Covenants) of the Guarantee which was otherwise suspended until 31 December 2022 shall be reinstated; and

~~(B)~~(B)	the Agent shall be entitled (acting on the instructions of the Lenders) to:
~~(1)~~(1)	cancel the Deferral Commitments and the availability of the Deferral Tranches whereupon they shall immediately be cancelled; and
~~(2)~~(2)

declare that all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to Clause 6.4 (Deferred Costs) ~~of this Agreement~~ and all other amounts accrued or outstanding under ~~the Facility~~ this Agreement in connection with the Deferral Tranches will be immediately due and payable (including, for the avoidance of doubt, any breakage costs pursuant to ~~clause~~ Clause 20.2 (Breakage costs))~~.~~, it being provided that such covenants in sub-paragraph (A) above shall not be reinstated and such provision in sub-paragraph (B) above shall not be triggered in case of a prepayment relating to the revolving tranche of the Term and Revolving Credit Facilities within the ordinary course of business.

17.5	~~16.5~~Other amounts

Any prepayment of the whole of the Loan shall be made together with all other sums due under this Agreement (including, without limitation, the compensation calculated in accordance with Clause ~~16.2~~ 17.2 (Voluntary prepayment)).

17.6	~~16.6~~Application of partial prepayment

Amounts prepaid shall be applied in accordance with paragraph (b) of Clause ~~19.1~~ 20.1 (Receipts).

17.7	~~16.7~~No reborrowing

Amounts prepaid may not be reborrowed.

18	~~17~~Interest on Late Payments
18.1	~~17.1~~Default rate of interest

Without prejudice to the provisions of Clause ~~18~~ 19 (Events of Default) and without this Clause in any way constituting a waiver of terms of payment, all sums due by the Borrower under this Agreement will automatically bear interest on a day to day basis from the date when they are payable until the date of actual payment at a rate per annum equal to the higher of:

(a)	before the Rate Switch Date, where the Floating Interest Rate is applicable, the aggregate of:
(i)	Overnight LIBOR;
(ii)	the Margin; and
(iii)	[*] per cent. ([*]%) per annum; or
(b)	after the Rate Switch Date, where the Floating Interest Rate is applicable, the aggregate of:
(i)	Daily Simple SOFR;
(ii)	the Credit Adjustment Spread;
(iii)	the Margin; and
(iv)	two per cent. (2%) per annum; or
(c)	~~(b)~~before the Rate Switch Date, where the Fixed Interest Rate is applicable, the higher of:
(i)	the CIRR plus [*] per cent. ([*]%) per annum; and
(ii)	Overnight LIBOR plus the applicable Margin plus two per cent. (2%) per annum; or
(d)	after the Rate Switch Date, where the Fixed Interest Rate is applicable, the higher of:
(i)	the CIRR plus [* per cent. ([*%) per annum; and

(ii)	Daily Simple SOFR plus the Credit Adjustment Spread plus the Margin plus [*] per cent. ([*]%) per annum.
18.2	~~17.2~~Compounding of default interest

Any such interest will itself bear interest at the above rate if it is due for at least three (3) months and thereafter at three monthly intervals.

19	~~18~~Events of Default
19.1	~~18.1~~Events of Default

An Event of Default occurs if any of the events or circumstances described in Clause ~~18.2~~ 19.2 (Non-payment) to Clause ~~18.21~~ 19.21 (Other Loan Agreement) occur provided that if, at any time during the period commencing on the day after the date of this Facility Agreement and ending on the date falling ninety (90) days before the Intended Delivery Date (the "Restriction Period"), an event should occur that would constitute an Event of Default, the Agent shall not be entitled to serve any notice under paragraph (a) of Clause ~~18.22~~ 19.22 (Actions following an Event of Default) during the Restriction Period unless the relevant event consists of:

(a)

a failure by the Borrower to comply with the provisions of Clauses ~~13.5~~ 14.5 (Notification of default), ~~13.6~~ 14.6 (Consents and registrations), ~~13.8~~ 14.8 (Disposals) or ~~13.13~~ 14.13 (Financial indebtedness and subordination of indebtedness);

(b)

the happening of any of the events specified in Clauses ~~18.2~~ 19.2 (Non-payment), ~~18.7~~ 19.7 (Winding-up), ~~18.8~~ 19.8 (Moratorium or arrangement with creditors), ~~18.9~~ 19.9 (Appointment of liquidators etc.), ~~18.10~~ 19.10 (Insolvency), ~~18.11~~ 19.11 (Legal process), ~~18.12~~ 19.12 (Analogous events) or ~~18.13~~ 19.13 (Cessation of business);

(c)	the repudiation or termination of the Shipbuilding Contract.

However, this provision shall not be interpreted as a waiver of:

(i)

the Agent's right to serve any notice under paragraph (a) of Clause ~~18.22~~ 19.22 (Actions following an Event of Default) in respect of any Event of Default that has occurred and that remains unremedied on the last day of the Restriction Period; or

(ii)

the obligation of any Obligor under any Finance Document prior to the last day of the Restriction Period including (without limitation) the punctual delivery to the Agent of any information which the Agent is entitled to receive under the provisions of any Finance Document and the prompt notification to the Agent of the occurrence of any Event of Default whether or not the Agent is entitled to serve any notice under paragraph (a) of Clause ~~18.22~~ 19.22 (Actions following an Event of Default).

19.2	~~18.2~~Non-payment

Any Obligor fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document and such failure is not remedied within three (3) Business Days of the due date or (if payable on demand) within three (3) Business Days of receiving the demand.

19.3	~~18.3~~Non-remediable breaches

The Borrower fails to comply with the provisions of Clauses ~~13.5~~ 14.5 (Notification of default), ~~13.6~~ 14.6 (Consents and registrations), ~~13.8~~ 14.8 (Disposals) or ~~13.13~~ 14.13 (Financial indebtedness and subordination of indebtedness).

19.4	~~18.4~~Breach of other obligations
(a)

Any Obligor fails to comply with any provision of any Finance Document (other than a failure to comply covered by any of the other provisions of Clauses ~~18.2~~ 19.2 (Non-payment) to ~~18.21~~ 19.21 (Other Loan Agreement)) and in particular but without limitation the Guarantor fails to comply with the provisions of clause 11 (Undertakings) of its Guarantee or there is any breach in the sole opinion of the Agent of any of the Underlying Documents provided that no Event of Default shall be deemed to have occurred if, in the opinion of the Agent in its sole discretion, such failure or breach is capable of remedy and is remedied within the Relevant Period (as defined below) from the date of its occurrence, if the failure was known to that Obligor, or from the date the relevant Obligor is notified by the Agent of the failure, if the failure was not known to that Obligor, unless in any such case as aforesaid the Agent in its sole discretion considers that the failure or breach is or could reasonably be expected to become materially prejudicial to the interests, rights or position of the Lenders, "Relevant Period" meaning for the purposes of this Clause thirty (30) days in respect of a remedy period commencing under this Clause not later than 30 September 2009 and fifteen (15) days in respect of a remedy period commencing after 30 September 2009; or

(b)

If there is a repudiation or termination of any Transaction Document or if any of the parties thereto becomes entitled to terminate or repudiate any of them and evidences an intention so to do. For the avoidance of doubt, the termination of the Prior Guarantees shall not be deemed to be a termination of a Transaction Document.

19.5	~~18.5~~Misrepresentation

Any representation, warranty or statement made or repeated in, or in connection with, any Transaction Document or the SACE Insurance Policy or in any accounts, certificate, statement or opinion delivered by or on behalf of any Obligor thereunder or in connection therewith is materially incorrect or misleading when made or would, if repeated at any time hereafter by reference to the facts subsisting at such time, no longer be materially correct.

19.6	~~18.6~~Cross default
(a)	Any event of default occurs under any financial contract or financial document relating to any Financial Indebtedness of the Borrower; or
(b)	any such Financial Indebtedness or any sum payable in respect thereof is not paid when due (after the expiry of any applicable grace period(s)) whether by acceleration or otherwise; or
(c)

any other Financial Indebtedness of any member of the Group is not paid when due or is or becomes capable of being declared due prematurely by reason of default or any Security Interest securing the same becomes enforceable by reason of default provided that no Event of Default will arise if the aggregate amount of the relevant Financial Indebtedness and liabilities secured by the relevant Security Interests is less than $[*] or its equivalent in other currencies; or

(d)

any other Security Interest over any assets of any member of the Group securing any alleged liability that does not qualify as Financial Indebtedness becomes enforceable where the alleged liability is in respect of a sum of, or sum aggregating, $[*] or its equivalent in other currencies, unless the alleged liability is being contested in good faith by appropriate means by the relevant Group member and the Agent is reasonably satisfied that the relevant member of the Group has reasonable grounds for succeeding in its action.

(e)

No Event of Default will occur, or be deemed to have occurred, under this Clause ~~18.6~~ 19.6 (Cross default) if such Event of Default occurs before 31 December 2022 (but without prejudice to the rights of the Lenders in respect of any further breach that may occur after 31 December 2022 ) and is caused solely as a result of a breach of the covenant granted pursuant to Clause ~~14~~ 15 (Security Value Maintenance) or of the financial covenants in respect of the Group equivalent to those set out in paragraphs (b) and (c) of clause 11.15 (Financial Covenants) of the Guarantee, under, or in relation to, any other SACE-backed facility agreement to which a Guarantor is a Party or has executed a guarantee and to which the Principles apply, unless at the time of such Event of Default, an event resulting in mandatory prepayment of the Loan pursuant to paragraph (a) or (b) of Clause ~~16.3~~ 17.3 (Mandatory prepayment) or a Deferral Prepayment Event has occurred.

19.7	~~18.7~~Winding-up

Any order is made or an effective resolution passed or other action taken for the suspension of payments or reorganisation, dissolution, termination of existence, liquidation, winding-up or bankruptcy of any Obligor.

19.8	~~18.8~~Moratorium or arrangement with creditors

A moratorium in respect of all or any debts of any Obligor or a composition or an arrangement with creditors of any Obligor or any similar proceeding or arrangement by which the assets of any Obligor are submitted to the control of its creditors is applied for, ordered or declared or any Obligor commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of all or a significant part of its Financial Indebtedness.

19.9	~~18.9~~Appointment of liquidators etc

A liquidator, trustee, administrator, receiver, administrative receiver, manager or similar officer is appointed in respect of any Obligor or in respect of all or any substantial part of the assets of any Obligor.

19.10	~~18.10~~Insolvency

Any Obligor becomes or is declared insolvent or is unable, or admits in writing its inability, to pay its debts as they fall due or becomes insolvent within the terms of any applicable law.

19.11	~~18.11~~Legal process

Any distress, execution, attachment or other process affects the whole or any substantial part of the assets of any Obligor and remains undischarged for a period of thirty (30) days or any uninsured judgment in excess of [*] Dollars ($[*]) following final appeal remains unsatisfied for a period of ten (10) days.

19.12	~~18.12~~Analogous events

Anything analogous to or having a substantially similar effect to any of the events specified in Clauses ~~18.7~~ 19.7 (Winding-up) to ~~18.11~~ 19.11 (Legal process) shall occur under the laws of any applicable jurisdiction.

19.13	~~18.13~~Cessation of business

Any Obligor ceases to carry on all or a substantial part of its business.

19.14	~~18.14~~Revocation of consents

Any authorisation, approval, consent, licence, exemption, filing, registration or notarisation or other requirement necessary to enable any Obligor to comply with any of its obligations under any of the Transaction Documents is materially adversely modified, revoked or withheld or does not remain in full force and effect and within ninety (90) days of the date of its occurrence such event is not remedied to the satisfaction of the Agent and the Agent considers in its sole discretion that such failure is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders provided that the Borrower shall not be entitled to the aforesaid ninety (90) day period if the modification, revocation or withholding of the authorisation, approval or consent is due to an act or omission of any Obligor and the Agent is satisfied in its sole discretion that the Lenders' interests might reasonably be expected to be materially adversely affected.

19.15	~~18.15~~Unlawfulness

At any time it is unlawful or impossible for any Obligor to perform any of its material (to the Creditor Parties or any of them) obligations under any Transaction Document to which it is a party or it is unlawful or impossible for the Creditor Parties or any Lender to exercise any of their or its rights under any of the Transaction Documents provided that no Event of Default shall be deemed to have occurred where the unlawfulness or impossibility does not relate to the payment obligation of any Obligor under any Transaction Document and is cured within the period of twenty one (21) days of the date of occurrence of the event giving rise to the unlawfulness or impossibility and the affected Obligor performs it obligation within such period.

19.16	~~18.16~~Insurances

The Borrower fails to insure the Ship in the manner specified in Clause ~~13.20~~ 14.20 (Valuation of the Ship) or fails to renew the Insurances at least five (5) days prior to the date of expiry thereof and produce prompt confirmation of such renewal to the Agent provided that if the insurers withdraw their cover an Event of Default shall be deemed to have occurred upon issue of the insurer's notice of withdrawal.

19.17	~~18.17~~Disposals

If the Borrower or any other Obligor shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor with the intention of preferring such creditor over any other creditor.

19.18	~~18.18~~Prejudice to security

Anything is done or suffered or omitted to be done by any Obligor which in the reasonable opinion of the Agent would or might be expected to imperil the security created by any of the Finance Documents.

19.19	~~18.19~~Governmental intervention

The authority of any Obligor in the conduct of its business is wholly or substantially curtailed by any seizure or intervention by or on behalf of any authority and within ninety (90) days of the date of its occurrence any such seizure or intervention is not relinquished or withdrawn and the Agent reasonably considers that the relevant occurrence is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders provided that the Borrower shall not be entitled to the aforesaid ninety (90) day period if the seizure or intervention executed by any authority is due to an act or omission of any Obligor and the Agent is satisfied, in its sole discretion, that the Lenders' interest might reasonably be expected to be materially adversely affected.

19.20	~~18.20~~[Reserved].
19.21	~~18.21~~Other Loan Agreement

There shall occur an Event of Default (under and as defined in the Other Loan Agreement).

19.22	~~18.22~~Actions following an Event of Default

On, or at any time after, the occurrence of an Event of Default the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

(a)	serve on the Borrower a notice stating that the Commitments and all other obligations of each Lender to the Borrower under this Agreement are terminated; and/or
(b)

serve on the Borrower a notice stating that the Loan (including but without limitation the amount representing the financed second instalment of the SACE Premium), all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(c)

take any other action which, as a result of the Event of Default or any notice served under paragraph (a) or (b), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law.

19.23	~~18.23~~Termination of Commitments

On the service of a notice under paragraph (a) of Clause ~~18.22~~ 19.22 (Actions following an Event of Default), the Commitments and all other obligations of each Lender to the Borrower under this Agreement shall terminate.

19.24	~~18.24~~Acceleration of Loan

On the service of a notice under paragraph (b) of Clause ~~18.22~~ 19.22 (Actions following an Event of Default), the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Obligor under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.25	~~18.25~~Further amounts payable

Upon an acceleration of repayment of the Loan following an Event of Default the Borrower shall be liable to pay compensation calculated in accordance with Clause ~~16.2~~ 17.2 (Voluntary prepayment).

19.26	~~18.26~~Multiple notices; action without notice

The Agent may serve notices under paragraphs (a) and (b) of Clause ~~18.22~~ 19.22 (Actions following an Event of Default) simultaneously or on different dates and it may take any action referred to in paragraph (c) of Clause ~~18.22~~ 19.22 (Actions following an Event of Default) if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.27	~~18.27~~Notification of Creditor Parties and Obligors

The Agent shall send to each Lender and each Obligor a copy or the text of any notice which the Agent serves on the Borrower under Clause ~~18.22~~ 19.22 (Actions following an Event of Default); but the notice shall become effective when it is served on the Borrower, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide any Obligor with any form of claim or defence.

19.28	~~18.28~~Lender's rights unimpaired

Nothing in this Clause ~~18~~ 19 (Events of Default) shall be taken to impair or restrict the exercise of any right given to individual Lenders under a Finance Document or the general law; and, in particular, this Clause is without prejudice to Clauses 2.4 (Proceedings by individual Lender requiring Majority Lender consent) and 2.5 (Obligations of Lenders several).

19.29	~~18.29~~Exclusion of Creditor Party liability

No Creditor Party, and no receiver or manager appointed by the Agent, shall have any liability to an Obligor:

(a)

for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)

as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset.

20	~~19~~Application of Sums Received
20.1	~~19.1~~Receipts

Except as any Finance Document may otherwise provide, all sums received under this Agreement or any other Finance Document by the Agent, on behalf of the Lenders, or by any of the Lenders for any reason whatsoever will be applied:

(a)

in priority, to payments of any kind due or in arrears in the order of their due payment dates and first, to fees, charges and expenses, second, to interest payable pursuant to Clause ~~17~~ 18 (Interest on Late Payments), third, to interest payable pursuant to Clause 6 (Interest) and to any deferred costs payable pursuant to Clause ~~6.4~~ 7.4 (Deferred Costs), fourth, to the principal of the Loan payable pursuant to Clause 5 (Repayment) and, fifth, to any other sums due under this Agreement or any other Finance Document and, if relevant, pro rata to each of the Lenders and sixth, to any sums due pursuant to Clause ~~20.2~~ 21.2 (Breakage costs); or

(b)

if no payments are in arrears or if these payments have been discharged as set out above, then and to sums remaining due under this Agreement or any other Finance Document and, if relevant, pro rata to each of the Lenders and in each case in inverse order of maturity, the interest being recalculated accordingly.

21	~~20~~Indemnities
21.1	~~20.1~~Indemnities regarding borrowing and repayment of Loan

The Borrower shall fully indemnify the Agent and each Lender on the Agent's demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	the Loan not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;
(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;
(c)

any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause ~~17~~ 18 (Interest on Late Payments));

(d)	the occurrence and/or continuance of an Event of Default and/or the acceleration of repayment of the Loan under Clause ~~18~~ 19 (Events of Default); and
(e)

in respect of any Tax (other than Tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

21.2	~~20.2~~Breakage costs

Without limiting its generality, Clause ~~20.1~~ 21.1 (Indemnities regarding borrowing and repayment of Loan) covers (i) any claim, expense, liability or loss, including a loss of a prospective profit, incurred by a Lender in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount) and (ii) if the Borrower has selected the Fixed Interest Rate in accordance with paragraph (b) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date), any funding or breakage costs imposed by SIMEST as a consequence of (x) any total or partial prepayment of the Loan and/or (y) the Borrower deciding to switch from the Fixed Interest Rate to another interest rate after the Drawdown Date and/or (z) the Interest Make-up Agreement ceasing for any reason to be in effect; any such costs imposed by SIMEST shall be paid by the ~~Borrowers~~ Borrower to SIMEST through the Agent.

21.3	~~20.3~~Miscellaneous indemnities

The Borrower shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with:

(a)	any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent or any other Creditor Party or by any receiver appointed under a Finance Document;
(b)	any other Pertinent Matter,

other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Creditor Party concerned.

Without prejudice to its generality, this Clause ~~20.3~~ 21.3 (Miscellaneous indemnities) covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code or any Environmental Laws or any Sanctions.

21.4	~~20.4~~Currency indemnity

If any sum due from an Obligor to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:

(a)	making or lodging any claim or proof against an Obligor, whether in its liquidation, any arrangement involving it or otherwise; or
(b)	obtaining an order or judgment from any court or other tribunal; or
(c)	enforcing any such order or judgment,

the Borrower shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause ~~20.4~~ 21.4 (Currency indemnity) the "available rate of exchange" means the rate at which the Creditor Party concerned is able at the opening of business (Paris time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause ~~20.4~~ 21.4 (Currency indemnity) creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.5	~~20.5~~Certification of amounts

A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause ~~20~~ 21 (Indemnities) and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.6	~~20.6~~Sums deemed due to a Lender

For the purposes of this Clause ~~20~~ 21 (Indemnities), a sum payable by the Borrower to the Agent for distribution to a Lender shall be treated as a sum due to that Lender.

22	~~21~~Illegality, etc.
22.1	~~21.1~~Illegality

This Clause ~~21~~ 22 (Illegality, etc.) applies if:

(a)	a Lender (the "Notifying Lender") notifies the Agent that it has become, or will with effect from a specified date, become:
(i)

unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied including for the avoidance of doubt in relation to Sanctions; or

(ii)	contrary to, or inconsistent with, any regulation,

for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement; or

(b)	an Obligor is or becomes a Prohibited Person.
22.2	~~21.2~~Notification of illegality

The Agent shall promptly notify the Borrower, the Obligors and the other Lenders of the notice under Clause ~~21.1~~ 22.1 (Illegality) which the Agent receives from the Notifying Lender.

22.3	~~21.3~~Prepayment; termination of Commitment

On the Agent notifying the Borrower under Clause ~~21.2~~ 22.2 (Notification of illegality), the Notifying Lender's Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender's notice under Clause ~~21.1~~ 22.1 (Illegality) as the date on which the notified event would become effective the Borrower shall prepay the Notifying Lender's Contribution and shall pay compensation to the Notifying Lender calculated in accordance with Clause ~~16.2~~ 17.2 (Voluntary prepayment).

23	~~22~~Set-Off
23.1	~~22.1~~Application of credit balances

Each Creditor Party may without prior notice:

(a)

apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of the Borrower;
(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;
(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.
23.2	~~22.2~~Existing rights unaffected

No Creditor Party shall be obliged to exercise any of its rights under Clause ~~22.1~~ 23.1 (Application of credit balances); and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

23.3	~~22.3~~Sums deemed due to a Lender

For the purposes of this Clause ~~22~~ 23 (Set-Off), a sum payable by the Borrower to the Agent for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

23.4	~~22.4~~No Security Interest

This Clause ~~22~~ 23 (Set-Off) gives the Creditor Parties a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.

24	~~23~~Changes to the Lenders
24.1	~~23.1~~Assignments and transfers by the Lenders

Subject to this Clause ~~23~~ 24 (Changes to the Lenders) and the prior written consent of the Italian Authorities having been obtained, a Lender (the "Existing Lender") may:

(a)	assign its rights; or
(b)	transfer by novation its rights and obligations,

to another bank or financial institution (the "New Lender").

24.2	~~23.2~~Conditions of assignment or transfer
(a)	The consent of the Borrower is required for an assignment or transfer by a Lender (the "Existing Lender"), unless the assignment or transfer is to another Lender or an Affiliate of a Lender.
(b)	The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed.
(c)	The assignment or transfer must be with respect to a minimum Commitment of [*] Dollars ($[*]) or, if less, the Existing Lender's full Commitment.
(d)	An assignment will only be effective on:

(i)

receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Creditor Parties as it would have been under if it was an original Lender; and

(ii)

performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

24.3	~~23.3~~Assignment or transfer fee

The New Lender shall:

(a)	on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of [*] Euro (EUR [*]);
(b)

pay to the Agent, upon demand, all reasonable costs and expenses, duties and fees, including but without limitation legal costs and out of pocket expenses, incurred by the Agent or the Lenders in connection with any necessary amendment to or supplementing of the Transaction Documents or any of them or the SACE Insurance Policy as a consequence of the assignment or transfer; and

(c)	pay to the Agent, upon demand, such amount as is payable to the Italian Authorities to cover its costs of giving its approval under Clause ~~23.1~~ 24.1 (Assignments and transfers by the Lenders).
24.4	~~23.4~~Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;
(ii)	the financial condition of any Obligor;
(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or
(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Creditor Parties that it:
(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause ~~23~~ 24 (Changes to the Lenders); or
(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.
24.5	~~23.5~~Permitted disclosure

Any Creditor Party may disclose to any of its Affiliates and to the following other persons:

(a)	any person to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;
(b)

any person with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor;

(c)	any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;
(d)

any other Creditor Party, or any employee, officer, director or representative of such entity which needs to know such information or receive such document in the course of such person's employ or duties;

(e)	or any employee, officer, director or representative of any Italian Authorities which needs to know such information or receive such document in the course of such person's employ or duties;
(f)

the Guarantor or any other member of the Group, or any employee, officer, director or representative of such entity which needs to know such information or receive such document in the course of such person's employ or duties; or

(g)	auditors, insurance and reinsurance brokers, insurers and reinsurers and professional advisers, including legal advisers, which need to know such information,

any information about any Obligor, this Agreement and the other Finance Documents as that Creditor Party shall consider appropriate. Each of the Creditor Parties may also disclose to the Builder, or any employee, officer, director or representative of the Builder which needs to know such information or receive such document in the course of such person's employ or duties, such information about any Obligor, this Agreement and the other Finance Documents as that Creditor Party reasonably considers normal practice for an export credit.

24.6	~~23.6~~Assignment or transfer to SACE

Notwithstanding the above provisions of this Clause ~~23~~ 24 (Changes to the Lenders):

(a)

each Lender and the Agent shall, if so instructed by SACE in accordance with the provisions of the SACE Insurance Policy and without any requirement for the consent of the Borrower, assign its rights or (as the case may be) transfer its rights and obligations to SACE, which assignment or transfer shall take effect upon the date stated in the relevant documentation; and

(b)

the Agent shall promptly notify the Borrower of any such assignment or transfer to SACE and the Borrower shall pay to the Agent, upon demand, all reasonable costs and expenses, duties and fees, including but without limitation legal costs and out of pocket expenses, incurred by the Agent or the Lenders in connection with any such assignment or transfer.

24.7	~~23.7~~Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause ~~23~~ 24 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from the Borrower or any Obligor but subject to the prior written consent of SACE, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender (i) to the benefit of any Affiliate and/or (ii) within the framework of its, or its Affiliates, direct or indirect funding operations including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and
(b)

in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;

except that no such charge, assignment or Security Interest shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)

alter the obligations of the Obligor or require any payments to be made by the Borrower or any Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

25	~~24~~Changes to the Obligors
25.1	~~24.1~~No change without consent

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

26	~~25~~Role of the Agent and the Mandated Lead Arrangers
26.1	~~25.1~~Appointment of the Agent
(a)	Each other Creditor Party appoints the Agent to act as its agent under and in connection with this Agreement and the other Finance Documents and the SACE Insurance Policy.

(b)

Each other Creditor Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2	~~25.2~~Duties of the Agent
(a)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
(b)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(c)

If the Agent receives notice from a Party referring to this Agreement, describing an Event of Default and stating that the circumstance described is an Event of Default, it shall promptly notify the other Creditor Parties.

(d)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Creditor Party (other than the Agent or a Mandated Lead Arranger) under this Agreement it shall promptly notify the other Creditor Parties.

(e)	The Agent's duties under the Finance Documents are solely administrative in nature.
26.3	~~25.3~~Role of the Mandated Lead Arrangers

None of the Mandated Lead Arrangers has any obligations of any kind to any other Party under or in connection with any Transaction Document or the SACE Insurance Policy.

26.4	~~25.4~~No fiduciary duties
(a)	Nothing in this Agreement constitutes the Agent or any of the Mandated Lead Arrangers as a trustee or fiduciary of any other person.
(b)	Neither the Agent nor any of the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
26.5	~~25.5~~Business with the Guarantor

The Agent and each of the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Affiliate or subsidiary of the Guarantor.

26.6	~~25.6~~Rights and discretions of the Agent
(a)	The Agent may rely on:
(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and
(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
(i)	no Event of Default has occurred (unless it has actual knowledge of an Event of Default); and
(ii)	any right, power, authority or discretion vested in any Party or the Lenders has not been exercised.
(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.
(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.
(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as the Agent under this Agreement.
(f)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any of the Mandated Lead Arrangers is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

26.7	~~25.7~~Lenders' instructions
(a)	Unless a contrary indication appears in a Finance Document, the Agent shall:
(i)

exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as the Agent); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.
(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Creditor Parties.
(c)

The Agent may refrain from acting in accordance with the instructions of the Majority Lenders until it has received such security as it may require for any cost, loss or liability (together with any associated value added tax) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.
(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.
(f)

Notwithstanding anything to the contrary, the Lenders agree that if the Agent (acting in its sole discretion) is of the opinion that, or if any Lender notifies the Agent that it is of the opinion that, the prior approval of SACE should be obtained in relation to the exercise or non-exercise by the Agent or the Lenders of any power, authority or discretion specifically given to them under or in connection with the Finance Documents or in relation to any other incidental rights, powers, authorities or discretions, then the Agent shall seek such approval of SACE prior to such exercise or non-exercise.

26.8	~~25.8~~Responsibility for documentation

The Agent is not responsible for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, a Mandated Lead Arranger, an Obligor or any other person given in or in connection with any Transaction Document or the SACE Insurance Policy; nor for

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the SACE Insurance Policy or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Transaction Document or the SACE Insurance Policy.

26.9	~~25.9~~Exclusion of liability
(a)

Without limiting paragraph (b) of Clause ~~25.9~~ 26.9 (Exclusion of liability), the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or the SACE Insurance Policy and any officer, employee or agent of the Agent may rely on this Clause.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents or the SACE Insurance Policy to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)

Nothing in this Agreement shall oblige the Agent or a Mandated Lead Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or a Mandated Lead Arranger.

26.10	~~25.10~~Lenders' indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

26.11	~~25.11~~Resignation of the Agent
(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Creditor Parties and the Borrower.

(b)	Alternatively the Agent may resign by giving notice to the other Creditor Parties and the Borrower, in which case the Lenders (after consultation with the Borrower) may appoint a successor Agent.
(c)

If the Lenders have not appointed a successor Agent in accordance with paragraph (b) of Clause ~~25.11~~ 26.11 (Resignation of the Agent) within thirty (30) days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent.

(d)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent's resignation notice shall only take effect upon the appointment of a successor.
(f)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause ~~25~~ 26 (Role of the Agent and the Mandated Lead Arrangers). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with SACE, the Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) of Clause ~~25.11~~ 26.11 (Resignation of the Agent). In this event, the Agent shall resign in accordance with paragraph (b) of Clause ~~25.11~~ 26.11 (Resignation of the Agent).

26.12	~~25.12~~Resignation of the Agent in relation to FATCA

The Agent shall resign in accordance with Clause ~~25.11~~ 26.11 (Resignation of the Agent) (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) of Clause ~~25.11~~ 26.11 (Resignation of the Agent)) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(a)

the Agent fails to respond to a request under Clause ~~11.4~~ 12.4 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)

the information supplied by the Agent pursuant to Clause ~~11.4~~ 12.4 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

26.13	~~25.13~~Confidentiality
(a)

In acting as agent for the Creditor Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.
(c)	Notwithstanding any other provision of this Agreement to the contrary, SACE may disclose any confidential information:
(i)	to its ultimate shareholder, holding, subsidiary, parent and affiliate companies;
(ii)

to the Ministry of Economy and Finance of the Republic of Italy and its departments, other Italian Ministries (including any of their department), Interministerial committees of the Italian Government and any other Italian authority, committee, agency or governmental entity;

(iii)

to providers of reinsurance/counter guarantee or any form of risk enhancement (including their agents, brokers and consultants) subject to such persons undertaking confidentiality obligations with SACE, unless they are subject to professional duties of confidentiality;

(iv)

for the purposes of the State guarantee in favour of SACE pursuant to article 32 of law decree n. 91/2014 converted into law 116/2014 and for the purposes of article 2 of law decree 23/2020 converted into law 40/2020; or

(v)	following any payment due under the SACE Insurance Policy.
26.14	~~25.14~~Relationship with the Lenders

The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five (5) Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

26.15	~~25.15~~Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and each of the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Guarantor and each subsidiary of the Guarantor;
(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)

the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.16	~~25.16~~Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.17	~~25.17~~SACE Agent

Where the context permits, references to the Agent shall include the SACE Agent. The Agent and the SACE Agent shall be the same entity throughout the Security Period.

27	~~26~~Conduct of Business by the Creditor Parties
27.1	~~26.1~~No provision of this Agreement will:
(a)	interfere with the right of any Creditor Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Creditor Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Creditor Party to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.
28	~~27~~Sharing among the Creditor Parties
28.1	~~27.1~~Payments to Creditor Parties

If a Creditor Party (a "Recovering Creditor Party") receives or recovers any amount from an Obligor other than in accordance with this Clause ~~27~~ 28 (Sharing among the creditor parties) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Creditor Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;
(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Creditor Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause ~~19~~ 20 (Application of Sums Received) and Clause ~~28~~ 29 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Creditor Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Creditor Party as its share of any payment to be made, in accordance with Clause ~~19~~ 20 (Application of Sums Received) and Clause ~~28~~ 29 (Payment Mechanics).

28.2	~~27.2~~Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Creditor Parties (other than the Recovering Creditor Party) in accordance with Clause ~~19~~ 20 (Application of Sums Received) and Clause ~~28~~ 29 (Payment Mechanics).

28.3	~~27.3~~Recovering Creditor Party's rights
(a)

On a distribution by the Agent under Clause ~~27.2~~ 28.2 (Redistribution of payments), the Recovering Creditor Party will, if possible under the relevant applicable laws, be subrogated to the rights of the Creditor Parties which have shared in the redistribution.

(b)

If and to the extent that the Recovering Creditor Party is not able to rely on its rights under paragraph (a) of Clause ~~27.3~~ 28.3 (Recovering Creditor Party's rights), the relevant Obligor shall be liable to the Recovering Creditor Party for a debt equal to the Sharing Payment which is immediately due and payable.

28.4	~~27.4~~Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Creditor Party becomes repayable and is repaid by that Recovering Creditor Party, then:

(a)

each Lender which has received a share of the relevant Sharing Payment pursuant to Clause ~~27.2~~ 28.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Creditor Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Creditor Party for its proportion of any interest on the Sharing Payment which that Recovering Creditor Party is required to pay); and

(b)

that Recovering Creditor Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Creditor Party for the amount so reimbursed.

28.5	~~27.5~~Exceptions
(a)

This Clause ~~27~~ 28 (Sharing among the Creditor Parties) shall not apply to the extent that the Recovering Creditor Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Creditor Party is not obliged to share with any other Creditor Party any amount which the Recovering Creditor Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Creditor Party of the legal or arbitration proceedings; and
(ii)

that other Creditor Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

29	~~28~~Payment Mechanics
29.1	~~28.1~~Payments to the Agent
(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

(c)	Payment shall be made before 11.00 a.m. New York time or 11.00 a.m. Paris time (in the case of a payment in Euro).
(d)

For each payment by the Borrower, it shall notify the Agent on the third Business Day prior to the due date for payment that it will issue to its bank (which shall be named in such notification) to make the payment.

29.2	~~28.2~~Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause ~~28.3~~ 29.3 (Distributions to an Obligor), Clause ~~28.4~~ 29.4 (Clawback) and Clause ~~28.5~~ 29.5 (No set-off by Obligors) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

29.3	~~28.3~~Distributions to an Obligor

The Agent may in accordance with Clause ~~22~~ 23 (Set-Off) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4	~~28.4~~Clawback
(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

29.5	~~28.5~~No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.6	~~28.6~~Business Days
(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or unpaid sum under this Agreement interest is payable on the principal or unpaid sum at the rate payable on the original due date.
29.7	~~28.7~~Currency of account
(a)	Subject to paragraphs (b) and (c) of Clause ~~28.7~~ 29.7 (Currency of account) Dollars is the currency of account and payment for any sum from an Obligor under any Finance Document.
(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or taxes are incurred.
(c)	Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.
29.8	~~28.8~~Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Lenders and the Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Lenders and the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the ~~relevant interbank market~~ Relevant Market and otherwise to reflect the change in currency.

30	~~29~~Governing Law
30.1	~~29.1~~Law

This Agreement is governed by English law.

31	~~30~~Enforcement
31.1	~~30.1~~Jurisdiction of English courts

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute"). Each Party agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

31.2	~~30.2~~Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a)

irrevocably appoints Hannaford Turner LLP, currently of ~~9 Cloak Lane~~107 Cheapside, London , EC4R 2RU~~, UK,~~  as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.
32	~~31~~Schedules
32.1	~~31.1~~Integral Part

The schedules form an integral part of this Agreement.

33	~~32~~Notices
33.1	~~32.1~~General

Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or email; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

33.2	~~32.2~~Addresses for communications

A notice shall be sent:

(a)	to the Borrower:

7665 Corporate Center Drive
Miami FL33126, USA

Attention: Chief Financial Officer and General Counsel

Email: [*] / [*]

(b)	to a Lender:

At the address below its name in Schedule 1 (Lenders and Commitments) or (as the case may require) in the relevant Transfer Certificate.

(c)	to the Agent or the SACE Agent

12 Place des États-Unis
CS 70052
92547 Montrouge Cedex, France

Attn: Shipping Middle Office
Ms Clémentine Costil and Romy Roussel

Fax No. (33) 1 41 89 19 34

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent, the Borrower, the Lenders and the Borrower.

33.3	~~32.3~~Effective date of notices

Subject to Clauses ~~32.4~~ 33.4 (Service outside business hours) and ~~32.5~~ 33.5 (Illegible notices), a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

33.4	~~32.4~~Service outside business hours

However, if under Clause ~~32.3~~ 33.3 (Effective date of notices) a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or
(b)	on such a business day, but after 6 p.m. local time;

the notice shall (subject to Clause ~~32.5~~ 33.5 (Illegible notices)) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

33.5	~~32.5~~Illegible notices

Clauses ~~32.3~~ 33.3 (Effective date of notices) and ~~32.4~~ 33.4 (Service outside business hours) do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

33.6	~~32.6~~Valid notices

A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or
(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

33.7	~~32.7~~English language

Any notice under or in connection with a Finance Document shall be in English.

33.8	~~32.8~~Meaning of "notice"

In this Clause ~~32~~ 33 (Notices), "notice" includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

34	~~33~~Supplemental
34.1	~~33.1~~Rights cumulative, non-exclusive

The rights and remedies which the Finance Documents give to each Creditor Party are:

(a)	cumulative;
(b)	may be exercised as often as appears expedient; and
(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.
34.2	~~33.2~~Severability of provisions

If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

34.3	~~33.3~~Counterparts

A Finance Document may be executed in any number of counterparts.

34.4	~~33.4~~Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement provided that nothing in this Clause shall limit or prejudice the exercise by SACE of its rights under this Agreement or the Finance Documents in the event that such rights are subrogated or assigned to it pursuant to the terms of the SACE Insurance Policy.

34.5	~~33.5~~No waiver

No failure or delay on the part of a Creditor Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof by the Creditor Parties or the exercise by the Creditor Parties of any other right, power or privilege. The rights and remedies of the Creditor Parties herein provided are cumulative and not exclusive of any rights or remedies provided by law.

34.6	~~33.6~~Writing required

This Agreement shall not be capable of being modified otherwise than by an express modification in writing signed by the Borrower, the Agent and the Lenders.

34.7	~~33.7~~Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
35	~~34~~Confidentiality of Funding Rates and Reference Bank Quotations
35.1	~~34.1~~Confidentiality and disclosure
(a)

The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:
(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause ~~6.6~~ 7.6 (Notification of Interest Periods and Floating Interest Rate);
(ii)

any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:
(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives, if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding

Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.
(d)

The Agent's obligations in this Clause ~~34~~ 35 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause ~~6.6~~ 7.6 (Notification of Interest Periods and Floating Interest Rate) provided that (other than pursuant to sub-paragraph (i) of paragraph (b) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

35.2	~~34.2~~Related obligations
(a)

The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:
(i)

of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of (c) of Clause ~~34.1~~ 35.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause ~~34~~ 35 (Confidentiality of Funding Rates and Reference Bank Quotations).

35.3	~~34.3~~No Event of Default

No Event of Default will occur under Clause ~~18.4~~ 19.4 (Breach of other obligations) by reason only of an Obligor's failure to comply with this Clause ~~34~~ 35 (Confidentiality of Funding Rates and Reference Bank Quotations).

This Agreement has been entered into and amended and restated on the date stated at the beginning of this Agreement.

Execution Pages

BORROWER

SIGNED by)

)

for and on behalf of)

RIVIERA NEW BUILD, LLC)

in the presence of:)

LENDERS

SIGNED by)

)

for and on behalf of)

CRÉDIT AGRICOLE )

CORPORATE AND )

INVESTMENT BANK)

in the presence of:)

SIGNED by)

)

for and on behalf of)

~~SOCIÉTÉ GENERALE)~~

DEKABANK DEUTSCHE )

GIROZENTRALE )

in the presence of:)

SIGNED by)

)

for and on behalf of)

~~DEKABANK DEUTSCHE)~~

~~GIROZENTRALE)~~

SOCIÉTÉ GENERALE )

in the presence of:)

MANDATED LEAD ARRANGERS

SIGNED by)

for and on behalf of)

CRÉDIT AGRICOLE )

CORPORATE AND )

INVESTMENT BANK)

in the presence of:)

SIGNED by)

~~SOCIÉTÉ GÉNÉRALE~~)

for and on behalf of)

SOCIÉTÉ GÉNÉRALE)

in the presence of:)

AGENT

SIGNED by)

)

for and on behalf of)

CRÉDIT AGRICOLE )

CORPORATE AND )

INVESTMENT BANK)

in the presence of:)

SACE AGENT

SIGNED by)

)

for and on behalf of)

CRÉDIT AGRICOLE )

CORPORATE AND )

INVESTMENT BANK)

in the presence of:

APPENDIX 2

Form of Amended and Restated Guarantee (marked to indicate amendments)

Amendments are indicated as follows:

1	additions are indicated by underlined text in blue; and
2	deletions are shown by strike-through text in red.

Originally dated 31 October 2014 (as amended from time to time, including by a supplemental agreement dated 4 June 2020 ~~and~~ , as further amended and restated by an amendment and restatement agreement dated ~~______ February 2021~~17 February 2021, as further amended by a supplemental agreement dated 23 December 2021, as further amended by a supplemental agreement dated 16 December 2022 and as further amended and restated by an amendment and restatement agreement dated _____ 2023)

NCL CORPORATION LTD.

as Guarantor

and

NORWEGIAN CRUISE LINE HOLDINGS LTD.

as the Holding

and

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

SOCIÉTÉ GÉNÉRALE

as Mandated Lead Arrangers

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Agent and SACE Agent

AMENDED AND RESTATED GUARANTEE

relating to a loan agreement originally dated 18 July 2008 (as previously amended from time to time, including by a supplemental agreement dated 25 October 2010, as further amended by a side letter dated 29 March 2012, as further amended and restated by an amendment and restatement agreement dated 31 October 2014, as further amended by a framework agreement dated 31 January 2018, as further amended by a supplemental agreement dated 4 June 2020 ~~and~~ , as further amended and restated by an amendment and restatement agreement dated ~~______ February 2021~~17 February 2021, as further amended by a supplemental agreement dated 23 December 2021, as further amended by a supplemental agreement dated 16 December 2022 and as further amended and restated by an amendment and restatement agreement dated _____ 2023) in respect of the passenger cruise ship m.v. "RIVIERA"

Index

ClausePage

1Interpretation~~3~~4

2Guarantee4

3Liability as Principal and Independent Debtor5

4Expenses6

5Adjustment of Transactions6

6Payments~~6~~7

7Interest7

8Subordination~~7~~8

9Enforcement8

10Representations and warranties9

11Undertakings~~10~~11

12Judgments and Currency Indemnity~~24~~26

13Set-Off~~25~~26

14Supplemental~~25~~27

15Assignment and Transfer~~27~~29

16Notices~~28~~29

17Invalidity of Loan Agreement~~28~~30

18Governing Law and Jurisdiction~~29~~30

Schedules

Schedule 1 Form of Compliance Certificate~~30~~32

Schedule 2 Debt Deferral Extension Regular Monitoring Requirements~~32~~34

Execution

Execution Page~~34~~37

THIS GUARANTEE is originally made on 31 October 2014 (as amended from time to time, including by a supplemental agreement dated 4 June 2020 ~~and~~ , as further amended and restated by an amendment and restatement agreement dated ~~______ February 2021~~17 February 2021, as further amended by a supplemental agreement dated 23 December 2021, as further amended by a supplemental agreement dated 16 December 2022 and as further amended and restated by an amendment and restatement agreement dated _____ 2023)

parties

(1)	NCL CORPORATION LTD., a company incorporated under the laws of Bermuda with its registered office at Park Place ~~55~~, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda (the "Guarantor")
(2)	NORWEGIAN CRUISE LINE HOLDINGS LTD., a company incorporated under the laws of Bermuda with its registered office at Park Place ~~55~~, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda (the "Holding")
(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 of the Loan Agreement (the "Lenders")
(4)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French société anonyme having its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France registered under number Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre, France and SOCIÉTÉ GÉNÉRALE a French société anonyme having its registered office located at 29 Boulevard Haussmann, 75009 Paris under number Siren 552 120 222 at the Registre du Commerce et des Sociétés of Paris, France as mandated lead arrangers (the "Mandated Lead Arrangers")

(5)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French société anonyme having its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France registered under number Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre, France as agent (the "Agent", which expression includes its successors and assigns) and as SACE agent (the "SACE Agent")

BACKGROUND

(A)

By a Master Shipbuilding (Contracts and Options) Agreement dated 14 May 2008 (the "Master Agreement") entered into between (inter alia) Fincantieri - Cantieri Navali Italiani SpA (the "Builder"), Prestige Cruise Holdings, Inc., Oceania Cruises, Inc. and, by way of endorsement, Riviera New Build, LLC (the "Borrower") providing for an original shipbuilding contract dated 13 June 2007 (the "Original Shipbuilding Contract") between the Borrower and the Builder to be novated and modified in the form and on the terms set out in the Master Agreement (the Original Shipbuilding Contract as novated and modified by the Master Agreement being hereinafter referred to as the "Shipbuilding Contract"), the Builder agreed to design, construct and deliver, and the Borrower agreed to purchase, a passenger cruise ship having hull number [*].

(B)

By a loan agreement dated 18 July 2008 (as amended by a supplemental agreement dated 25 October 2010, as further amended and restated by an amendment and restatement agreement dated 31 October 2014) (the "Original Loan Agreement") and made between (i) the Borrower, (ii) the Lenders, (iii) the Mandated Lead Arrangers and (iv) the Agent and SACE Agent, it was agreed that the Lenders would make available to the Borrower a loan facility of the Dollar Equivalent of up to EUR 349,520,718.00 for the purpose of assisting the Borrower in financing (i) payment under the Shipbuilding Contract of all or part of 80% of the Final Contract Price up to the Eligible Amount and (ii) payment to SACE of the Dollar Equivalent of 100% of the second instalment of the SACE Premium.

(C)

By a guarantee dated 18 July 2008 (as amended by a side letter dated 14 December 2011, as further amended by a letter agreement dated 24 June 2013 and as otherwise amended from time to time) (the "Prestige Guarantee") and made between (i) Prestige Cruise Holdings, Inc. as guarantor (the "Prestige Guarantor"), (ii) the Lenders, (iii) the Mandated Lead Arrangers and (iv) the Agent, the Prestige Guarantor agreed to guarantee the obligations of the Borrower under the Original Loan Agreement.

(D)

By a guarantee dated 18 July 2008 (as amended by a side letter dated 14 December 2011, as further amended by a letter agreement dated 24 June 2013 and as otherwise amended from time to time) (the "Oceania Guarantee" and together with the Prestige Guarantee, the "Prior Guarantees") and made between (i) Oceania Cruises, Inc. as guarantor (the "Oceania Guarantor" and together with the Prestige Guarantor, the "Prior Guarantors"), (ii) the Lenders, (iii) the Mandated Lead Arrangers and (iv) the Agent, the Oceania Guarantor agreed to guarantee the obligations of the Borrower under the Original Loan Agreement.

(E)

By an amendment and restatement agreement dated 31 October 2014 and made between (i) the Borrower, (ii) the Lenders, (iii) the Mandated Lead Arrangers, and (iv) the Agent and SACE Agent, the parties thereto agreed to, among other things, the Guarantor replacing the Prior Guarantors as a guarantor of the obligations of the Borrower under the Original Loan Agreement with the corresponding termination of the Prior Guarantees and the execution and delivery of a replacement guarantee.

(F)

The execution and delivery to the Agent of the replacement guarantee referred to above by the Guarantor and dated 31 October 2014 (the "Original Guarantee") was one of the conditions precedent of the continuing availability of the facility under the Original Loan Agreement.

(G)

Due to the unprecedented and extraordinary impacts of the Covid-19 pandemic on the cruise sector and cruise operators, SACE informed the cruise operators of its availability to evaluate certain measures (the "Temporary Measures") applicable in relation to certain qualifying loan agreements in order to assist companies which are financially sound but dealing with the impact of the temporary but unprecedented Covid-19 pandemic; the possibility to access to such measures was subject, amongst other things, to certain principles dated 15 April 2020 for cruise lines offered by SACE (the "Original Principles").

(H)

Pursuant to the consent request letter dated 18 April 2020, the Borrower and the Guarantor notified the Agent and the SACE Agent of their wish to benefit from the Temporary Measures in relation to certain loan agreements listed therein, including the Original Loan Agreement, and requested, amongst other things, the deferral of repayments of principal under the Original Loan Agreement for a period of one year from 1 April 2020 to 31 March 2021 (the "First Borrower Request").

(I)

On 25 May 2020, the Agent (for and on behalf of the Lenders) provided its consent to part of the First Borrower Request in accordance with and subject to certain conditions as set out in an amendment to the Original Loan Agreement dated 4 June 2020 between, amongst others, the Borrower and the Agent (the "2020 Amendment Agreement") ~~(the Original Loan Agreement as amended pursuant to the 2020 Amendment Agreement, the "Amended Loan Agreement")~~.

(J)

Due to the continued impacts of the Covid-19 pandemic on the cruise sector and cruise operators, SACE confirmed on 31 December 2020 its availability to evaluate an extension of the Temporary Measures (the "Extended Temporary Measures"), again subject to certain principles dated 26 November 2020 for cruise lines offered by SACE (together with the Original Principles, the "Principles").

(K)

Pursuant to the consent request letter dated 3 December 2020, the Borrower and the Guarantor notified the Agent and the SACE Agent of their wish to benefit from the Extended Temporary Measures in relation to certain loan agreements listed therein, including the ~~Amended~~ Original Loan Agreement (as amended by the 2020 Amendment Agreement), and requested, amongst other things, the deferral of repayments of principal under the ~~Amended~~ Original Loan Agreement (as amended by the 2020 Amendment Agreement) for a further period of one year from 1 April 2021 to 31 March 2022 (the "Second Borrower Request").

(L)

On 25 January 2021, the Agent (for and on behalf of the Lenders) provided its consent to part of the Second Borrower Request in accordance with and subject to certain conditions as set out in an amendment and restatement agreement to the ~~Amended~~ Original Loan Agreement (as amended by the 2020 Amendment Agreement) and to the Original Guarantee (as amended pursuant to the 2020 Amendment Agreement~~, the "Amended Guarantee"~~)  dated ~~______~~ 17 February 2021 between, amongst others, the Borrower, the Guarantor, the Holding, the Agent and the SACE Agent (the "~~2021 Amendment and Restatement Agreement", and the Amended Loan Agreement as amended and restated by the~~ February 2021 ~~Amendment and Restatement Agreement, the "Loan Agreement").~~Amendment and Restatement Agreement").

(M)

By a supplemental agreement dated 23 December 2021 and made between, amongst others, the Borrower, the Agent and the SACE Agent (the "December 2021 Amendment Agreement"), the Parties agreed to, inter alia, amend certain financial covenants and certain other provisions under the Original Loan Agreement (as amended by the 2020 Amendment Agreement and as amended and restated by the February 2021 Amendment and Restatement Agreement)  and the Original Guarantee (as amended by the 2020 Amendment Agreement and as amended and restated by the February 2021 Amendment and Restatement Agreement).

(N)

By a supplemental agreement dated 16 December 2022 and made between, amongst others, the Borrower, the Agent and the SACE Agent (the "December 2022 Amendment Agreement"), the Parties agreed to, inter alia, amend certain financial covenants and certain other provisions under the Original Loan Agreement (as amended by the 2020 Amendment Agreement, as amended and restated by the February 2021 Amendment and Restatement Agreement and as amended by the December 2021 Amendment Agreement) and the Original Guarantee (as amended by the 2020 Amendment Agreement, as amended and restated by the February 2021 Amendment and Restatement Agreement and as amended by the December 2021 Amendment Agreement).

(O)

The Parties have agreed to enter into an amendment and restatement agreement to the Original Loan Agreement (as amended by the 2020 Amendment Agreement, as amended and restated by the February 2021 Amendment and Restatement Agreement, as amended by the December 2021 Amendment Agreement and as amended by the December 2022 Amendment Agreement, the "Amended Loan Agreement") and to the Original Guarantee (as amended by the 2020 Amendment Agreement, as amended and restated by the February 2021 Amendment and Restatement Agreement, as amended by the December 2021 Amendment Agreement and as amended by the December 2022 Amendment Agreement, the "Amended Guarantee")  dated ________ 2023 to, inter alia, incorporate certain amendments including the switch from LIBOR to SOFR (as defined therein) (the "2023 Amendment and Restatement Agreement" and the Amended Loan Agreement as amended and restated by the 2023 Amendment and Restatement Agreement, the "Loan Agreement").

(P)	~~(M)~~This Guarantee sets out the terms and conditions of the Amended Guarantee as amended and restated by the ~~2021~~ 2023 Amendment and Restatement Agreement.

Operative Provisions

1	Interpretation
1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Guarantee unless the context otherwise requires.

1.2	Construction of certain terms

In this Guarantee:

"Bankruptcy" includes a liquidation, receivership or administration and any form of suspension of payments, arrangement with creditors or reorganisation under any corporate or insolvency law of any country.

"Capital Stock" means:

(a)	in the case of a corporation or company, corporate stock or shares;
(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(d)	any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

"First Financial Quarter" means the financial quarter ending immediately prior to or on the date falling 90 days before the Intended Delivery Date.

"Loan Agreement" has the meaning given to it in Recital (~~L~~O).

~~"Management" means the employees of the Guarantor and its subsidiaries or their dependants or any trust for which such persons are the intended beneficiary.~~

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 (Construction of certain terms) to ~~1.5~~ 1.6 (General Interpretation) of the Loan Agreement apply, with any necessary modifications, to this Guarantee.

1.4	Inconsistency between Loan Agreement provisions and this Guarantee

This Guarantee shall be read together with the Loan Agreement, but in case of any conflict between the Loan Agreement and this Guarantee, unless expressly provided to the contrary in this Guarantee, the provisions of the Loan Agreement shall prevail.

2	Guarantee
2.1	Guarantee and indemnity

The Guarantor unconditionally and irrevocably:

(a)	guarantees to the Agent punctual performance by the Borrower of all the Borrower's obligations under or in connection with the Loan Agreement and every other Finance Document;
(b)

undertakes to the Agent that whenever the Borrower does not pay any amount when due under or in connection with the Loan Agreement and the other Finance Documents, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor;

(c)

agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Agent and each other Creditor Party immediately on demand by the Agent against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under the Loan Agreement or any other Finance Document on the date when it would have been due. Any such demand for indemnification shall be made through the Agent, for itself or on behalf of the Creditor Parties. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 2.1 (Guarantee and indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

2.2	No limit on number of demands

The Agent acting on behalf of the Creditor Parties may serve any number of demands under Clause 2.1 (Guarantee and indemnity).

3	Liability as Principal and Independent Debtor
3.1	Principal and independent debtor

The Guarantor shall be liable under this Guarantee as a principal and independent debtor and accordingly it shall not have, as regards this Guarantee, any of the rights or defences of a surety.

3.2	Waiver of rights and defences

Without limiting the generality of Clause 3.1 (Principal and independent debtor), the obligations of the Guarantor under this Guarantee will not be affected or discharged by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Guarantee (without limitation and whether or not known to it or any Creditor Party) including:

(a)	any time, waiver or consent granted to, or composition with, the Borrower or other person;

(b)	the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of any affiliate of the Borrower;
(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;
(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any insolvency or similar proceedings;
(g)	any arrangement or concession (including a rescheduling or acceptance of partial payments) relating to, or affecting, the Finance Documents;
(h)	any release or loss whatsoever of any guarantee, right or Security Interest created by the Finance Documents;
(i)

any failure whatsoever promptly or properly to exercise or enforce any such right or Security Interest, including a failure to realise for its full market value an asset covered by such a Security Interest;

(j)	any other Finance Document or any Security Interest now being or later becoming void, unenforceable, illegal or invalid or otherwise defective for any reason, including a neglect to register it; or
(k)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security.
4	Expenses
4.1	Costs of preservation of rights, enforcement etc

The Guarantor shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or any other Creditor Party in connection with any matter arising out of this Guarantee or any Security Interest connected with it, including any advice, claim or proceedings relating to this Guarantee or such a Security Interest.

4.2	Fees and expenses payable under Loan Agreement

Clause 4.1 (Costs of preservation of rights, enforcement etc) is without prejudice to the Guarantor's liabilities in respect of the Borrower's obligations under clauses 10 (Fees) and 11 (Taxes, Increased Costs, Costs and Related Charges) of the Loan Agreement and under similar provisions of other Finance Documents.

5	Adjustment of Transactions
5.1	Reinstatement of obligation to pay

The Guarantor shall pay to the Agent on its demand any amount which any Creditor Party is required, or agrees, to pay pursuant to any claim by, or settlement with, a trustee in ~~bankruptcy~~ Bankruptcy of the Borrower or of any other Obligor (or similar person) on the ground that the Loan Agreement or any other Finance Document, or a payment by the Borrower or of such other Obligor, was invalid or on any similar ground.

6	Payments
6.1	Method of payments

Any amount due under this Guarantee shall be paid:

(a)	in immediately available funds;
(b)	to such account as the Agent acting on behalf of the other Creditor Parties may from time to time notify to the Guarantor;
(c)	without any form of set-off, cross-claim or condition; and
(d)	free and clear of any tax deduction except a tax deduction which the Guarantor is required by law to make.
6.2	Grossing-up for taxes

If the Guarantor is required by law to make a tax deduction, the amount due to the Agent acting on behalf of the other Creditor Parties shall be increased by the amount necessary to ensure that the Agent and (if the payment is not due to the Agent for its own account) the Creditor Party beneficially interested in the payment receives and retains a net amount which, after the tax deduction, is equal to the full amount that it would otherwise have received.

6.3	Tax Credits

If an additional payment is made by the Guarantor under this Clause and any Creditor Party determines that it has received or been granted a credit against or relief of or calculated with reference to the deduction giving rise to such additional payment, such Creditor Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment and provided that it has received the cash benefit of such credit, relief or remission, pay to the Guarantor such amount as such Creditor Party shall in its reasonable opinion have concluded to be attributable to the relevant deduction. Any such payment shall be conclusive evidence of the amount due to the Guarantor hereunder and shall be accepted by the Guarantor in full and final settlement of its rights of reimbursement hereunder in respect of such deduction. Nothing herein contained shall interfere with the right of each Creditor Party to arrange its tax affairs in whatever manner it thinks fit. Notwithstanding the foregoing, to the extent that this Clause imposes obligations or restrictions on a party, such obligations or restrictions shall not apply to SACE and SACE shall have no obligations hereunder nor be constrained by such restrictions.

6.4

To the extent that this Clause 6 (Payments) imposes obligations or restrictions on a Creditor Party, such obligations or restrictions shall not apply to SACE and SACE shall have no obligations hereunder nor be constrained by such restrictions.

7	Interest
7.1	Accrual of interest

Any amount due under this Guarantee shall carry interest after the date on which the Agent demands payment of it until it is actually paid, unless interest on that same amount also accrues under the Loan Agreement.

7.2	Calculation of interest

Interest on sums payable under this Guarantee shall be calculated and accrue in the same way as interest under clause 6 (Interest) of the Loan Agreement.

7.3	Guarantee extends to interest payable under Loan Agreement

For the avoidance of doubt, it is confirmed that this Guarantee covers all interest payable under the Loan Agreement, including that payable under clause 17 (Interest on Late Payments) of the Loan Agreement.

8	Subordination
8.1	Subordination of rights of Guarantor

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, all rights which the Guarantor at any time has (whether in respect of this Guarantee or any other transaction) against the Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Creditor Parties under the Finance Documents; and in particular, the Guarantor shall not:

(a)

claim, or in a ~~bankruptcy~~ Bankruptcy of the Borrower or any other Obligor prove for, any amount payable to the Guarantor by the Borrower or any other Obligor, whether in respect of this Guarantee or any other transaction;

(b)	take or enforce any Security Interest for any such amount;
(c)	exercise any right to be indemnified by an Obligor;
(d)

bring legal or other proceedings for an order requiring the Borrower or any other Obligor to make any payment, or perform any obligation, in respect of which ~~any~~ the Guarantor has given a guarantee, undertaking or indemnity under this Guarantee;

(e)	claim to set-off any such amount against any amount payable by the Guarantor to the Borrower or any other Obligor; or
(f)	claim any subrogation or right of contribution or other right in respect of any Finance Document or any sum received or recovered by any Creditor Party under a Finance Document.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Creditor Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Creditor Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with the Loan Agreement and the Finance Documents.

9	Enforcement
9.1	No requirement to commence proceedings against Borrower

The Guarantor waives any right it may have of first requiring the Agent or any other Creditor Party to proceed against or enforce any other rights or security or claim payment from any person before claiming from ~~that~~ the Guarantor under this Guarantee. Neither the Agent nor any other Creditor Party will need to make any demand under, commence any proceedings under, or enforce any guarantee or any Security Interest contained in or created by, the Loan Agreement or any other Finance Document before claiming or commencing proceedings under this Guarantee. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

9.2	Conclusive evidence of certain matters

However, as against the Guarantor:

(a)	any judgment or order of a court in England or the Marshall Islands or Bermuda or the United States of America in connection with the Loan Agreement; and
(b)	any statement or admission by the Borrower in connection with the Loan Agreement,

shall be binding and conclusive as to all matters of fact and law to which it relates.

9.3	Suspense account

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Agent and any Creditor Party may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by it (or any trustee or agent on its behalf which, in the case of a Creditor Party, shall include the Agent) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from ~~any~~ the Guarantor or on account of ~~any~~ the Guarantor's liability under this Guarantee.
10	Representations and warranties
10.1	General

The Guarantor represents and warrants to each of the Creditor Parties as follows on the date of this Guarantee, which representations and warranties shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day from the date of this Guarantee to the end of the Security Period.

10.2	Status

The Guarantor is duly incorporated and validly existing and in good standing under the laws of Bermuda as an exempted company.

10.3	Corporate power

The Guarantor has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute this Guarantee; and
(b)	to make all the payments contemplated by, and to comply with, this Guarantee.
10.4	Consents in force

All the consents referred to in Clause 10.3 (Corporate power) remain in force and nothing has occurred which makes any of them liable to revocation.

10.5	Legal validity

This Guarantee constitutes the Guarantor's legal, valid and binding obligations enforceable against the Guarantor in accordance with its terms subject to any relevant insolvency laws affecting creditors' rights generally.

10.6	No conflicts

The execution by the Guarantor of this Guarantee and its compliance with this Guarantee will not involve or lead to a contravention of:

(a)	any law or regulation; or
(b)	the constitutional documents of the Guarantor; or
(c)	any contractual or other obligation or restriction which is binding on the Guarantor or any of its assets.
10.7	No withholding taxes

All payments which the Guarantor is liable to make under this Guarantee may be made without deduction or withholding for or on account of any tax payable under any law of Bermuda or the United States of America.

10.8	No default

To the knowledge of the Guarantor, no Event of Default has occurred which is continuing.

10.9	Information

All information which has been provided in writing by or on behalf of the Guarantor to the Agent or any other Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.2 (Information provided to be accurate); all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.4 (Form of financial statements); and there has been no material adverse change in the financial position or state of affairs of the Guarantor from that disclosed in the latest of those accounts.

10.10	No litigation

No legal or administrative action involving the Guarantor has been commenced or taken or, to the Guarantor's knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Guarantor's financial position or profitability.

10.11	No Security Interests

None of the assets or rights of the Guarantor is subject to any Security Interest except any Security Interest which (i) qualifies as a Permitted Security Interest with respect to the Guarantor or (ii) is permitted by Clause 11.11 (Negative pledge).

11	Undertakings
11.1	General

The Guarantor undertakes with the Agent acting on behalf of the Creditor Parties to comply with the following provisions of this Clause 11 (Undertakings) at all times from the date of this Guarantee to the end of the Security Period, except as the Agent may otherwise permit.

11.2	Information provided to be accurate

All financial and other information which is provided in writing by or on behalf of the Guarantor under or in connection with this Guarantee will be true and not misleading and will not omit any material fact or consideration.

11.3	Provision of financial statements

The Guarantor will send to the Agent:

(a)

as soon as practicable, but in no event later than 120 days after the end of each financial year of the Guarantor beginning with the year ending 31 December 2014, the audited consolidated accounts of the Guarantor and its subsidiaries;

(b)	[reserved];
(c)	[reserved];
(d)

as soon as practicable (and in any event within forty-five (45) days of the end of the contemplated quarter in respect of the first three quarters of each fiscal year and 90 days in respect of the final quarter) a copy of the unaudited consolidated quarterly management accounts of the Guarantor certified as to their correctness by the chief financial officer of the Guarantor (it being understood that the delivery by the Guarantor of quarterly or annual reports as filed with the Securities and Exchange Commission in respect of the Guarantor and its consolidated subsidiaries shall satisfy all the requirements of this paragraph (d));

(e)	a compliance certificate in the form set out in Schedule 1 (Form of Compliance Certificate) to this Guarantee or in such other form as the Agent may reasonably require (each a "Compliance

Certificate") at the same time as there is delivered to the Agent, and together with, each set of unaudited consolidated quarterly management accounts under paragraph (d) and, if applicable, audited consolidated accounts under paragraph (a), duly signed by the chief financial officer of the Guarantor and certifying whether or not the requirements of Clause 11.15 (Financial Covenants) are then complied with;

(f)	such additional financial or other relevant information regarding the Guarantor and the Group as the Agent may reasonably request; and
(g)	as soon as practicable (and in any event not later than 31 January of each fiscal year):
(i)

updated financial projections of the Group for at least the next five years (including an income statement, balance sheet statement and cash flow statement and quarterly break downs for the first of those five years); and

(ii)	an outline of the assumptions supporting such budget and financial projections including but without limitation any scheduled drydockings.
(h)	Additional financial reporting

In addition to the information to be provided in accordance with clause 13.2 (Information) of the Loan Agreement and this Clause 11.3 (Provision of financial statements), the Guarantor undertakes to provide to the Agent a written report (in form and substance satisfactory to SACE) from the 2021 Deferral Effective Date until the 2021 Deferral Final Repayment Date, covering the information requested in the document entitled "Debt Deferral Extension - Regular Monitoring Requirements", the form of which is included in Schedule 2 (Debt Deferral Extension – Regular Monitoring Requirements), within the timelines specified therein.

(i)

For the avoidance of doubt, subject to the provisions of the Loan Agreement, paragraph (j) below and Clause 11.21 (Breach of new covenants or the Principles), the financial covenants contained in Clause 11.15 (Financial Covenants) will continue to be tested and the reporting obligations shall continue to apply in accordance with this Clause 11.3 (Provision of financial statements) until 31 December 2022.

(j)

Any breach of the financial covenants contained in paragraphs (b) and (c) of Clause 11.15 (Financial Covenants) arising on a testing date between the 2021 Deferral Effective Date and 31 December 2022, by reference to the financial position of the Group (on a consolidated basis), shall not (without prejudice to the rights of the Lenders in respect of any further breach of such financial covenants that may occur after 31 December 2022, and subject further to no (a) Event of Default under clauses 18.7 (Winding-up) to clause 18.13 (Cessation of business) (inclusive) of the Loan Agreement having occurred and being continuing or (b) Deferral Prepayment Event having occurred) result in an Event of Default.

11.4	Form of financial statements

All accounts (audited and unaudited) delivered under Clause 11.3 (Provision of financial statements) will:

(a)	be prepared in accordance with GAAP;
(b)

when required to be audited, be audited by the auditors which are the Guarantor's auditors at the date of this Guarantee or other auditors approved by the Agent; provided that, such approval by the Agent shall not be unreasonably withheld or delayed;

(c)	give a true and fair view of the state of affairs of the Guarantor and its subsidiaries at the date of those accounts and of their profit for the period to which those accounts relate; and
(d)	fully disclose or provide for all significant liabilities of the Guarantor and its subsidiaries.
11.5	Shareholder and creditor notices

The Guarantor will send the Agent, at the same time as they are despatched, copies of all communications which are despatched to the Guarantor's shareholders or creditors generally or any class of them.

11.6	Consents

The Guarantor will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

(a)	for the Guarantor to perform its obligations under this Guarantee;
(b)	for the validity or enforceability of this Guarantee;

and the Guarantor will comply with the terms of all such consents.

11.7	Notification of litigation

The Guarantor will provide the Agent with details of any material legal or administrative action involving the Guarantor as soon as such action is instituted or it becomes apparent to the Guarantor that it is likely to be instituted (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding ~~ten~~ twenty million Dollars ($20,000,000) or the equivalent in another currency).

11.8	Domicile and principal place of business

The Guarantor:

(a)	will maintain its domicile and registered office at the address stated at the commencement of this Guarantee or at such other address in Bermuda as is notified beforehand to the Agent;
(b)

will maintain its principal place of business and keep its corporate documents and records in the United States of America at 7665 Corporate Center Drive, Miami, 33126 Florida or at such other address in the United States of America as is notified beforehand to the Agent; and

(c)

will not move its domicile out of Bermuda nor its principal place of business out of the United States of America without the prior agreement of the Agent, acting with the authorisation of the Creditor Parties, such agreement not to be unreasonably withheld.

11.9	Notification of default

The Guarantor will notify the Agent as soon as the Guarantor becomes aware of the occurrence of an Event of Default and will thereafter keep the Agent fully up-to-date with all developments.

11.10	Maintenance of status

The Guarantor will maintain its separate corporate existence and remain in good standing under the laws of Bermuda.

11.11	Negative pledge

The Guarantor shall not, and shall procure that the Borrower will not, create or permit to arise any Security Interest over any asset present or future except Security Interests created or permitted by the Finance Documents and except for the following:

(a)	Security Interests created with the prior consent of the Agent or otherwise permitted by the Finance Documents;
(b)	in the case of the Guarantor, Security Interests which qualify as Permitted Security Interests with respect to the Guarantor;
(c)	in the case of the Borrower, Security Interests permitted under clause 13.7 (Negative pledge) of the Loan Agreement;
(d)

Security Interests provided in favour of lenders under and in connection with any refinancing of the Existing Indebtedness or any financing arrangements entered into by any member of the Group for the acquisition of additional or replacement ship(s) (including any refinancing of any such arrangement) but limited to:

(i)	pledges of the share capital of the relevant ship owning subsidiary(/ies); and/or
(ii)	ship mortgages and other securities over the financed ship(s).
11.12	No disposal of assets, change of business

The Guarantor will:

(a)

not, and shall procure that its subsidiaries, as a group, shall not transfer all or substantially all of the cruise vessels owned by them and shall procure that any cruise vessels which are disposed of in compliance with the foregoing shall be disposed on a willing seller willing buyer basis at or about market rate and at arm's length subject always to the provisions of any pertinent loan documentation, and

(b)

continue to be a holding company for a group of companies whose main business is the operation of cruise vessels as well as the marketing of cruises on board such vessels and the Guarantor will not change its main line of business so as to affect any Obligor's ability to perform its obligations under the Finance Documents or to imperil, in the opinion of the Agent, the security created by any of the Finance Documents or the SACE Insurance Policy.

11.13	No merger etc.

The Guarantor shall not enter into any form of merger, sub-division, amalgamation, restructuring, consolidation, winding-up, dissolution or anything analogous thereto or acquire any entity, share capital or obligations of any corporation or other entity (each of the foregoing being a "Transaction") unless:

(a)

the Guarantor has notified the Agent in writing of the agreed terms of the relevant Transaction promptly after such terms have been agreed as heads of terms (or similar) and thereafter notified the Agent in writing of any significant amendments to such terms during the course of the negotiation of the relevant Transaction; and

(b)	the relevant Transaction does not require or involve or result in any dissolution of the Guarantor so that at all times the Guarantor remains in existence; and
(c)

each notice delivered to the Agent pursuant to paragraph (a) above is accompanied by a certificate signed by the chief financial officer of the Guarantor whereby the Guarantor represents and warrants to the Agent that the relevant Transaction will not:

(i)	adversely affect the ability of any Obligor to perform its obligations under the Finance Documents;
(ii)	imperil the security created by any of the Finance Documents or the SACE Insurance Policy; or
(iii)	affect the ability of the Guarantor to comply with the financial covenants contained in Clause 11.15 (Financial Covenants).
11.14	Maintenance of ownership of Oceania Cruises and Borrower
(a)

The Guarantor shall remain the direct or indirect beneficial owner of the entire issued and allotted share capital of Oceania Cruises, free from any Security Interest and Oceania Cruises shall remain the legal holder and direct beneficial owner of all membership interest in the Borrower, free from any Security Interest, except that created in favour of the Agent acting on behalf of the other Creditor Parties; or

(b)

no person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (15 USC §78a et seq.) (the "Exchange Act") as in effect on the Delivery Date) shall acquire beneficial ownership of 35% or more on a fully diluted basis of the voting interest in the Guarantor's equity interests.

11.15	Financial Covenants
(a)

The Guarantor will not permit the Free Liquidity to be less than fifty million Dollars ($50,000,000 ) at any time, save that until ~~31 December 2022~~30 September 2026, this amount shall be increased to ~~$200,000,000~~two hundred and fifty million Dollars ($250,000,000).

(b)

The Guarantor will not permit the ratio of Total Net Funded Debt to Total Capitalization to be greater than 0.70:1.00 at any time, save that from 1 January 2023 until 30 September 2026, this ratio shall be computed in accordance with the table below.

(c)

The Guarantor will not permit the ratio of Consolidated EBITDA to Consolidated Debt Service for the Group at the end of any fiscal quarter, computed for the period of the four consecutive fiscal quarters ending as at the end of the relevant fiscal quarter, to be less than 1.25:1.00 unless the Free Liquidity of the Group at all times during such period of four consecutive fiscal quarters ending as at the end of such fiscal quarter was equal to or greater than one hundred million Dollars ($100,000,000~~.~~), save that from 1 January 2023 until 30 September 2026, this amount shall be increased to three hundred million Dollars ($300,000,000).

	1Q 2023	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024	1Q 2025	2Q 2025	3Q 2025	4Q 2025	1Q 2026	2Q 2026	3Q 2026
Total Net Funded Debt to Total Capitalization =<	0,93	0,92	0,91	0,91	0,91	0,90	0,88	0,87	0,87	0,85	0,82	0,79	0,79	0.76	0.73

11.16	Financial definitions

For the purposes of Clause 11.15 (Financial Covenants):

(a)	"Cash Balance" shall mean, at any date of determination, the unencumbered and otherwise unrestricted cash and Cash Equivalents of the Group;
(b)	"Cash Equivalents" shall mean
(i)

~~"Cash Equivalents" shall mean (i)~~ securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, ~~(ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by any person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in paragraph (i) above entered into with any bank meeting the qualifications specified in paragraph (ii) above, (iv) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least B-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by any other person, and (v)~~

(ii)

time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by any person,

(iii)

repurchase obligations with a term of not more than 90 days for underlying securities of the types described in paragraph (i) above entered into with any bank meeting the qualifications specified in paragraph (ii) above,

(iv)

~~(b)~~commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least B-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by any other person, and

(v)	investments in money market funds substantially all of whose assets are comprised of securities of the types described in paragraphs (i) through (iv) above;
(c)	"Consolidated Debt Service" shall mean, for any relevant period, the sum (without double counting), determined in accordance with GAAP, of:

(i)	the aggregate principal payable or paid during such period on any Indebtedness for Borrowed Money of any member of the Group, other than:
(A)

principal of any such Indebtedness for Borrowed Money prepaid at the option of the relevant member of the Group or by virtue of "cash sweep" or "special liquidity" cash sweep provisions (or analogous provisions) in any debt facility of the Group;

(B)

principal of any such Indebtedness for Borrowed Money prepaid upon a sale or a Total Loss of any ship (as if references in that definition were to all ships and not just the Ship) owned or leased under a capital lease by any member of the Group; and

(C)

balloon payments of any such Indebtedness for Borrowed Money payable during such period (and for the purpose of this paragraph (c) a "balloon payment" shall not include any scheduled repayment instalment of such Indebtedness for Borrowed Money which forms part of the balloon);

(ii)	Consolidated Interest Expense for such period;
(iii)

the aggregate amount of any dividend or distribution of present or future assets, undertakings, rights or revenues to any shareholder of any member of the Group (other than the Guarantor, or one of its wholly owned subsidiaries) or any dividends or distributions other than tax distributions in each case paid during such period; and

(iv)

all rent under any capital lease obligations by which the Guarantor or any consolidated subsidiary is bound which are payable or paid during such period and the portion of any debt discount that must be amortized in such period;

as calculated in accordance with GAAP and derived from the then latest accounts delivered under Clause 11.3 (Provision of financial statements);

(d)	"Consolidated EBITDA" shall mean, for any relevant period, the aggregate of:
(i)	Consolidated Net Income from the Guarantor's operations for such period; and
(ii)

the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of gains and losses from the sale of assets or reserves relating thereto, Consolidated Interest Expense, depreciation and amortization, impairment charges and any other non-cash charges and deferred income tax expense for such period;

(e)	"Consolidated Interest Expense" shall mean, for any relevant period, the consolidated interest expense (excluding capitalized interest) of the Group for such period;
(f)	"Consolidated Net Income" shall mean, for any relevant period, the consolidated net income (or loss) of the Group for such period as determined in accordance with GAAP;
(g)

"Free Liquidity" shall mean, at any date of determination, the aggregate of the Cash Balance or any other amounts available for drawing under other revolving or other credit facilities of the Group, which remain undrawn, could be drawn for general working capital purposes or other general corporate purposes and would not, if drawn, be repayable within six months;

(h)

"Indebtedness" shall mean any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent including, without limitation, pursuant to an Interest Rate Protection Agreement or Other Hedging Agreement;

(i)	"Indebtedness for Borrowed Money" shall mean Indebtedness (whether present or future, actual or contingent, long-term or short-term, secured or unsecured) in respect of:
(i)	moneys borrowed or raised;
(ii)	the advance or extension of credit (including interest and other charges on or in respect of any of the foregoing);
(iii)	the amount of any liability in respect of leases which, in accordance with GAAP, are capital leases;
(iv)	the amount of any liability in respect of the purchase price for assets or services payment of which is deferred for a period in excess of 180 days;
(v)	all reimbursement obligations whether contingent or not in respect of amounts paid under a letter of credit or similar instrument; and
(vi)	(without double counting) any guarantee of Indebtedness falling within paragraphs (i) to (v) above;

Provided that the following shall not constitute Indebtedness for Borrowed Money:

(A)	loans and advances made by other members of the Group which are subordinated to the rights of the Creditor Parties;
(B)	loans and advances made by any shareholder of the Guarantor which are subordinated to the rights of the Creditor Parties on terms reasonably satisfactory to the Agent; and
(C)

any liabilities of the Guarantor or any other member of the Group under any Interest Rate Protection Agreement or any Other Hedging Agreement or other derivative transactions of a non-speculative nature;

(j)

"Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement entered into between a Lender or its Affiliate, or a Mandated Lead Arranger or its Affiliate, and the Guarantor and/or the Borrower in relation to the Secured Liabilities of the Borrower under the Loan Agreement;

(k)

"Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements entered into between a Lender or its Affiliate, or a Mandated Lead Arranger or its Affiliates, and the Guarantor and/or the Borrower in relation to the Secured Liabilities of the Borrower under the Loan Agreement and designed to protect against the fluctuations in currency or commodity values;

(l)

"Total Capitalization" means, at any date of determination, the Total Net Funded Debt plus the consolidated stockholders' equity of the Group at such date determined in accordance with GAAP and derived from the then latest accounts delivered under Clause 11.3 (Provision of financial statements); provided it is understood that the effect of any impairment of intangible assets and, in relation to exchangeable or convertible notes or other debt instruments containing similar equity mechanisms, any non-cash loss, charge or expense shall be added back to stockholders' equity;

(m)	"Total Net Funded Debt" shall mean, as at any relevant date:
(i)	Indebtedness for Borrowed Money of the Group on a consolidated basis; and
(ii)	the amount of any Indebtedness for Borrowed Money of any person which is not a member of the Group but which is guaranteed by a member of the Group as at such date;

less an amount equal to any Cash Balance as at such date; provided that any Commitments and other amounts available for drawing under other revolving or other credit facilities of the Group which remain undrawn shall not be counted as cash or indebtedness for the purposes of this Guarantee.

11.17	Negative Undertakings
(a)	The Guarantor may, subject to the provisions of paragraph (c) below:
(i)

at any time prior to the end of the First Financial Quarter, declare or pay dividends or make other distributions or payment in respect of Financial Indebtedness owed to its shareholders without the prior written consent of the Agent;

(ii)

at any time after the end of the First Financial Quarter, declare or pay dividends or make other distributions or payment in respect of Financial Indebtedness owed to its shareholders without the prior written consent of the Agent, subject to it on each such occasion satisfying the Agent acting on behalf of the Creditor Parties that it will continue to meet all the requirements of Clause 11.15 (Financial Covenants), if such covenants were to be tested immediately following the payment of any such dividend; and

(iii)

pay dividends (x) to persons responsible for paying the tax liability in respect of consolidated, combined, unitary or affiliated tax returns for each relevant jurisdiction of the Group, or (y) to holders of the Guarantor's Capital Stock with respect to income taxable as a result of a member of the Group being taxed as a pass-through entity for U.S. Federal, state and local income tax purposes or attributable to any member of the Group, provided that the actions in paragraphs (ii) and (iii) above shall only be permitted if there is no Event of Default which is continuing under the Loan Agreement and no Event of Default would arise from the payment of such dividend.

(b)

~~Subject to the restrictions set out in~~ Save as permitted by paragraph (b) of Clause 11.19 (New capital raises or financing), the Guarantor shall not, and shall procure that none of its subsidiaries shall:

(i)	make loans to any person that is not the Guarantor or a direct or indirect subsidiary of the Guarantor; or

(ii)	issue or enter into one or more guarantees covering the obligations of any person which is not the Guarantor or a direct or indirect subsidiary of the Guarantor except if such loan is granted to a non subsidiary or such guarantee is issued in the ordinary course of business covering the obligations of a non subsidiary and the aggregate amount of all such loans and guarantees made or issued by the Guarantor and its subsidiaries does not exceed ~~USD25,000,000~~ USD [*] ($[*]) or is otherwise approved by the Agent which approval shall not be unreasonably withheld if such loan or guarantee in respect of a non subsidiary would neither:

(A)	affect the ability of any Obligor to perform its obligations under the Finance Documents; nor
(B)	imperil the security created by any of the Finance Documents or the SACE Insurance Policy; nor
(C)

affect the ability of the Guarantor to comply with the financial covenants contained in Clause 11.15 (Financial covenants) if such covenants were to be tested immediately following the grant of such loan or the issuance of such guarantee, as demonstrated by evidence satisfactory to the Agent.

(c)	Dividend restriction

During the period up to and including the 2021 Deferral Final Repayment Date, neither the Guarantor nor the Holding shall, and the Guarantor shall procure that none of its subsidiaries shall:

(i)

declare, make or pay any dividend or other distribution (or interest on any unpaid dividend or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;
(iii)	make any repayment of any kind under any shareholder loan; or
(iv)	redeem, repurchase (whether by way of share buy-back program or otherwise), defease, retire or repay any of its share capital or resolve to do so,

except that:

(A)

any Obligor other than the Guarantor may pay dividends and other distributions, directly or indirectly, to the Guarantor for the purpose of providing liquidity to the Guarantor to enable the Guarantor to satisfy payment obligations for which the Guarantor is an obligor;

(B)

any Obligor may pay dividends in respect of the Tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated Tax returns for each relevant jurisdiction of the Group or the Holding or holder of the Guarantor's ~~capital stock~~ Capital Stock with respect to income taxable as a result of any member of the Group or the Holding being taxed as a pass-through entity for U.S. Federal, state and local income Tax purposes or attributable to any member of the Group;

(C)

the Guarantor and the Holding may pay dividends and other distributions (x) in respect of a conversion, exchange, or repurchase of convertible or exchangeable notes and any conversion of preference shares to ordinary shares in connection therewith, provided that the cash portion of a repurchase of convertible or exchangeable notes is limited to the amount of interest that would otherwise be payable through maturity on the amount of such convertible or exchangeable notes being repurchased plus any amount in lieu of fractional shares and (y) to the extent contractually owed to holders of equity in the Guarantor or the Holding; and

(D)

the Guarantor may pay dividends and other distributions to the Holding for the purposes of providing cash to the Holding for the payment of any Tax payable in connection with the Holding's equity plan,

provided that the actions in paragraphs (B) and (C) above shall only be permitted if there is no Event of Default which is continuing under the Loan Agreement and no Event of Default would arise from the payment of such dividend.

(d)	For the avoidance of doubt, the Holding gives no guarantee of any kind nor undertakes any obligations under this Guarantee other than the undertaking as expressly specified in paragraph (c) above.
11.18	Most favoured nations
(a)

The Guarantor undertakes that if at any time after the date of this Guarantee it enters into any financial contract or financial document relating to any Financial Indebtedness with or which has the support of any export credit agency and which contains pari passu provisions or cross default provisions which are more favourable to the lenders than those contained in paragraph (l) of clause 12.2 (Continuing representations and warranties) of the Loan Agreement and clause 18.6 (Cross default) of the Loan Agreement respectively, the Guarantor shall immediately notify the Borrower and the Agent of such provisions and the relevant provisions contained in the Loan Agreement shall be deemed amended so that such more favourable pari passu provisions or cross default provisions are granted to the Creditor Parties pursuant to the Loan Agreement.

(b)

The Guarantor undertakes that if at any time after the date of this Guarantee and until the occurrence of a Reinstatement Event, it or any other member of the Group is required to grant additional security in relation to a financial contract or financial document relating to any existing Financial Indebtedness:

(i)

with the support of any export credit agency (excluding any extensions, increases or changes to the terms and conditions thereof), such security shall be granted on a pari passu basis to the Lenders (and the Agent agrees to enter and/or procure the entry by the relevant Creditor Parties into such intercreditor documentation to reflect such pari passu ranking (in form and substance reasonably satisfactory to the Creditor Parties) as may be required in connection with such arrangements); or

(ii)

without the support of any export credit agency (excluding any extensions, increases or changes to the terms and conditions thereof), such security shall (without prejudice to any of the Obligors' other obligations under the Finance Documents), subject to the provisions of Clause 11.11 (Negative pledge) of this Guarantee and clause 13.7 (Negative pledge) of the Loan Agreement, be permitted provided that it shall not have an adverse effect on any Security Interests or other rights granted to the ~~Secured~~ Creditor Parties under the Finance Documents.

(c)

~~In~~ Until the occurrence of a Reinstatement Event, in respect of any new Financial Indebtedness (other than Permitted Financial Indebtedness), or any extensions, increases or changes to the terms and conditions of any existing Financial Indebtedness, in each case with or which has the support of any export credit agency, the Guarantor shall enter into good faith negotiations with the Agent to grant additional security for the purpose of further securing the Loan, provided that any failure to reach agreement under this paragraph (c) following such good faith negotiations shall not constitute an Event of Default.

11.19	New capital raises or financing
(a)	Save as provided below, during the period up to and including the 2021 Deferral Final Repayment Date:
(i)	no new debt ~~or equity issuance~~ shall be raised and no new Financial Indebtedness shall be incurred by the Group (including, for the avoidance of doubt, inter-company loans);
(ii)	no non-arm's length disposals of any asset relating to the Group fleet shall be made; and
(iii)

no additional Security Interests securing existing Financial Indebtedness will be created or permitted to subsist by any Obligor (unless the Lenders benefit from this new security on a pari passu basis).

(b)	The restrictions in paragraph (a) above shall not apply in relation to:
(i)

any refinancing of any bond issuance of, or loan entered into by, the Group (A) which matures during such period or (B) where not maturing during such period, which shall be on terms ~~which include any of the following (evidence of which shall be provided to the Agent by the Guarantor)~~ resulting, when taken as a whole, in an improvement of the ability of the Obligors to meet their obligations under the Finance Documents, which terms include any of the following: an extension of the repayment terms; a decrease in the interest rate; or the conversion of such Financial Indebtedness from secured to unsecured or first to second priority;

(ii)	any debt ~~or equity issuance~~ provided prior to 31 December ~~2022~~ 2023 to provide the Group with crisis and/or recovery related funding in respect of the impact of the Covid-19 pandemic;
(iii)	any debt ~~or equity issuance~~ being raised on or after 31 December ~~2022~~ 2023 to support the Group with the impact of the Covid-19 pandemic, made with the prior written consent of SACE;
(iv)

any debt ~~or equity issuance~~ being raised to finance any instalment of a cruise vessel already contracted for or contracted for during such period or any refurbishment, maintenance, upgrade or lengthening of a cruise ship during such period (including without limitation any costs incurred by the owner of a cruise ship in connection therewith);

(v)	any debt ~~or equity issuance~~ being raised to finance capital expenditure for projects which are already contracted for but in respect of which committed financing has not yet been obtained, and which, in each case has been (or will be) listed in the Information Package submitted to the Agent prior to the February 2021 ~~Deferral~~ Effective Date;

(vi)	any extension or renewal of revolving credit facilities, and made with the prior written consent of SACE if any additional security is to be granted;
(vii)	any new debt ~~or equity issuance~~ otherwise agreed by SACE;
(viii)	any inter-company loan or operating arrangement which from an accounting perspective has the effect of an intercompany loan (an "intercompany arrangement") which:
(A)	is existing as at the date of the 2021 Amendment and Restatement Agreement; or
(B)	is made among any Group members or any Group member with the Holding provided that:
(1)	any inter-company arrangement is made solely for the purpose of regulatory or Tax purposes carried out in the ordinary course of business and on an arm's length basis; and
(2)

the aggregate principal amount of any inter-company arrangements pursuant to ~~this paragraph (B~~sub-paragraph (b)(viii)(B) of this Clause 11.19 (New capital raises or financing) does not exceed [*] Dollars ($[*]) at any time; or

(C)	has been approved with the prior written consent of SACE;
(ix)	any Permitted Security Interest;
(x)	any Security Interest otherwise approved with the prior written consent of SACE;
(xi)	any Financial Indebtedness incurred in the ordinary course of business which in the aggregate does not exceed USD [*] during any twelve-month period~~; or~~, it being provided that:
(A)	prior to 31 December 2022, this amount shall be increased to USD [*] for any Financial Indebtedness incurred to finance capital expenditure for Approved Projects; and
(B)

if any part of such Financial Indebtedness allocated to an Approved Project remains unused throughout the twelve-month period of year 2022, the surplus may be carried over to increase the relevant Financial Indebtedness throughout the twelve-month period of year 2023 for that Approved Project only;

(xii)

without prejudice to clause 13.10 (Mergers) of the Loan Agreement and Clause 11.13 (No merger etc.), the issuance of ~~share capital~~ shares or limited liability company interests, as applicable, by any Group member to another Group member~~.~~; and

(xiii)	any extension, renewal, replacement or upsizing in respect of the Term and Revolving Credit Facilities (including the granting of additional Security Interests),

and, for the avoidance of doubt, no debt or equity issuance shall be raised in respect of any form of merger, sub-division, amalgamation, restructuring, consolidation, winding-up, dissolution or anything analogous thereto or acquisition of any entity, shares or limited liability company interests or obligations of any corporation or other entity.

11.20	Payments under the Shipbuilding Contracts

Until the 2021 Deferral Final Repayment Date:

(a)

the Guarantor shall and the Guarantor shall procure that any member of the Group that has entered into a shipbuilding contract with a shipbuilder or enters into any such shipbuilding contract, in each case which is financed with the support of SACE (the "Covered Shipbuilding Contracts") shall continue to perform all of their respective obligations as set out in any Covered Shipbuilding Contract (including without limitation the payment of any instalments due under any Covered Shipbuilding Contract (as the same may have been amended prior to the 2021 Deferral Effective Date), and subject to any amendment agreed pursuant to paragraph (b) below). The Guarantor shall and the Guarantor shall procure that any member of the Group shall promptly notify the Agent and SACE of any failure by it to comply with any due and owing obligations under a Covered Shipbuilding Contract; and

(b)

the Guarantor shall and the Guarantor shall procure that any member of the Group further undertakes to consult with the Agent and SACE in respect of any proposed amendment to a Covered Shipbuilding Contract insofar as any such proposed amendment relates to a payment instalment or (save as expressly permitted by the Loan Agreement) a delivery date or any other substantial amendment which may affect the related financing and to obtain the Agent and SACE's approval prior to executing any such amendment.

11.21	Breach of new covenants or the Principles
(a)

Failure to comply, until the 2021 Deferral Final Repayment Date, with the provisions of paragraph (h) of Clause 11.3 (Provision of financial statements), paragraph (c) of Clause 11.17 (Negative Undertakings), Clause 11.19 (b) (New capital raises or financing), Clause 11.20 (Payments under the Shipbuilding Contracts), or to otherwise duly perform and observe the other requirements and obligations set out in the Principles shall, in each case, not constitute an Event of Default under the Loan Agreement but (in the case of any failure that is capable of remedy (in the opinion of the Agent, at its sole discretion), including any failure to comply with Clause 11.20 (Payments under the Shipbuilding Contracts) or paragraph (h) of Clause 11.3 (Provision of financial statements), only if such failure is not remedied within the Relevant Period pursuant to clause 18.4 (Breach of other obligations) of the Loan Agreement from the date of such failure to comply) shall have the following consequences:

(i)

the Agent shall reinstate from the date of such breach the requirement to comply with the covenant granted pursuant to clause 14 (Security Value Maintenance) of the Loan Agreement and the financial covenants set out in paragraphs (b) and (c) of Clause 11.15 (Financial covenants) which was otherwise suspended by operation of the Loan Agreement and this Guarantee;

(ii)	in respect of paragraph (c) of Clause 11.17 (Negative Undertakings) and paragraph (b) of Clause 11.19 (New capital raises or financing), as well as a failure to perform and observe the other requirements and obligations set out in the Principles (including but not limited to any Obligor (a) commencing, or having commenced against it, any case, proceeding or other action seeking (i) to adjudicate it as bankrupt or insolvent, (ii) reorganization, arrangement, winding-up, liquidation, dissolution, or other relief with respect to it or its debts, (iii) the appointment of a receiver, trustee, or custodian or other similar official for it or for all or a substantial part of its assets, (b) making a general assignment for the benefit of its creditors, (c) being unable to, or admitting in writing its inability to, pay its debts as they become due, or (d) taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in (a), (b) or (c) hereof):

(A)	the Deferral Commitments and the availability of the Deferral Tranches will be immediately cancelled;
(B)

all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to clause 6.4 (Deferred Costs) of the Loan Agreement and all other amounts accrued or outstanding under the Loan Agreement in connection with the Deferral Tranches will be immediately due and payable, (including, for the avoidance of doubt, any breakage costs pursuant to clause 20.2 (Breakage costs) of the Loan Agreement); and

(iii)

in respect of Clause 11.20 (Payments under the Shipbuilding Contracts) and paragraph (h) of Clause 11.3 (Additional financial reporting) of Clause 11.3 (Provision of financial statements), shall entitle the Agent, (acting on the instructions of the Lenders), by notice to the Guarantor and the Borrower to:

(A)	cancel the Deferral Commitments and the availability of the Deferral Tranches whereupon they shall immediately be cancelled; and
(B)

declare that all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to clause 6.4 (Deferred Costs) of the Loan Agreement and all other amounts accrued or outstanding under the Loan Agreement in connection with the Deferral Tranches be immediately due and payable, whereupon they shall become immediately due and payable (including, for the avoidance of doubt, any breakage costs pursuant to clause 20.2 (Breakage costs) of the Loan Agreement); and

(b)	Save as permitted by Clause 11.19 (New capital raises or financing), if at any time after the February 2021 ~~Deferral~~ Effective Date and until the occurrence of a Reinstatement Event:
(i)

the Guarantor or any other Group member enters into any financial contract or financial document relating to any Financial Indebtedness and which contains any debt deferral or covenant waivers of existing debt, or the raising of any new debt intended to reimburse existing debt that benefits from additional security or more favourable terms than those available to the Lenders (unless they are granted to the Lenders on a pari passu basis);

(A)

the requirement to comply with the covenant granted pursuant to clause 14 (Security Value Maintenance) of the Loan Agreement and the financial covenants set out in paragraphs (b) and (c) of Clause 11.15 (Financial Covenants) which was otherwise suspended until 31 December 2022 shall be reinstated;

(B)	the Deferral Commitments and the availability of the Deferral Tranches will be immediately cancelled; and
(C)

all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to clause 6.4 (Deferred Costs) of the Loan Agreement and all other amounts accrued or outstanding under the Loan Agreement in connection with the Deferral Tranches will be immediately due and payable, (including, for the avoidance of doubt, any breakage costs pursuant to clause 20.2 (Breakage costs) of the Loan Agreement)~~;~~, it being provided that such covenants in sub-paragraph (A) above shall not be reinstated and such provisions in sub-paragraphs (B) and (C) above shall not be triggered in case of such financial contract or financial document relating to the Term and Revolving Credit Facilities;

(ii)

the Guarantor or any other Group member makes a prepayment (save for any mandatory prepayment necessary to avoid an event of default (however defined)) of any Financial Indebtedness (unless this is done on a pari passu basis with the obligations owed to the Lenders hereunder):

(A)

the requirement to comply with the covenant granted pursuant to clause 14 (Security Value Maintenance) of the Loan Agreement and the financial covenants set out in paragraphs (b) and (c) of Clause 11.15 (Financial Covenants) which was otherwise suspended until 31 December 2022 shall be reinstated; and

(B)	the Agent shall be entitled (acting on the instructions of the Lenders) to:
(1)	cancel the Deferral Commitments and the availability of the Deferral Tranches whereupon they shall immediately be cancelled; and
(2)

declare that all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to clause 6.4 (Deferred Costs) of the Loan Agreement and all other amounts accrued or outstanding under the Loan Agreement in connection with the Deferral Tranches will be immediately due and payable (including, for the avoidance of doubt, any breakage costs pursuant to clause 20.2 (Breakage costs) of the Loan Agreement)~~.~~, it being provided that such covenants in sub-paragraph (A) above shall not be reinstated and such provision in sub-paragraph (B) above shall not be triggered in case of a prepayment relating to the revolving tranche of the Term and Revolving Credit Facilities within the ordinary course of business.

12	Judgments and Currency Indemnity
12.1	Judgments relating to Loan Agreement

This Guarantee shall cover any amount payable by the Borrower under or in connection with any judgment relating to the Loan Agreement.

12.2	Currency indemnity

In addition, clause 20.4 (Currency indemnity) of the Loan Agreement shall apply, with any necessary adaptations, in relation to this Guarantee.

13	Set-Off
13.1	Application of credit balances

Each Creditor Party may without prior notice:

(a)

apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Guarantor at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Guarantor to that Creditor Party under this Guarantee; and

(b)	for that purpose:
(i)	break, or alter the maturity of, all or any part of a deposit of the Guarantor;
(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;
(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.
13.2	Existing rights unaffected

No Creditor Party shall be obliged to exercise any of its rights under Clause 13.1 (Application of credit balances); and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

13.3	Sums deemed due to a Lender

For the purposes of this Clause 13 (Set-Off), a sum payable by the Guarantor to the Agent acting on behalf of the Creditor Parties for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to that Lender.

14	Supplemental
14.1	Continuing guarantee

This Guarantee shall remain in force as a continuing security at all times during the Security Period, regardless of any intermediate payment or discharge in whole or in part.

14.2	Rights cumulative, non-exclusive

The Agent's and any other Creditor Party's rights under and in connection with this Guarantee are cumulative, may be exercised as often as appears expedient and shall not be taken to exclude or limit any right or remedy conferred by law.

14.3	No impairment of rights under Guarantee

If the Agent or any other Creditor Party omits to exercise, delays in exercising or invalidly exercises any of its rights under this Guarantee, that shall not impair that or any other right of the Agent or any other Creditor Party under this Guarantee.

14.4	Severability of provisions

If any provision of this Guarantee is or subsequently becomes void, illegal, unenforceable or otherwise invalid, that shall not affect the validity, legality or enforceability of its other provisions.

14.5	Guarantee not affected by other security

This Guarantee is in addition to and shall not impair, nor be impaired by, any other guarantee, any Security Interest or any right of set-off or netting or to combine accounts which the Agent or any other Creditor Party may now or later hold in connection with the Loan Agreement.

14.6	Guarantor bound by Loan Agreement
(a)	The Guarantor is fully familiar with, and agrees to all the provisions of, the Loan Agreement and the other Finance Documents to which it is not a party.
(b)	The Guarantor agrees with the Agent and any other Creditor Party:
(i)

to be bound by all provisions of the Loan Agreement which are applicable to the Obligors in the same way as if those provisions had been set out (with any necessary modifications) in this Guarantee; and

(ii)	that any provision of the Loan Agreement which, by its terms, applies or relates to the Finance Documents generally applies to this Guarantee.
(c)	Clause 33.7 (Bail-In) of the Loan Agreement shall apply to this Guarantee as if it was expressly incorporated in this Guarantee with any necessary modifications.
14.7	Applicability of provisions of Guarantee to other Security Interests

Any Security Interest which the Guarantor creates (whether at the time at which it signs this Guarantee or at any later time) to secure any liability under this Guarantee shall be a principal and independent security, and Clauses 3 (Liability as Principal and Independent Debtor) and 17 (Invalidity of Loan Agreement) shall, with any necessary modifications, apply to it, notwithstanding that the document creating the Security Interest neither describes it as a principal or independent security nor includes provisions similar to Clauses 3 (Liability as Principal and Independent Debtor) and 17 (Invalidity of Loan Agreement).

14.8	Applicability of provisions of Guarantee to other rights

Clauses 3 (Liability as Principal and Independent Debtor) and 17 (Invalidity of Loan Agreement) shall also apply to any right of set-off or netting or to combine accounts which the Guarantor creates by an agreement entered into at the time of this Guarantee or at any later time (notwithstanding that the agreement does not include provisions similar to Clauses 3 (Liability as Principal and Independent Debtor) and 17 (Invalidity of Loan Agreement)), being an agreement referring to this Guarantee.

14.9	Third party rights

Other than a Creditor Party or the Italian Authorities, no person who is not a party to this Guarantee has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Guarantee.

14.10	Waiver of rights against SACE

Nothing in this Guarantee or any of the Finance Documents is intended to grant to the Guarantor or any other person any right of contribution from or any other right or claim against SACE and the Guarantor hereby waives irrevocably any right of contribution or other right or claim as between itself and SACE.

14.11	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is made by a Creditor Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Guarantee will continue or be reinstated as if the discharge, release or arrangement had not occurred.

14.12	Guarantor intent

Without prejudice to the generality of Clause 1.3 (Application of construction and interpretation provisions of the Loan Agreement) and Clause 3.2 (Waiver of rights and defences), the Guarantor expressly confirms that it intends that this Guarantee and any Security Interest created by it under any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

15	Assignment and Transfer
15.1	Assignment and transfer by Creditor Parties
(a)	The Agent and Creditor Parties may assign or transfer their rights under and in connection with this Guarantee to the same extent as they may assign or transfer their rights under the Loan Agreement.
(b)	The Guarantor may not assign or transfer its rights under and in connection with this Guarantee.

16	Notices
16.1	Notices to Guarantor

Any notice or demand to the Guarantor under or in connection with this Guarantee shall be given by letter or email at:

NCL Corporation Ltd.

7665 Corporate Center Drive

Miami Florida 33126

Attention: Chief Financial Officer and General Counsel

Email: [*] / [*]

or to such other address which the Guarantor may notify to the Agent.

16.2	Application of certain provisions of Loan Agreement

Clauses 32.3 (Effective date of notices) to 32.8 (Meaning of "notice") of the Loan Agreement apply to any notice or demand under or in connection with this Guarantee.

16.3	Validity of demands

A demand under this Guarantee shall be valid notwithstanding that it is served:

(a)	on the date on which the amount to which it relates is payable by the Borrower under the Loan Agreement;
(b)	at the same time as the service of a notice under clause 18.22 (Actions following an Event of Default) of the Loan Agreement;

and a demand under this Guarantee may refer to all amounts payable under or in connection with the Loan Agreement without specifying a particular sum or aggregate sum.

16.4	Notices to Agent

Any notice to the Agent acting on behalf of the Creditor Parties under or in connection with this Guarantee shall be sent to the same address and in the same manner as notices to the Agent under the Loan Agreement.

17	Invalidity of Loan Agreement
17.1	Invalidity of Loan Agreement

In the event of:

(a)	the Loan Agreement or any provision thereof now being or later becoming, with immediate or retrospective effect, void, illegal, unenforceable or otherwise invalid for any reason whatsoever; or
(b)

without limiting the scope of paragraph (a), a ~~bankruptcy~~ Bankruptcy of the Borrower, the introduction of any law or any other matter resulting in the Borrower being discharged from liability under the Loan Agreement, or the Loan Agreement ceasing to operate (for example, by interest ceasing to accrue);

this Guarantee shall cover any amount which would have been or become payable under or in connection with the Loan Agreement if the Loan Agreement had been and remained entirely valid, legal and enforceable, or the Borrower had not suffered ~~bankruptcy~~Bankruptcy, or any combination of such events or circumstances, as the case may be, and the Borrower had remained fully liable under it for liabilities whether invalidly incurred or validly incurred but subsequently retrospectively invalidated; and references in this Guarantee to amounts payable by the Borrower under or in connection with the Loan Agreement shall include references to any amount which would have so been or become payable as aforesaid.

17.2	Invalidity of Finance Documents

Clause 17.1 (Invalidity of Loan Agreement) also applies to each of the other Finance Documents to which the Borrower is a party.

18	Governing Law and Jurisdiction
18.1	English law

This Guarantee and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

18.2	Exclusive English jurisdiction

The courts of England shall have exclusive jurisdiction to settle Dispute.

18.3	Process agent

The Guarantor irrevocably appoints Hannaford Turner LLP, currently of ~~9 Cloak Lane~~107 Cheapside, London ~~EC4R 2RU~~, EC2V 6DN, United Kingdom, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

18.4	Creditor Parties' rights unaffected

Nothing in this Clause 18 (Governing Law and Jurisdiction) shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

18.5	Meaning of "proceedings"

In this Clause 18 (Governing Law and Jurisdiction), "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Guarantee (including a dispute relating to the existence, validity or termination of this Guarantee) or any non-contractual obligation arising out of or in connection with this Guarantee.

This Amended and Restated Guarantee has been entered into on the date stated at the beginning of this Guarantee.

Execution Page

GUARANTOR

SIGNED by

duly authorised)

for and on behalf of)

NCL CORPORATION LTD.)

as its duly appointed attorney-in-fact)

in the presence of:)

HOLDING

SIGNED by)

for and on behalf of)

NORWEGIAN CRUISE LINE HOLDINGS LTD.)

as its duly appointed attorney-in-fact)

in the presence of:)

LENDERS

SIGNED by)

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE )

AND INVESTMENT BANK)

as its duly appointed attorney-in-fact)

in the presence of:

SIGNED by)

for and on behalf of)

SOCIÉTÉ GÉNÉRALE)

as its duly appointed attorney-in-fact)

in the presence of:)

SIGNED by)

for and on behalf of)

DEKABANK DEUTSCHE)

GIROZENTRALE)

in the presence of:)

MANDATED LEAD ARRANGERS

SIGNED by)

for and on behalf of)

SOCIÉTÉ GÉNÉRALE)

as its duly appointed attorney-in-fact)

in the presence of:)

SIGNED by)

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE )

AND INVESTMENT BANK)

as its duly appointed attorney-in-fact)

in the presence of:)

AGENT

SIGNED by)

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE AND)

INVESTMENT BANK)

as its duly appointed attorney-in-fact )

in the presence of:)

SACE AGENT

SIGNED by~~)~~)

for and on behalf of)

CRÉDIT AGRICOLE CORPORATE AND)

INVESTMENT BANK)

as its duly appointed attorney-in-fact )

in the presence of:  )